Exhibit 10.2

EXECUTION COPY

PARTICIPATION AGREEMENT

Dated as of February 13, 2007

among

XM SATELLITE RADIO HOLDINGS INC.,

as Seller,

XM SATELLITE RADIO INC.,

as Lessee,

SATELLITE LEASING (702-4), LLC

as Owner Participant,

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

as Owner Trustee,

THE BANK OF NEW YORK

as Indenture Trustee, and

the NOTE PURCHASERS

identified on the signature pages hereto,

as Note Purchasers,

Buyer’s Transponders aboard

XM-4 Communications Satellite

XM-4 Participation Agreement

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TABLE OF CONTENTS

cont’d

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TABLE OF CONTENTS

cont’d

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EXHIBIT A	-	Form of Trust Agreement

EXHIBIT B	-	Form of Purchase Agreement

EXHIBIT C	-	Form of Bill of Sale

EXHIBIT D	-	Form of Lease

EXHIBIT E	-	Form of Indenture

EXHIBIT F	-	Form of Service Agreement

EXHIBIT G	-	Form of Guaranty Agreement

EXHIBIT H	-	Form of Consent and Agreement

EXHIBIT I	-	Owner Trustee Receipt

EXHIBIT J	-	Seller Receipt

EXHIBIT K	-	Form of Certificate of Acceptance

EXHIBIT L	-	Form of Owner Participant Guarantee Agreement

EXHIBIT M	-	Form of Owner Participant Substitution Agreement

EXHIBIT N	-	Tax Indemnification Agreement

EXHIBIT O-1	-	Form of Opinion of Counsel and Special Counsel for Seller, Lessee and Guarantors

EXHIBIT O-2	-	Form of Opinion of FCC Counsel for Lessee and Guarantors

EXHIBIT O-3	-	Form of Opinion of Special Counsel for Owner Participant and Owner Participant Guarantor

EXHIBIT O-4	-	Form of Opinion of Special Counsel for Owner Trustee

EXHIBIT O-4(b)	-	Form of Opinion of Special Counsel for Trust Company

EXHIBIT O-5	-	Form of Opinion of Counsel for Indenture Trustee

EXHIBIT P	-	Terms of Subordination

EXHIBIT Q	-	Form of Deferred Payment Note

EXHIBIT R	-	Form of Security Agreement

SCHEDULE I	-	Information on Lessee and Guarantors

SCHEDULE II	-	Information on Owner Participant, Owner Trustee, Indenture Trustee, Note Purchasers and Special Counsel

SCHEDULE III	-	Certain Terms

SCHEDULE IV	-	Equity Repurchase Amount

SCHEDULE V	-	Effective Equity Wrap

SCHEDULE VI	-	Material Assets

APPENDIX A	-	Definitions

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PARTICIPATION AGREEMENT, dated as of February 13, 2007, among XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation (“Holdings”), as Seller, XM SATELLITE RADIO INC., a Delaware corporation (“XM”), as Lessee, SATELLITE LEASING (702-4), LLC, a Delaware limited liability company, as Owner Participant, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly set forth herein (and in such capacity, “Trust Company”), but solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee and as Lessor, THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee, and the purchasers identified on the signature pages hereto, as initial purchasers of the Notes (collectively, the “Note Purchasers”).

INTRODUCTION

Owner Participant and Note Purchasers propose to participate as provided in this Participation Agreement in the financing of the costs of the purchase by Owner Trustee of Buyer’s Transponders and certain related costs. Concurrently with the execution of this Participation Agreement, (a) Owner Participant and Trust Company are entering into the Trust Agreement providing, among other things, for beneficial ownership of Lessor’s Estate by Owner Participant, (b) Guarantors are entering into the Guaranty Agreement providing for the guaranty by Guarantors of certain payment obligations and liabilities for money damages of XM and Service Provider under the Operative Documents and the XM Agreements, and (c) Owner Participant Guarantor is entering into the Owner Participant Guarantee Agreement providing for the guaranty by Owner Participant Guarantor of certain payment obligations and liabilities for money damages of Owner Participant under the Operative Documents.

On the Closing Date, (a) Seller and Owner Trustee will enter into the Purchase Agreement, providing for the purchase of Buyer’s Transponders by Owner Trustee from Seller, (b) Owner Trustee and Indenture Trustee will enter into the Indenture providing for the issuance of the Notes, and Owner Trustee will issue the Notes to the Note Purchasers, the proceeds of which will be used to finance a portion of Lessor’s Cost of Buyer’s Transponders and Transaction Costs, (c) Owner Participant will fund its Commitment, the proceeds of which will be used to make a contribution to the Owner Trustee to be used to purchase Buyer’s Transponders under the Purchase Agreement and to pay all Transaction Costs due and payable on the Closing Date, (d) Lessee and Lessor will enter into the Lease providing for lease of Buyer’s Transponders by Lessor to Lessee, (e) the parties to the Consent and Agreement will enter into the Consent and Agreement, (f) Lessee and Owner Participant will enter into the Tax Indemnification Agreement providing for the indemnification of Owner Participant by Lessee and (g) Service Provider and Owner Trustee will enter into the Service Agreement providing for the furnishing of certain services by Service Provider to Owner Trustee with respect to Buyer’s Transponders.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

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ARTICLE I.

Definitions

SECTION 1.01. Terms Defined in this Participation Agreement. Except as otherwise defined herein, capitalized terms used herein, for all purposes hereof, shall have the respective meanings assigned thereto in Appendix A, which also contains rules as to usage that shall be applicable herein.

ARTICLE II.

Payment for Buyer’s Transponders

SECTION 2.01. Agreement to Participate. Subject to the terms and conditions of this Participation Agreement and in reliance on the representations and warranties contained herein or made pursuant hereto:

(a) Funding by Note Purchasers. On the Closing Date, the Note Purchasers shall purchase the Notes in an aggregate principal amount of at least $230,800,000. Each Note shall represent a secured loan to Owner Trustee (each, a “Loan” and collectively, the “Loans”). Each Note will be issued by the Owner Trustee in the principal amount of each such Loan and shall be in the form provided by the Indenture.

(b) Funding by Owner Participant on the Closing Date. On the Closing Date, Owner Participant shall participate in the payment of Lessor’s Cost for Buyer’s Transponders by making an equity investment through the Trust in an amount equal to its Commitment therefor. On the Closing Date, Owner Participant shall also pay certain Transaction Costs by making available for such purposes to Owner Trustee the sum of the Transaction Costs related to Buyer’s Transponders due and payable on the Closing Date. Notwithstanding anything to the contrary contained herein, (i) the Commitment of the Owner Participant, plus (ii) Transaction Costs to be paid by Owner Participant, shall in no event exceed the aggregate dollar amount set forth on Schedule III hereto as the equity cap (the “Equity Cap”).

(c) The funding described in paragraph (a) and (b) above shall be made by wire transfer of immediately available funds to the account specified by Owner Trustee by 11:00 a.m., New York time, on the Closing Date.

SECTION 2.02. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article III (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) at the offices of Sullivan & Cromwell LLP in New York City, New York, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date.”

SECTION 2.03. Closing Date Transactions; Sale of Buyer’s Transponders. (a) Owner Trustee, upon its receipt in full of the proceeds from the issuance of the Notes pursuant to Section 2.01(a) and the Commitment of the Owner Participant pursuant

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to Section 2.01(b) and delivery by Seller of the Bill of Sale and other documents described in Section 3.01(h) to be delivered by Seller and Lessee, is hereby instructed and directed by Owner Participant to make payment on the Closing Date of (x) Lessor’s Cost for Buyer’s Transponders to Seller and (y) Transaction Costs due and payable on the Closing Date to the Persons to whom such Transaction Costs are owed in accordance with Section 9.01, in each case by transfer of immediately available funds from the proceeds of the Commitment of the Owner Participant and the Notes received by Owner Trustee.

(b) On the Closing Date, Owner Trustee shall execute, and Indenture Trustee shall authenticate and deliver to the Note Purchasers, the Notes, which (i) shall be issued in the aggregate principal amount of the Loans and at such maturity as is provided in the Indenture, (ii) shall bear interest at such rate as is specified in the Indenture, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated as of the Closing Date and shall bear interest therefrom and (v) shall be registered in the names of the Note Purchasers or such other names as the Note Purchasers may request.

(c) On the Closing Date, (i) Owner Trustee shall take title to, and accept delivery of Buyer’s Transponders from Seller upon delivery thereof by Seller pursuant to the Purchase Agreement (Owner Trustee hereby appointing XM as its representative to accept Buyer’s Transponders on its behalf and XM hereby accepting such appointment) and (ii) using the proceeds from the issuance of the Notes and the Owner Participant’s Commitment, Owner Trustee will purchase Buyer’s Transponders for an amount equal to 100% of Lessor’s Cost therefor and pay all Transaction Costs due and payable on the Closing Date.

(d) On the Closing Date, XM shall accept Buyer’s Transponders on behalf of Owner Trustee by delivery of a Certificate of Acceptance in the form of Exhibit K.

SECTION 2.04. Expiration of Obligations of Participants. Notwithstanding any provision to the contrary contained herein, the obligation of the parties hereto to enter into the Operative Documents and the XM Agreements and to consummate the transactions contemplated hereby and thereby, shall expire if the Closing Date shall not have occurred by the Cut-off Time.

SECTION 2.05. Appraisal. In no event more than the five (5) Business Days prior to the Closing Date, Indenture Trustee, Owner Participant and Seller shall have received an appraisal (or, in the case of the Indenture Trustee, the relevant sections of the appraisal as described in Section 3.01(k)) from the Independent Appraiser addressing the matters described in Section 3.01(k), which shall be reasonably satisfactory in form and substance to Owner Participant and Seller (the “Appraisal”).

SECTION 2.06. Pricing Assumptions. The Pricing Assumptions, which are the basis for the calculation of the Factors and the EBO Date, shall be as set forth in Schedule III hereto, as the same may be modified pursuant to the provisions of this Participation Agreement.

ARTICLE III.

Conditions Precedent

SECTION 3.01. Conditions Precedent to the Obligations of Owner Participant and Note Purchasers. The obligation of Owner Participant on the Closing Date to enter into and to cause Owner Trustee to enter into the Operative Documents to be entered into by such

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Persons, the obligation of Owner Participant to fund any portion of Lessor’s Cost on the Closing Date and the obligation of Note Purchasers to make available the Loans with respect to Buyer’s Transponders on the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, such Persons prior to or on the Closing Date, of the following conditions precedent (except that (i) the obligation of any party shall not be subject to such party’s own performance or compliance and (ii) the conditions specified in clause (ii) of Section 3.01(h), Section 3.01(k) (other than the last sentence thereof), Section 3.01(t), Section 3.01(v), and Section 3.01(x) need be fulfilled only to the satisfaction of, or waiver by, Owner Participant):

(a) Notice. Seller shall have delivered to Owner Trustee the certificate required by Section 2.02 of the Purchase Agreement confirming the occurrence of the In-Service Date and the representation made in the first sentence of Section 4.02 of the Purchase Agreement.

(b) Receipts. Receipts, substantially in the form of Exhibits I, J and K hereto, dated the Closing Date, shall have been duly executed and delivered by (i) Owner Trustee evidencing receipt of the proceeds from the Loans, (ii) Seller to Owner Trustee evidencing payment to Seller of Lessor’s Cost for Buyer’s Transponders and (iii) XM certifying acceptance pursuant to the Certificate of Acceptance of Buyer’s Transponders on behalf of Owner Trustee.

(c) Legality. No change shall have occurred under Applicable Law since the date hereof which, in the opinion of Owner Participant, Note Purchasers, Seller, Service Provider, Guarantors or Lessee, as the case may be, shall or would make it illegal for such Person to participate in any of the transactions contemplated by the Operative Documents and the XM Agreements.

(d) Insurance. Receipt of (i) copies of insurance policies providing for the in-orbit insurance in effect on the Closing Date pursuant to the Lease and (ii) such other evidence of adequate insurance and maintenance thereof reasonably satisfactory to Owner Participant and Note Purchasers (and such evidence shall be deemed satisfactory once such parties proceed with the Closing).

(e) Litigation. No action, proceeding or investigation shall have been instituted nor shall governmental action before any Governmental Body be threatened, nor shall any Order have been issued or proposed to be issued by any Governmental Body at the time of the Closing to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Participation Agreement or by the other Operative Documents and the XM Agreements.

(f) Consents and Approvals. Except for any FCC approvals necessary to relocate the Satellite to a Lessor Orbital Location pursuant to Section 10(a) of the Lease Agreement and for operation of the Satellite in the Lessor Orbital Location, and except for compliance with Export Control Laws (including ITAR) under Section 13.15 by persons or entities other than XM or its Affiliates that may in the future have or seek to have access to information, equipment or services controlled under such Export Control Laws, all actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any Governmental Body, that are necessary or, in the opinion of Owner Participant or Note Purchasers or their respective counsel or their respective special FCC counsel, advisable in order

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that the Satellite and Buyer’s Transponders may be operated for their intended purpose in connection with the transactions contemplated by the Operative Documents and the XM Agreements shall have been duly taken, given or obtained, as the case may be, shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained shall have expired or no review may be obtained or appeal therefrom taken and shall be adequate to authorize the consummation of the transactions contemplated by the Operative Documents and the XM Agreements, and the performance by the parties of their respective obligations thereunder; and XM shall have received due authorization from the FCC to operate the Satellite, which authorization shall not be subject to any pending proceedings (administrative, judicial or otherwise) and shall not contain any restrictions therein, other than those which in the opinion of special FCC counsel for each of Owner Participant and Note Purchasers are customary for authorizations of such kind.

(g) Exemption from Regulation. Indenture Trustee, Note Purchasers, Owner Participant, Owner Trustee and any Affiliate of any thereof shall have obtained all appropriate regulatory or other governmental approvals, licenses or permits of any kind required for their participation in the transactions contemplated by the Operative Documents and the XM Agreements, and Indenture Trustee, Note Purchasers, Owner Participant, and Owner Trustee, and their respective Affiliates shall not be subject solely by reason of the transactions contemplated by the Operative Documents and the XM Agreements to regulation (i) under the Communications Act, except for direct or derivative obligations to furnish nonburdensome information routinely required of similarly situated Persons or obligations that Lessee has undertaken under any of the Operative Documents or XM Agreements or (ii) as an entity offering common carrier communications services or engaged in the use or operation of any apparatus for the transmission of energy, communications or signals by radio by any Federal, state or local regulatory office, commission or agency or any foreign Governmental Body. Each such party acknowledges that it may need FCC approvals for operation of the Satellite in the Lessor Orbital Location, and compliance with Export Control Laws (including ITAR) under Section 13.15 would be required of persons or entities other than XM or its Affiliates that may in the future have or seek to have access to information, equipment or services controlled under such Export Control Laws.

(h) Authorization, Execution and Delivery of Documents. The following documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Closing Date without any event or condition having occurred or existing which constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any thereof, and an executed counterpart of each thereof shall have been delivered to Indenture Trustee, Owner Trustee, Lessee, Seller, Service Provider, Guarantors, Note Purchasers, Owner Participant, and their respective counsel; provided, however, that the Tax Indemnification Agreement shall be delivered to Lessee and Owner Participant and their respective counsel only:

(i) this Participation Agreement;

(ii) the Tax Indemnification Agreement;

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(iii) the Indenture;

(iv) the Purchase Agreement;

(v) the Guaranty Agreement;

(vi) the Trust Agreement;

(vii) the Bill of Sale;

(viii) the Service Agreement;

(ix) the Consent and Agreement;

(x) the Owner Participant Guarantee Agreement; and

(xi) each other Operative Document and XM Agreement.

(i) Buyer’s Transponders. On the Closing Date, Owner Trustee shall have received good title to Buyer’s Transponders, free and clear of all Liens other than Permitted Liens and Seller shall have furnished notice of delivery in accordance with the provisions of the Purchase Agreement.

(j) Filings and Recordings. All Uniform Commercial Code financing statements and other documents, if any, or memoranda in respect thereof, necessary or advisable in the reasonable opinion of Indenture Trustee, Note Purchasers and Owner Participant (as specified by such Person or its special counsel), to establish, confirm and protect the right, title and interest of Owner Trustee in and to Buyer’s Transponders, and, in the reasonable opinion of Note Purchasers and Owner Participant (as specified by such Person or its special counsel), to perfect (to the extent practicable in the case of Buyer’s Transponders) for the benefit of Indenture Trustee and the Note Purchasers the security interest in the Indenture Estate provided for in the Indenture, shall have been filed or recorded or entrusted to such Person as Note Purchasers shall designate for prompt filing, recording or publication required by any applicable Uniform Commercial Code.

(k) Appraisal. Owner Participant shall have received the Appraisal addressed to it containing (i) the determination of Independent Appraiser of the fair market sales value of Buyer’s Transponders as of the anticipated Closing Date, (ii) an estimate of the remaining economic useful life of the Satellite and Buyer’s Transponders as of the Closing Date (which will confirm that the sum of the Interim Term and Basic Term, following any adjustment pursuant to Section 11.05, does not exceed 80% of such remaining economic useful life), (iii) an estimate of the residual value of the Satellite and Buyer’s Transponders at the end of the Basic Term (without taking into account the effect of inflation or deflation)(which estimate shall be to the effect that Buyer’s Transponders shall have a residual value of not less than 20% of Lessor’s Cost), (iv) the conclusion that the amount of fuel expected to be aboard the Satellite at the expiration of the Basic Term will be sufficient to operate Buyer’s Transponders for the remainder of an economic useful life of fifteen (15) years in the aggregate measured from the In-Service Date and to remove the Satellite from orbit at the end of such life and to reposition the

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Satellite at the end of the Basic Term to a commercially viable orbit, (v) the conclusion that Buyer’s Transponders are not “limited use property” and that it is reasonable to expect that Buyer’s Transponders will be useful or usable in a commercially feasible manner at the end of the Basic Term by Owner Participant or a Person other than Lessee or an Affiliate thereof, (vi) an estimate of the expected fair market sales value of Buyer’s Transponders on the EBO Date and at the end of the Basic Term (which estimates shall be equal to or less than the EBO Amount and the exercise price of the Lessee’s option to purchase Buyer’s Transponders at the end of the Basic Term, respectively), (vii) the conclusion that Lessee is no more likely to exercise any of its purchase options as the result of the covenant in Section 13(c) of the Lease than it would have been if such covenant was not included, and (viii) the conclusion that there is nothing in the terms of the Operative Documents or XM Agreements (or any other circumstance) that would create any compulsion for Lessee to exercise any of its purchase options if the fair market sales value of Buyer’s Transponders is less than the applicable purchase option price. Indenture Trustee shall have received evidence satisfactory to it (in the form of a copy of the relevant sections of the Appraisal) as to Independent Appraiser’s estimate of the fair market sales value of Buyer’s Transponders as of the anticipated Closing Date.

(l) Officer’s Certificates. On the Closing Date, the following statements shall be true and Owner Participant, Owner Trustee, Lessee, Seller, Service Provider, Guarantors, Note Purchasers and Indenture Trustee shall have received:

(i) an Officer’s Certificate of each of Lessee and Guarantors, dated the Closing Date, stating that (A) the representations and warranties of such Person contained in the Operative Documents and XM Agreements to which it is a party on the Closing Date are true and accurate in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date); (B) no event or condition has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Documents and the XM Agreements which would constitute a Default or an Event of Default if the Lease were in effect on the Closing Date, or an Event of Loss or an event which, with the passage of time or giving of notice or both, would become an Event of Loss; (C) all covenants and conditions required to be performed by such Person prior to or on the Closing Date have been performed in all material respects or waived and (D) each Operative Document and XM Agreement to which it is a party on the Closing Date remains in full force and effect with respect to it; and

(ii) an Officer’s Certificate of each of Seller and Service Provider, dated the Closing Date, stating that (A) its representations and warranties contained herein and in the Operative Documents and XM Agreements to which it is a party on the Closing Date are true and accurate in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date); (B) no event or condition has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative

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Documents and the XM Agreements which would constitute a Default or an Event of Default if the Lease were in effect on the Closing Date, or an Event of Loss or an event which, with the passage of time or giving of notice or both, would become an Event of Loss; (C) all covenants and conditions required to be performed by it prior to or on the Closing Date have been performed in all material respects or waived and (D) each Operative Document and XM Agreement to which it is a party on the Closing Date remains in full force and effect; and

(iii) an Officer’s Certificate of each of Owner Participant and Owner Participant Guarantor, dated the Closing Date, stating that (A) in the case of Owner Participant, the representations and warranties of Owner Participant contained in the Operative Documents to which it is a party on the Closing Date, and in the case of Owner Participant Guarantor, the representations and warranties of Owner Participant Guarantor contained in the Owner Participant Guarantee Agreement, are true and accurate in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date); (B) no event or condition attributable to such Person has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Documents or the XM Agreements, which constitutes an Indenture Default or an Indenture Event of Default; (C) all covenants and conditions required to be performed by such Person prior to or on the Closing Date have been performed in all material respects or waived and (D) in the case of Owner Participant, each Operative Document to which it is a party and in the case of Owner Participant Guarantor, the Owner Participant Guarantee Agreement, remains in full force and effect with respect to such Person; and

(iv) an Officer’s Certificate of Owner Trustee, dated the Closing Date, stating that (A) the representations and warranties of such Person contained in the Operative Documents or XM Agreements to which it is a party on the Closing Date, are true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date); (B) no event or condition attributable to such Person has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Documents or the XM Agreements, which constitutes an Indenture Default or an Indenture Event of Default; (C) all covenants and conditions required to be performed by such Person prior to or on the Closing Date have been performed in all material respects or waived and (D) each Operative Document and XM Agreement to which it is a party on the Closing Date remains in full force and effect with respect to it; and

(v) an Officer’s Certificate of Indenture Trustee, dated the Closing Date, stating that (A) the representations and warranties of Indenture Trustee contained in the Operative Documents to which it is a party are true and accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except to

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the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date); (B) all covenants and conditions required to be performed by Indenture Trustee prior to or on the Closing Date have been performed in all material respects or waived and (C) each Operative Document to which it is a party on the Closing Date remains in full force and effect with respect to it.

(m) Resolutions, Certificates, etc. Owner Participant, Lessee, Guarantors, Seller, Service Provider, Note Purchasers, Indenture Trustee and Owner Trustee shall have received the following, in each case in form and substance reasonably satisfactory to Owner Participant, Lessee, Guarantors, Seller, Service Provider, Note Purchasers, Indenture Trustee and Owner Trustee, respectively:

(i) a copy of resolutions of the respective Boards of Directors (or committees thereof having power with respect to the matters covered by such resolutions) or similar governing body, as applicable, of Lessee, Service Provider, Seller, Guarantors, Owner Participant, Owner Participant Guarantor, Trust Company and Indenture Trustee, each certified as of the Closing Date by the Secretary or an Assistant Secretary thereof, duly authorizing the execution, delivery and performance by it of each Operative Document and XM Agreement to which it is, or on the Closing Date will be, a party, in each case together with an incumbency certificate as to the officer or officers or other persons authorized to execute and deliver such documents on its behalf;

(ii) a good standing certificate of a recent date from the jurisdiction of incorporation or organization, as applicable, of Lessee, Service Provider, Seller, Guarantors, and, to the extent available, Owner Participant, Owner Participant Guarantor, Trust Company and Indenture Trustee;

(iii) a certificate of the Secretary or Assistant Secretary of Lessee, Service Provider, Seller, Guarantors, and, to the extent available, Owner Participant, Owner Participant Guarantor, Trust Company and Indenture Trustee, certifying as to such Person’s charter and by-laws; and

(iv) such other documents and evidence, with respect to Lessee, Service Provider, Seller, Guarantors, Owner Participant, Owner Participant Guarantor, Indenture Trustee and Owner Trustee, as Owner Participant, Owner Participant Guarantor, Owner Trustee, Note Purchasers, Lessee, Indenture Trustee, Guarantors, Seller or Service Provider may reasonably request in order to consummate the transactions contemplated by the Operative Documents and the XM Agreements, and to evidence the taking of all corporate proceedings in connection therewith and compliance with the conditions herein or therein set forth.

(n) Event of Loss. No Event of Loss, or event which, with the passage of time or giving of notice or both, would become an Event of Loss, shall have occurred with respect to Buyer’s Transponders.

(o) Opinions of Counsel and Special Counsel for Seller, Lessee and Guarantors. Owner Participant, Owner Trustee, Note Purchasers and Indenture Trustee shall

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have received opinions, dated the Closing Date, from Hogan & Hartson LLP, special counsel for Seller, Lessee and Guarantors in substantially the form of Exhibit O-1 attached hereto.

(p) Opinion of FCC Counsel for Lessee and Guarantors. Owner Participant, Owner Trustee, Note Purchasers and Indenture Trustee shall have received an opinion in substantially the form of Exhibit O-2 attached hereto, dated the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, FCC counsel for Lessee and Guarantors.

(q) Opinion of Special Counsel for Owner Participant and Owner Participant Guarantor. Lessee, Guarantors, Seller, Service Provider, Owner Participant, Owner Participant Guarantor, Owner Trustee, Note Purchasers and Indenture Trustee shall have received opinions, dated the Closing Date, from Sullivan & Cromwell LLP, special counsel for Owner Participant and Owner Participant Guarantor in substantially the form of Exhibit O-3 attached hereto and from in-house counsel for Owner Participant and Owner Participant Guarantor.

(r) Opinion of Special Counsel for Owner Trustee and Opinion of Special Counsel for Trust Company. Owner Participant, Owner Trustee, Indenture Trustee, Note Purchasers, Lessee, Guarantors, Seller and Service Provider shall have received an opinion in substantially the form of Exhibit O-4 attached hereto, dated the Closing Date, from Ray Quinney & Nebeker, special counsel for Owner Trustee and an opinion in substantially the form of Exhibit O-4(b) attached hereto, dated the Closing Date, from Day Pitney LLP, special counsel for Trust Company.

(s) Opinion of Counsel for Indenture Trustee. Lessee, Guarantors, Seller, Service Provider, Owner Participant, Owner Trustee, Indenture Trustee and Note Purchasers shall have received an opinion in substantially the form of Exhibit O-5 attached hereto, dated the Closing Date, from Emmet, Marvin & Martin, LLP, special counsel for Indenture Trustee.

(t) Opinion of Tax Counsel for Owner Participant. Owner Participant shall have received an opinion addressed and delivered only to Owner Participant, in form and substance satisfactory to Owner Participant, dated the Closing Date, from Sullivan & Cromwell LLP, special tax counsel for Owner Participant, as to certain income tax matters.

(u) Payment of Taxes, etc. All taxes, fees and other charges due and payable in connection with the purchase of Buyer’s Transponders and the execution, delivery, recordation and filing of all the documents and instruments referred to in this Participation Agreement and in connection with the issuance and sale of the Notes shall have been paid in full.

(v) Effective Equity Wrap. The Equity Wrap Agreement, and each of the other Equity Wrap Documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Closing Date without any event or condition having occurred or existing which constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any provision thereof, and an executed counterpart of each thereof shall have been delivered to Owner Trustee, Lessee, Seller, Owner Participant, and their respective counsel. Owner Participant shall have received evidence reasonably satisfactory to Owner Participant that the mortgages on the properties referred to in paragraph 3 of Schedule V hereto have been defeased, the existing mortgage liens have been released and the documents necessary to implement the Mortgage Liens in favor of the Owner Participant as contemplated by Schedule V hereto have been executed and delivered.

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(w) Tax Law Changes. Giving consideration to the adjustments in Section 11.05, from the date hereof until the Closing Date, no proposed or enacted change shall have occurred in accounting rules or treatment or in tax law or tax regulations or any administrative or judicial pronouncement or interpretation thereof having an adverse effect on Owner Participant or Lessee.

(x) Technical Engineering Reports. Buyer’s Satellite Consultant shall have received (i) a report from the satellite manufacturer in customary form for a satellite in-orbit test report delivered in connection with the In-Service Date indicating that the Satellite and Buyer’s Transponders are operating in all material respects in accordance with the expected specifications, which report shall be reasonably satisfactory to the Owner Participant and (ii) a technical report written jointly by W.L. Pritchard & Co., L.C. and TelAstra in form and substance reasonably satisfactory to Owner Participant.

(y) SEC Filings. Holdings and XM shall have delivered or made available to Owner Participant copies of all filings by Holdings with the SEC that are relevant to the representations and warranties contained in Sections 4.01(c), 4.01(e), 4.01(f), 4.02(c), 4.02(e) and 4.02(f).

(z) Letter with Initial Outsource Service Provider. Owner Participant and Indenture Trustee shall have received a side letter, in the form previously approved by Owner Participant, Indenture Trustee, Holdings and XM, executed and delivered by each of the initial Outsource Service Provider, Holdings and XM.

(aa) Technical Report for Noteholders. Indenture Trustee shall have received a redacted technical report written jointly by W.L. Pritchard & Co., L.C. and TelAstra in form and substance reasonably satisfactory to Indenture Trustee, acting at the direction of a Majority Interest of Noteholders, such direction to be evidenced by the signatures of the Note Purchasers to this Participation Agreement.

(bb) Equity Wrap Documents. Indenture Trustee shall have received (i) copies of all Equity Wrap Documents that are or will be in effect on the Closing Date, and all such Equity Wrap Documents shall be in form and substance reasonably satisfactory to Indenture Trustee, acting at the direction of a Majority Interest of Noteholders, such direction to be evidenced by the signatures of the Note Purchasers to this Participation Agreement and (ii) a certificate of the Secretary or Assistant Secretary of XM 1500 and XM Investment, certifying as to such Person’s limited liability company agreements.

SECTION 3.02. Conditions Precedent to XM’s and Seller’s Obligations. The obligations of XM and Seller to enter into the Operative Documents and XM Agreements to which each such Person will be a party on the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, XM or Seller, as applicable, prior to or on the Closing Date, of the following conditions:

(a) Lease Status. XM shall have notified the Owner Participant and Owner Trustee in writing that it is satisfied, in its sole discretion, that the Lease will be recognized as a capital lease under GAAP.

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(b) Closing Date Appraisal. XM shall have received a copy of the Appraisal, with such information redacted as reasonably acceptable to XM and its counsel, that (1) to the extent XM reasonably determines it is necessary to do so, meets the requirements of Section 314(d) of the Trust Indenture Act of 1939, as amended, and (2) provides (i) that the appraised fair market sales value of Buyer’s Transponders on the anticipated Closing Date shall not be less than $288,500,000 and (ii) that the estimated remaining economic useful life of Buyer’s Transponders as of the anticipated Closing Date is at least fifteen (15) years.

(c) Satisfaction of Certain Other Conditions. Satisfaction of, or waiver by, XM (acting directly or by authorization to counsel), prior to or on the Closing Date, of the conditions contained in Sections 3.01(b), (c), (f), (g), (h), (i), (l)(iii), (l)(iv), (l)(v), (m) (insofar as it relates to Owner Participant, Owner Trustee, and Indenture Trustee), (n), (o), (q), (r) and (s).

(d) Effective Equity Wrap. The Equity Wrap Agreement, and each of the other Equity Wrap Documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Closing Date without any event or condition having occurred or existing which constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any provision thereof, and an executed counterpart of each thereof shall have been delivered to Owner Trustee, Lessee, Seller, Owner Participant, and their respective counsel. XM shall have received evidence reasonably satisfactory to XM that the mortgages on the properties referred to in paragraph 3 of Schedule V hereto have been defeased, the existing mortgage liens have been released and the documents necessary to implement the Mortgage Liens in favor of the Owner Participant as contemplated by Schedule V hereto have been executed and delivered.

ARTICLE IV.

Representations and Warranties

SECTION 4.01. Representations and Warranties of Lessee. XM represents and warrants to each of the other parties hereto (except with respect to the representation and warranty set forth in clause (o), which is made solely to the Note Purchasers) that, as of the date hereof:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to operate and own or hold under lease the properties it purports to operate and own or hold under lease, to transact the business it transacts and to otherwise enter into and perform its obligations under each Operative Document and XM Agreement to which it is or will be a party. XM is duly qualified to do business and is in good standing in each jurisdiction wherein the failure to do so could reasonably be expected to have a material adverse effect on its financial condition, the conduct of its business and operations as presently conducted or on its ability to perform its obligations under the Operative Documents and XM Agreements to which it is or will be a party.

(b) Each Operative Document and XM Agreement to which XM is or will be a party has been duly authorized by all necessary corporate action on the part of XM, and has been or on or prior to the Closing Date will be duly executed and delivered by it and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated

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thereby (including, without limitation, the operation of the Satellite and Buyer’s Transponders) nor compliance by it with any of the terms and provisions thereof (i) requires any approval of stockholders or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes any law, judgment, governmental rule or regulation or Order of any Governmental Body applicable to or binding on it or any of its properties, the contravention of which could reasonably be expected to have a material adverse effect on its financial condition, the conduct of its business and operations as presently conducted or the performance of its obligations under the Operative Documents and the XM Agreements to which it is or will be a party, (iii) contravenes or results in any breach of, or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement for borrowed money, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, the contravention, breach or default of which could reasonably be expected to have a material adverse effect on its financial condition, the conduct of its business and operations as presently conducted or the performance of its obligations under the Operative Documents and the XM Agreements to which it is or will be a party, (iv) contravenes its corporate charter or by-laws or (v) results in the creation of any Lien (other than Permitted Liens) upon Buyer’s Transponders.

(c) Neither the execution and delivery by it of the Operative Documents or XM Agreements to which it is or will be a party, nor the consummation by it of any of the transactions (including, without limitation, the purchase of Buyer’s Transponders) contemplated thereby, requires the consent, approval or authorization of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Governmental Body, except (i) such of the foregoing as have been obtained, given or done (each of which is in full force and effect and adequate for its purpose), (ii) the filings and actions described in clause (i) of Section 4.01(g), (iii) such routine notification from Seller to the FCC and any other Governmental Body as may be required after the Closing Date under the Applicable Laws in existence on the Closing Date and (iv) for any approvals of the FCC or any other Governmental Body necessary to relocate the Satellite to a Lessor Orbital Location pursuant to Section 10(a) of the Lease Agreement and for operation of the Satellite in the Lessor Orbital Location, and for compliance with Export Control Laws (including ITAR) under Section 13.15 by persons or entities other than XM or its Affiliates that may in the future have or seek to have access to information, equipment or services controlled under such Export Control Laws. As of the Closing Date, any and all notifications that may be required to be given by Seller to the FCC and any other Governmental Body pursuant to the foregoing clause (iii) are routine in nature and for informational purposes only, and no such notice requires any official action or determination by the FCC or any other Governmental Body as of the Closing Date, is subject to approval or disapproval by the FCC or any other Governmental Body or as of the Closing Date gives rise to a right by any third party to file a petition to object or deny. Except as disclosed in the Legal and Regulatory Disclosures, or as disclosed in writing to Indenture Trustee, Owner Trustee, Note Purchasers and Owner Participant prior to the date of this Participation Agreement, as of the date hereof, neither Holdings nor XM is in violation of any Applicable Laws applicable to it regarding the operation and use of the Satellite and Buyer’s Transponders, which violation could reasonably be expected have an Adverse Effect.

(d) Each Operative Document and XM Agreement to which XM is or will be a party constitutes or, when executed, will constitute the legal, valid and binding obligation of

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XM, enforceable against XM in accordance with its terms, except as such enforcement may be subject to Bankruptcy Laws affecting creditors’ rights generally and to general principles of equity.

(e) Except as disclosed in the Legal and Regulatory Disclosures, or as disclosed in writing to Indenture Trustee, Owner Trustee, Note Purchasers and Owner Participant prior to the date of this Participation Agreement, there are no actions, suits, investigations or other proceedings pending against XM in any court or before any arbitrator of any kind or before or by any Governmental Body, or to the knowledge of XM threatened, which question the legality or validity of any of the Operative Documents or XM Agreements to which XM is or will be a party or the transactions contemplated thereby or which, individually or in the aggregate, if adversely determined, could reasonably be expected to have an Adverse Effect.

(f) Except as disclosed in the Legal and Regulatory Disclosures, or as disclosed in writing to Indenture Trustee, Owner Trustee, Note Purchasers and Owner Participant prior to the date of this Participation Agreement, XM is not in violation of any Applicable Law or the Order of any Governmental Body, which violation could reasonably be expected to have an Adverse Effect.

(g) On the Closing Date, upon delivery of the Bill of Sale to Owner Trustee and payment of Lessor’s Cost for Buyer’s Transponders by Owner Trustee to Seller, Seller will deliver to Owner Trustee good title to Buyer’s Transponders free and clear of all Liens other than Permitted Liens. Except for (i) the filing of any Uniform Commercial Code financing statements (and continuation statements relating thereto at periodic intervals) and (ii) the taking of possession and retention by Indenture Trustee of the original executed counterparts of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code) is necessary in order to establish and perfect the right, title or interest of Owner Trustee, and the Indenture Trustee’s security interest, in Buyer’s Transponders and the Lease, as against Lessee and any other Person, in each case, in any applicable jurisdiction in the United States.

(h) On the date hereof, no Default or Event of Default would be in existence if the Lease were in effect on the date hereof and no Event of Loss or event or condition which, with notice or lapse of time or both, would become an Event of Loss has occurred.

(i) XM is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(j) None of the execution and delivery of this Participation Agreement, the other Operative Documents and the XM Agreements, the purchase by Note Purchasers of the Notes, and the acquisition by Owner Participant of its beneficial interest in the Lessor’s Estate will involve any prohibited transaction within the meaning of Section 406(a) of ERISA or Sections 4975(c)(1)(A) through (D) of the Code (such representation being made in reliance upon and subject to the accuracy of the representations contained in Section 4.07(e) hereof and of the ERISA representations to be made by holders of the Notes pursuant to such Notes).

(k) As of the Closing Date, none of Owner Participant, Owner Participant Guarantor, Owner Trustee, Indenture Trustee or Note Purchasers will become, solely by reason of entering into the Operative Documents and the XM Agreements to which it is a party or the

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consummation of any of the transactions contemplated thereby, subject to regulation under (i) the Communications Act as in effect on the Closing Date (except for direct or derivative obligations to furnish nonburdensome information routinely required of similarly situated Persons or obligations that XM has undertaken in any of the Operative Documents) or (ii) any other Applicable Law relating to communications services or the use or operation of apparatus for the transmission of energy, communications or signals by radio. Each such party acknowledges that it may need FCC approvals for operation of the Satellite in the Lessor Orbital Location, and compliance with Export Control Laws (including ITAR) under Section 13.15 would be required of persons or entities other than XM or its Affiliates that may in the future have or seek to have access to information, equipment or services controlled under such Export Control Laws.

(l) Lessee’s location (as such term is used in Section 9-307 of the Uniform Commercial Code) is Delaware. The only earth station facilities employed on the date hereof to provide tracking, telemetry, and control of the Satellite are located in Washington, DC, Canada and Atlanta, GA.

(m) Other than Credit Suisse and Lakefront Capital LLC (whose fees shall be paid as set forth in Article IX), no Person acting on behalf of Lessee or any Affiliate thereof is or will be entitled, directly or indirectly, to any brokerage fee, commission, or finder’s fee from any of the other parties hereto in connection with the transactions contemplated hereby.

(n) XM has filed all Federal tax returns required to be filed by it, and all other required tax returns in respect of which the failure to file would have a material adverse effect on the financial condition of Holdings and its subsidiaries taken as a whole or on the ability of XM to perform its obligations under the Operative Documents and XM Agreements to which it is or will be a party, and has paid, or made provision for the payment of, all taxes shown to be due and payable on such returns before they have become delinquent.

(o) Lessee (or Credit Suisse, as agent on its behalf) has delivered to each Note Purchaser a copy of a Private Placement Memorandum, dated February 2007 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum, together with the filings by Holdings with the SEC and the documents incorporated by reference into the Memorandum, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.02. Representations and Warranties of Holdings. Holdings represents and warrants to each of the other parties hereto, as of the date hereof, that:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to operate and own or hold under lease the properties it purports to operate and own or hold under lease, to transact the business it transacts and to otherwise enter into and perform its obligations under each Operative Document and XM Agreement to which it is or will be a party. Holdings is duly qualified to do business and is in good standing in each jurisdiction wherein the failure to do so could reasonably be expected to have a material adverse effect on its financial condition, the conduct of its business and operations as presently conducted or on its ability to perform its obligations under the Operative Documents and XM Agreements to which it is or will be a party.

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(b) Each Operative Document and XM Agreement to which Holdings is or will be a party has been duly authorized by all necessary corporate action on the part of Holdings, and has been or on or prior to the Closing Date will be duly executed and delivered by it and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated thereby (including, without limitation, the operation of the Satellite and Buyer’s Transponders) nor compliance by it with any of the terms and provisions thereof (i) requires any approval of stockholders or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes any law, judgment, governmental rule or regulation or Order of any Governmental Body applicable to or binding on it or any of its properties, the contravention of which could reasonably be expected to have a material adverse effect on its financial condition, the conduct of its business and operations as presently conducted or the performance of its obligations under the Operative Documents and the XM Agreements to which it is or will be a party, (iii) contravenes or results in any breach of, or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement for borrowed money, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, the contravention, breach or default of which could reasonably be expected to have a material adverse effect on its financial condition, the conduct of its business and operations as presently conducted or the performance of its obligations under the Operative Documents and the XM Agreements to which it is or will be a party, (iv) contravenes its corporate charter or by-laws or (v) results in the creation of any Lien (other than Permitted Liens) upon Buyer’s Transponders.

(c) Neither the execution and delivery by it of the Operative Documents or XM Agreements to which it is or will be a party, nor the consummation by it of any of the transactions (including, without limitation, the purchase of Buyer’s Transponders) contemplated thereby, requires the consent, approval or authorization of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Governmental Body, or any publication requirement under any Applicable Law, except (i) such of the foregoing as have been obtained, given or done (each of which is in full force and effect and adequate for its purpose), (ii) the filings and actions described in clause (i) of Section 4.01(g), (iii) such routine notification from Seller to the FCC or any other Governmental Body as may be required after the Closing Date under the Applicable Laws in existence on the Closing Date and (iv) for any approvals of the FCC or any other Governmental Body necessary to relocate the Satellite to a Lessor Orbital Location pursuant to Section 10(a) of the Lease Agreement and for operation of the Satellite in the Lessor Orbital Location, and for compliance with Export Control Laws (including ITAR) under Section 13.15 by persons or entities other than XM or its Affiliates that may in the future have or seek to have access to information, equipment or services controlled under such Export Control Laws. As of the Closing Date, any and all notifications that may be required to be given by Seller to the FCC or any other Governmental Body pursuant to the foregoing clause (iii) are routine in nature and for informational purposes only, and no such notice as of the Closing Date requires any official action or determination by the FCC or any other Governmental Body as of the Closing Date, is subject to approval or disapproval by the FCC or any other Governmental Body or as of the Closing Date gives rise to a right by any third party to file a petition to object or deny. Except as disclosed in the Legal and Regulatory Disclosures, or as disclosed in writing to Indenture Trustee, Owner Trustee, Note Purchasers and Owner Participant prior to the date of this Participation Agreement, as of the date hereof, Holdings is not in violation of any Applicable

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Laws applicable to it regarding the operation and use of the Satellite and Buyer’s Transponders, which violation could reasonably be expected have an Adverse Effect.

(d) Each Operative Document and XM Agreement to which Holdings is or will be a party constitutes or, when executed, will constitute the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as such enforcement may be subject to Bankruptcy Laws affecting creditors’ rights generally and to general principles of equity.

(e) Except as disclosed in the Legal and Regulatory Disclosures, or as disclosed in writing to Indenture Trustee, Owner Trustee, Note Purchasers and Owner Participant prior to the date of this Participation Agreement, there are no actions, suits, investigations or other proceedings pending against Holdings in any court or before any arbitrator of any kind or before or by any Governmental Body, or to the knowledge of Holdings threatened, which question the legality or validity of any of the Operative Documents or XM Agreements to which Holdings is or will be a party or the transactions contemplated thereby or which, individually or in the aggregate, if adversely determined, could reasonably be expected to have an Adverse Effect.

(f) Except as disclosed in the Legal and Regulatory Disclosures, or as disclosed in an Officer’s Certificate to Indenture Trustee, Owner Trustee, Note Purchasers and Owner Participant prior to the date of this Participation Agreement, Holdings is not in violation of any Applicable Law or the Order of any Governmental Body, which violation could reasonably be expected have an Adverse Effect.

(g) On the Closing Date, upon delivery of the Bill of Sale to Owner Trustee and payment of Lessor’s Cost for Buyer’s Transponders by Owner Trustee to Seller, Seller will deliver to Owner Trustee good title to Buyer’s Transponders free and clear of all Liens other than Permitted Liens. Except for (a) the filing of Uniform Commercial Code financing statements (and continuation statements relating thereto at periodic intervals) and (b) the taking of possession and retention by Indenture Trustee of the original executed counterparts of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code) is necessary in order to establish and perfect the right, title or interest of Owner Trustee, and the Indenture Trustee’s security interest, in Buyer’s Transponders and the Lease, as against Lessee and any other Person, in each case, in any applicable jurisdiction in the United States.

(h) On the date hereof, no Default or Event of Default would be in existence if the Lease were in effect on the date hereof and no Event of Loss or event or condition which, with notice or lapse of time or both, would become an Event of Loss has occurred.

(i) Holdings is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(j) None of the execution and delivery of this Participation Agreement, the other Operative Documents and the XM Agreements, the purchase by Note Purchasers of the Notes, and the acquisition by Owner Participant of its beneficial interest in the Lessor’s Estate will involve any prohibited transaction within the meaning of Section 406(a) of ERISA or Sections 4975(c)(1)(A) through (D) of the Code (such representation being made in reliance

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upon and subject to the accuracy of the representations contained in Section 4.07(e) hereof and of the ERISA representations to be made by holders of the Notes pursuant to such Notes).

(k) As of the Closing Date, none of Owner Participant, Owner Participant Guarantor, Owner Trustee, any Note Purchaser or Indenture Trustee will become, solely by reason of entering into the Operative Documents and the XM Agreements to which it is a party or the consummation of any of the transactions contemplated thereby, subject to regulation under (i) the Communications Act as in effect on the Closing Date (except for direct or derivative obligations to furnish nonburdensome information routinely required of similarly situated Persons or obligations that Holdings has undertaken in any of the Operative Documents) or (ii) any other Applicable Law relating to communications services or the use or operation of apparatus for the transmission of energy, communications or signals by radio. Each such party acknowledges that it may need FCC approvals for operation of the Satellite in the Lessor Orbital Location, and compliance with Export Control Laws (including ITAR) under Section 13.15 would be required of persons or entities other than XM or its Affiliates that may in the future have or seek to have access to information, equipment or services controlled under such Export Control Laws.

(l) Holdings’ location (as such term is used in Section 9-307 of the Uniform Commercial Code) is Delaware. The only earth station facilities employed on the date hereof to provide tracking, telemetry, and control of the Satellite are located in Washington, DC, Canada and Atlanta, GA.

(m) Holdings has filed all Federal tax returns required to be filed by it, and all other required tax returns in respect of which the failure to file could reasonably be expected to have a material adverse effect on the financial condition of Guarantors and its subsidiaries taken as a whole or on the ability of Holdings to perform its obligations under the Operative Documents and XM Agreements to which it is or will be a party, and has paid, or made provision for the payment of, all taxes shown to be due and payable on such returns before they have become delinquent.

(n) As of the Closing Date, Boeing will have no claim against (i) the Satellite or Buyer’s Transponders pursuant to any contract or otherwise, or (ii) Owner Participant, Owner Participant Guarantor, Lessor, Indenture Trustee, the Lessor’s Estate, or the Indenture Estate or under any of the Operative Documents or the XM Agreements with respect to the manufacture and sale of the Satellite or Buyer’s Transponders.

(o) Neither XM 1500 nor XM Investment owns, or otherwise has rights in, any material assets or other property other than as set forth on Schedule VI hereto.

SECTION 4.03. Representations and Warranties of Owner Participant. Owner Participant represents and warrants to each of the other parties hereto, as of the date hereof, that:

(a) It is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite corporate power and authority to enter into and perform its obligations under this Participation Agreement and the other Operative Documents to which it is a party.

(b) Each Operative Document to which Owner Participant is or will be a party has been duly authorized by all necessary corporate action on the part of Owner Participant, and has been or on or prior to the Closing Date will have been duly executed and delivered by,

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Owner Participant and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated thereby, nor compliance by Owner Participant with any of the terms and provisions thereof, subject to and in reliance upon the accuracy of the representations made by Lessee in Sections 4.01(j) and 4.01(k) and Note Purchasers in Section 4.08, (i) requires any approval of its stockholders, or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes any law, judgment, governmental rule, regulation or order applicable to or binding on it or on any of its properties (except, however, that no representation is made as to Communications Law or other Applicable Law relating to transponders or satellites), (iii) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iv) contravenes its corporate governance documents or (v) results in the creation of any Lien (other than a Permitted Lien) upon any of its property.

(c) Neither the execution and delivery by it of the Operative Documents to which it is or will be a party, nor the consummation by it of any of the transactions contemplated thereby, requires the consent, approval or authorization of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Governmental Body, except for such of the foregoing as have been obtained, given or done (except, however, that no representation is made as to Communications Law or other Applicable Law relating to transponders or satellites or as to the matters referred to in clause (i) of Section 4.01(g)).

(d) Each Operative Document to which Owner Participant is a party constitutes, its legal, valid and binding obligation, enforceable against Owner Participant in accordance with its terms, except as enforcement may be subject to Bankruptcy Laws affecting creditors’ rights generally, and to general principles of equity.

(e) No Person acting on behalf of Owner Participant or any Affiliate thereof is or will be entitled to any brokerage fee, commission or finder’s fee directly or indirectly from Lessee or any Affiliate thereof in connection with the transactions contemplated hereby.

(f) There are no actions, suits or proceedings pending (nor, to the knowledge of Owner Participant, threatened) against or affecting Owner Participant or any property of Owner Participant in any court or before any arbitrator of any kind or before or by any Governmental Body which question the legality or validity of any of the Operative Documents to which Owner Participant is a party or the transactions contemplated thereby (except, however, that no representation is made as to Communications Law or other Applicable Law relating to transponders or satellites).

(g) Buyer’s Transponders, as of the Closing Date, will be free and clear of Owner Participant Liens.

(h) No Indenture Event of Default or Indenture Default attributable to Owner Participant or Owner Participant Guarantor has occurred and is continuing.

(i) For U.S. federal income tax purposes, the Trust is an entity disregarded as separate from its sole owner, Owner Participant, and Owner Participant is disregarded as an

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entity separate from its owner, and its owner is a domestic corporation within the meaning of Section 7701(a) of the Code.

SECTION 4.04. Representations and Warranties of Trust Company. Trust Company represents and warrants to each of the other parties hereto, as of the date hereof, that:

(a) Trust Company is a national banking association duly organized and validly existing in good standing under the laws of the United States of America, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and XM Agreements to which it is a party.

(b) Trust Company is a U.S. Person as that term is defined in ITAR Section 120.15.

(c) Trust Company has taken all corporate action necessary to authorize the execution and delivery by it of the Operative Documents and XM Agreements to which it is or will be a party, and each such Operative Document and XM Agreement has been or on or prior to the Closing Date will be duly executed and delivered by it.

(d) Neither the execution and delivery by Trust Company of any of the Operative Documents or XM Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby nor compliance by it with any of the terms or provisions thereof (i) requires any approval of the stockholders of Trust Company, (ii) contravenes any law, judgment, governmental rule, regulation or order of the United States or the State of Utah applicable to or binding on it or on any of its properties governing the banking or trust powers of Trust Company, (iii) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement or instrument to which Trust Company is a party or by which any of its properties may be bound or affected, (iv) contravenes Trust Company’s charter or by-laws or (v) results in the creation of any Lien upon any of Trust Company’s property.

(e) Neither the execution and delivery by Trust Company of any Operative Documents or XM Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof, will contravene any Applicable Law of the United States or the State of Utah governing Trust Company’s banking or trust powers.

(f) Neither the execution and delivery by Trust Company of each of the Operative Documents and XM Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof requires the consent, approval or authorization of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or State of Utah Governmental Body governing Trust Company’s banking or trust powers.

(g) Each Operative Document and XM Agreement to which Trust Company is or is to be a party constitutes or will constitute (to the extent Trust Company is a party thereto) its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to Bankruptcy Laws affecting creditors’ rights generally, and to general principles of equity.

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(h) Trust Company is a domestic corporation, within the meaning of Section 7701(a)(4) of the Code.

(i) On the Closing Date, Owner Trustee will have whatever title to Buyer’s Transponders and the remainder of Lessor’s Estate as was granted or conveyed to it on the Closing Date, free and clear of any Lessor Liens attributable to Trust Company.

SECTION 4.05. Representations and Warranties of Trust Company and Owner Trustee. Trust Company further represents and warrants (with respect to paragraphs (a) through (i) below) to each of the other parties hereto, and Owner Trustee represents and warrants (with respect to paragraphs (i) through (j) below) to each of the other parties hereto, in each case as of the date hereof, that:

(a) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, Owner Trustee has all requisite power and authority as Owner Trustee to execute and deliver this Participation Agreement and the other Operative Documents and XM Agreements to which it is or is to be a party.

(b) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, Owner Trustee has taken all action necessary to authorize the execution and delivery by it of the Operative Documents and XM Agreements to which it is or will be a party, and each such Operative Document and XM Agreement has been or on or prior to the Closing Date will be duly executed and delivered by it.

(c) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, neither the execution and delivery by Owner Trustee of any of the Operative Documents or XM Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof (i) requires any approval of the stockholders of Trust Company, (ii) contravenes any law, judgment, governmental rule, regulation or order applicable to or binding on it or on any of its properties governing the banking or trust powers of Owner Trustee, (iii) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement or instrument to which Owner Trustee is a party or by which any of its properties may be bound or affected, (iv) contravenes Trust Company’s charter or by-laws or (v) results in the creation of any Lien (other than a Permitted Lien of the typed specified in clause (a) (of the definition thereof) upon any of Owner Trustee’s property).

(d) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, neither the execution and delivery by Owner Trustee of any Operative Documents or XM Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof will contravene any Applicable Law of the United States or the State of Utah governing Trust Company’s banking or trust powers.

(e) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, neither the execution and delivery by Owner Trustee of each of the Operative Documents and XM Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof requires the consent, approval or authorization of or the giving of

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notice to, the registration with, or the taking of any other action in respect of, any Federal or State of Utah Governmental Body governing Trust Company’s banking or trust powers.

(f) Assuming the due authorization, execution and delivery of the Trust Agreement by Owner Participant, each Operative Document and XM Agreement to which Owner Trustee is or is to be a party constitutes, or upon execution thereof will constitute its legal, valid and binding obligation, enforceable against Owner Trustee in accordance with its terms, subject to Bankruptcy Laws affecting creditors’ rights generally, and to general principles of equity.

(g) The Trust’s location (as such term is used in Section 9-307 of the Uniform Commercial Code) is the State of Connecticut.

(h) On the Closing Date, Owner Trustee will have whatever title to Buyer’s Transponders and the remainder of Lessor’s Estate as was granted or conveyed to it on the Closing Date, free and clear of any Lessor Liens attributable to Trust Company.

(i) No Indenture Event of Default or Indenture Default attributable to Owner Trustee or Trust Company has occurred and is continuing.

(j) Owner Trustee is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.06. Representations and Warranties of Indenture Trustee. Indenture Trustee represents and warrants to each of the other parties hereto, as of the date hereof, that:

(a) Indenture Trustee is a banking corporation duly organized and validly existing under the laws of the State of New York and has all requisite corporate power and authority to execute, deliver and perform its obligations as Indenture Trustee under this Participation Agreement and the other Operative Documents to which it is or will be a party.

(b) Indenture Trustee is a U.S. Person as that term is defined in ITAR Section 120.15.

(c) Each Operative Document to which Indenture Trustee is or will be a party has been duly authorized by all necessary corporate action on the part of Indenture Trustee and has been or on or prior to the Closing Date will be duly executed and delivered by Indenture Trustee, and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated thereby, nor compliance by Indenture Trustee with any of the terms and provisions thereof, (i) requires any approval of the stockholders of Indenture Trustee, (ii) contravenes any existing law, governmental rule, regulation or order, or any judgment or order of any court, applicable to or binding on it or any of its properties governing its banking or trust powers, (iii) contravenes or results in any breach of or constitutes any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement or instrument to which it is a party or by which any of its properties may be bound or affected, (iv) contravenes the corporate charter or by-laws of Indenture Trustee or (v) results in the creation of any Lien (other than a Permitted Lien of the type specified in clause (a) of the definition thereof) upon any of its property.

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(d) Neither the execution nor delivery by it, either in its individual capacity or as Indenture Trustee, as the case may be, of each of the Operative Documents to which it is a party, requires the consent, approval or authorization of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or State of New York Governmental Body governing its banking or trust powers.

(e) Each Operative Document to which it is or will be a party constitutes the legal, valid and binding obligation of Indenture Trustee enforceable against Indenture Trustee in accordance with its terms, subject to Bankruptcy Laws affecting creditors’ rights generally, and to general principles of equity.

(f) Buyer’s Transponders and the remainder of Lessor’s Estate, as of the Closing Date, will be free and clear of Indenture Trustee Liens.

SECTION 4.07. Representations and Warranties by Parties Concerning Offerings. (a) Each of XM and Holdings hereby represents and warrants to each other party hereto that neither XM, Holdings nor anyone authorized to act on their behalf have directly or indirectly offered any interest in the Notes, Lessor’s Estate or any similar interests, for sale to, or solicited any offer to acquire any of the same from, or has otherwise approached or negotiated with any Person with respect thereto, in each case so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act.

(b) Owner Participant hereby represents and warrants to each other party hereto that it is not acquiring its interest in Lessor’s Estate with a view to the distribution thereof within the meaning of Section 2(11) of the Securities Act and that neither it nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Notes, Lessor’s Estate or any similar interests, for sale to, or solicited any offer to acquire any of the same from, any Person so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act.

(c) Owner Trustee hereby represents and warrants to each other party hereto that neither it nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Notes, Lessor’s Estate or the Trust Agreement or any similar interests for sale to, or solicited any offer to acquire any of the same from, any Person, in each case so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act.

(d) Indenture Trustee hereby represents and warrants to each other party hereto that neither it nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Notes, Lessor’s Estate or any similar interests, for sale to, or solicited any offer to acquire any of the same from, any Person.

(e) Owner Participant hereby represents and warrants that it is not acquiring any of its interest in the Lessor’s Estate with the assets of any Employee Benefit Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code nor, if Owner Participant is an insurance company, with the assets of any insurance company separate account which contains the assets of any such plan.

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SECTION 4.08. Representations and Warranties by Note Purchasers. Each Note Purchaser represents and warrants to Lessee and Owner Trustee that:

(a) Such Note Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and in respect of the Notes to be purchased by such Note Purchaser, neither such Note Purchaser, nor anyone authorized to act on such Note Purchaser’s behalf, has directly or indirectly offered to sell or solicited any offer to acquire such Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or offered to sell such Notes to any Person.

(b) No part of the funds to be used by it to purchase any Note held by it will be from the assets of any Plan subject to Part 4 of Subtitle B of Title I of ERISA, or of any governmental or church plan subject to similar state law, or a plan, individual retirement account or entity subject to Section 4975 of the Code.

(c) Such Note Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and such Note Purchaser and any accounts for which it may be acting are each able to bear the economic risk of its investment. Such Note Purchaser is purchasing the Notes for its own account or for one or more accounts (each of which is an “accredited investor”) as to each of which such Note Purchaser exercises sole investment discretion. Such Note Purchaser is not acquiring the Notes with a view to distribution thereof (within the meaning of the Securities Act). The prior sentence shall not preclude a Note Purchaser from making exempt transfers in reliance on Rule 144A of the Securities Act.

(d) Such Note Purchaser acknowledges that the offering of the Notes has not been reviewed by the SEC or any state regulatory authority. Such Note Purchaser agrees that it will not offer, sell or otherwise transfer the Notes except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(e) Such Note Purchaser is not relying upon any representation or warranty of Lessee or any of its agents, in determining to purchase the Notes.

(f) Such Note Purchaser and its advisors have had reasonable opportunity to ask questions of and receive answers from individuals acting on behalf of Lessee and Holdings concerning the offering of the Notes, and all such questions have been answered to the full satisfaction of such Note Purchaser and its advisors. Such Note Purchaser has received and had an opportunity to review the Memorandum, together with the filings by Holdings with the SEC and the documents incorporated by reference into the Memorandum. Such Note Purchaser is relying solely on the Memorandum, together with the filings by Holdings with the SEC and the documents incorporated by reference into the Memorandum, and the answers to such questions, in determining to purchase the Notes.

(g) Such Note Purchaser has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors, and it has made its own investment decisions (including decisions regarding suitability) based upon its own judgment and upon any advice from such advisors that it has deemed necessary and not upon any view expressed by Lessee.

(h) Such Note Purchaser is not purchasing the Notes as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, any seminar or

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general meeting, or any solicitation of a subscription by a person not previously known to such Note Purchaser in connection with investments in securities generally.

(i) Such Note Purchaser understands that there is no established market for the Notes and no assurance that a public market will develop; the Notes are not being, and such Note Purchaser has no rights to require that such Notes be, registered under the Securities Act or the securities laws of any state of the United States or any foreign jurisdiction.

(j) Such Note Purchaser acknowledges that the certificates representing the Notes shall bear a legend with substantially the following provisions:

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO LESSEE AND OWNER TRUSTEE OF THE NOTES REPRESENTED BY THIS CERTIFICATE, THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE V.

Covenants

SECTION 5.01. Covenants of Holdings and XM. From and after the date hereof and until the end of the Lease Term, Holdings and Lessee agree that, unless Owner Participant, Owner Trustee and Indenture Trustee otherwise consent in writing:

(a) Quarterly Financial Statements. Holdings or Lessee, as applicable, will furnish to Owner Participant, Lessor and Indenture Trustee within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, Holdings’ unaudited consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the principal executive officer, a Vice President or a senior financial officer of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the filing by Holdings or Lessee of Quarterly Reports on Form 10-Q of Holdings and its consolidated Subsidiaries with the SEC shall satisfy the requirements of this Section 5.01(a) to the extent such Quarterly Reports include the information and otherwise satisfy the requirements specified herein).

(b) Annual Financial Statements. Holdings or Lessee, as applicable, will furnish to Owner Participant, Lessor and Indenture Trustee within ninety (90) days after the end of each fiscal year of Holdings, Holdings’ audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or

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exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the filing by Holdings or Lessee of Annual Reports on Form 10-K of Holdings and its consolidated Subsidiaries with the SEC shall satisfy the requirements of this Section 5.01(b) to the extent such Annual Reports include the information and otherwise satisfy the requirements specified herein).

(c) Current Reports. Whether or not required by the rules and regulations of the SEC, Holdings or Lessee, as applicable, will furnish to Owner Participant, Lessor and Indenture Trustee within fifteen (15) days following the time periods specified in the SEC’s rules and regulations, all current reports that Holdings would be required to file with the SEC on Form 8-K (it being understood that the filing by Holdings or Lessee of Current Reports on Form 8-K of Holdings and its consolidated Subsidiaries with the SEC shall satisfy the requirements of this Section 5.01(c)).

(d) Officer’s Certificate. Holdings or Lessee, as applicable, will furnish to Owner Participant, Lessor and Indenture Trustee concurrently with delivery of the annual financial statements under Section 5.01(b) above, an Officer’s Certificate, signed by the President, Chief Financial Officer, principal accounting officer, Treasurer or other officer with similar responsibilities designated by the board of directors of Holdings or Lessee, as applicable, certifying that (i) such officer has reviewed the terms of the Operative Documents and the XM Agreements and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and financial position of Holdings and Lessee during the relevant financial period, (ii) Holdings and Lessee are in compliance with each of their obligations under the Operative Documents and the XM Agreements, except where failure to comply could not reasonably be expected to have an Adverse Effect and (iii) such officer’s review has not disclosed the existence, during or at the end of the relevant financial period, and such officer does not have knowledge of the existence of any, Default or Event of Default or, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.

(e) No Note Purchase. Except as otherwise provided in the Operative Documents, neither Holdings nor any Affiliate thereof will purchase or acquire any Note or any interest therein.

(f) Insurance Certificate. On or before March 31 of each year during the Lease Term, Lessee will deliver to Owner Participant, Owner Trustee and Indenture Trustee a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee describing any in-orbit insurance in effect on such date for Buyer’s Transponders, which certificate shall state that any such insurance complies with Section 9 of the Lease.

(g) Effective Equity Wrap. Before March 31 of each year or partial year of the Lease Term, Lessee will deliver to Owner Participant, Owner Trustee and Indenture Trustee a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee certifying that the Effective Equity Wrap is in effect on the terms and in the amounts required by the Operative Documents or that no Effective Equity Wrap is required to be in effect.

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(h) Additional Guarantors. If any direct or indirect Subsidiary of Holdings or Lessee becomes a Subsidiary Guarantor, as that term is defined in the Senior Notes Indenture, then, within two (2) Business Days after the date such Subsidiary becomes a Subsidiary Guarantor, Holdings or Lessee shall notify the Owner Trustee and Indenture Trustee and, within five (5) Business Days after such date or such longer period as the Owner Trustee and Indenture Trustee shall agree, Holdings or Lessee shall cause the Subsidiary to become an additional Guarantor under the Guaranty Agreement by executing and delivering to Owner Trustee and Indenture Trustee a counterpart agreement substantially in the form attached thereto.

(i) Compliance With Certain Lease Terms. Holdings (in its capacity as Seller or otherwise) shall be bound by, and shall comply with, the provisions of Section 12(c)(ii)(y) of the Lease.

(j) Notice of Default. Holdings or Lessee will deliver to Owner Participant, Owner Trustee and Indenture Trustee, forthwith, and in any event within five (5) Business Days, upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action Holdings or Lessee, as the case may be, is taking or proposes to take with respect thereto.

(k) Contributions to XM 1500 and XM Investment. Holdings (as sole owner of XM 1500 and XM Investment) shall not, and shall not permit any of its Affiliates to, contribute or otherwise transfer any material amount of cash, cash equivalents, securities or other property or assets to XM 1500 or XM Investment other than (i) amounts Holdings reasonably believes are necessary to serve as cash collateral under Alternative 3 of Schedule V hereto, not to exceed the limits specified in such Alternative 3 of Schedule V hereto, (ii) amounts Holdings believes, in its reasonable discretion, are necessary for the payment of expenses in connection with taxes, insurance, modifications, alterations, repairs or similar items relating to the real property owned by XM 1500 or XM Investment or (iii) payments of rent under the XM 1500 Lease and the XM Investment Lease; provided that, the amount of rent payable under the XM 1500 Lease and the XM Investment Lease shall not be increased at any time while the Lien of the Indenture remains in effect other than on an arms’-length basis. For the avoidance of doubt, contribution of funds on or prior to the Closing Date to enable such entity to discharge mortgages and other contributions of funds to satisfy such Alternative 3 shall not be a violation of this provision.

(l) Organizational Documents of XM 1500 and XM Investment. Without the consent of Owner Participant and, so long as the Lien of the Indenture is in effect, the Indenture Trustee, acting at the direction of Majority Interest of Noteholders, Holdings (as sole owner of XM 1500 and XM Investment) shall not permit the organizational documents (including the charters and by-laws) of XM 1500 and XM Investment to be amended, waived or otherwise modified in any manner that would materially adversely affect the interests of the Owner Participant, Indenture Trustee or the Noteholders, and Holdings shall take such actions as permitted under such organizational documents in its capacity as sole owner of XM 1500 and XM Investment to cause XM 1500 and XM Investment to comply with such organizational documents.

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SECTION 5.02. Covenants of Owner Participant. Owner Participant covenants to and with each of the other parties hereto that, until the end of the Lease Term:

(a) No Liens. It will keep Buyer’s Transponders, Lessor’s Estate and the Indenture Estate free and clear of Owner Participant Liens. Owner Participant shall pay, and shall indemnify and hold harmless each other Indemnitee and Lessee (and Lessee’s, as applicable, respective successors, assigns, officers, directors, servants, employees and agents) from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal fees and expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any such Person solely as the result of the failure of Owner Participant to comply with this Section 5.02(a).

(b) No Prepayment. Unless an Event of Default under the Lease shall have occurred and be continuing under Section 15 thereof, without the prior written consent of Lessee, Owner Participant will not, and will not cause, authorize or permit Owner Trustee to, directly or indirectly prepay, redeem, refund or refinance any Note other than pursuant to this Participation Agreement, the Lease or Section 2.3, 2.4 or 2.5 of the Indenture and other than in the event of a purchase of the Notes pursuant to Section 2.9 of the Indenture (but, without affecting in any respect the provisions of the last sentence of Section 2.6 of the Indenture, nothing herein shall prohibit Owner Participant from purchasing the Notes on the open market). This Section 5.02(b) shall not be deemed to permit prepayment of the Notes except as permitted by the Indenture.

(c) Successor Owner Trustee. Owner Participant shall not appoint or cause or allow to be appointed a successor to Owner Trustee or an additional or separate trustee under the Trust Agreement without giving prior written notice of such appointment (including notification of the location (as such term is used in Section 9-307 of the Uniform Commercial Code) of each such successor, additional or separate trustee) to Lessee and Indenture Trustee. Owner Participant shall cause any such successor, additional or separate trustee, simultaneously with its assumption of duties in such capacity, to take all actions as may be reasonably requested by Indenture Trustee or Lessee (including, without limitation, the filing of financing statements), at Lessee’s expense, in order to establish, preserve, protect and perfect (to the extent practicable in the case of Buyer’s Transponders) Lessee’s interest in and to Buyer’s Transponders and Lessee’s rights under this Participation Agreement, the other Operative Documents and the XM Agreements and to execute and deliver to Lessee a counterpart of the Consent and Agreement and, so long as any Notes are outstanding, the mortgage and security interest of Indenture Trustee in the Indenture Estate granted or intended to be created under the Indenture and Indenture Trustee’s rights under this Participation Agreement, the other Operative Documents, and the XM Agreements, subject only to Permitted Liens. In the event of Trust Company’s resignation, Bankruptcy, or disqualification unrelated to its relationship with Owner Participant, the expenses incurred in connection with the appointment of a successor Owner Trustee as a result thereof shall be paid by Lessee. Otherwise, in connection with Owner Participant’s appointment of a successor Owner Trustee, the expenses incurred in connection therewith and any incremental increase in fees payable to the successor Owner Trustee shall be paid by Owner Participant.

(d) Instructions to Owner Trustee. Owner Participant will not instruct or otherwise direct Owner Trustee to take, or omit to take, any action in violation of the express covenants and agreements of Owner Trustee in any Operative Document or any of the XM Agreements. Owner Participant will not unreasonably withhold its consent to or authorization of any consent requested by Owner Trustee under the terms of any Operative Document or any of the XM Agreements which by its terms may not be unreasonably withheld by Owner Trustee.

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(e) Termination of Trust Agreement. Without the prior written consent of Indenture Trustee, prior to the expiration or earlier termination of the Lease pursuant to its terms, Owner Participant will not terminate or revoke, or consent to the termination or revocation of, the Trust Agreement, or, prior to the release of the Lien of the Indenture on the Indenture Estate, amend or modify the Trust Agreement in any manner that would adversely affect the Indenture Estate or limit in any material manner the rights of Indenture Trustee set forth in the Indenture (except as may be expressly permitted by the Indenture). If the Trust Agreement is revoked or terminated, any transfer of Buyer’s Transponders in connection therewith shall comply with the applicable provisions of Section 9.01 of the Purchase Agreement. Owner Participant and Owner Trustee shall comply in all respects with the provisions of Article IX and Section 10.01 of the Trust Agreement.

(f) Competitor; Owner Participant as Competitor. Holdings and Lessee have provided to Owner Participant a list specifying Competitors and Competitor Related Parties (listed separately) as of the date hereof (the “Competitor List”). Holdings and Lessee shall, from time to time, discuss with Owner Participant the inclusion or deletion of any one or more Persons as Competitors or Competitor Related Parties, and Holdings, Lessee and Owner Participant shall resolve all such issues in good faith. If (i) Holdings, Lessee and Owner Participant agree that one or more Persons should be added to or deleted from the Competitor List or (ii) Holdings or Lessee shall have made a public filing with the SEC specifically identifying Persons as principal competitors that are not then listed on the Competitor List, Holdings and Lessee shall (in the case of clause (i)) or may (in the case of clause (ii)) update such list by adding or deleting such other Persons as applicable (provided that (1) no such Person may be added to the Competitor List pursuant to clause (ii) prior to the thirty-first (31st) day following such public filing and (2) Holdings or Lessee may not add the names of more than three Persons per annum as a result of having listed such names in a public filing with the SEC; and provided, further, that any disagreement about the addition of any such Person shall be resolved promptly by an analyst with expertise in the satellite radio business mutually agreeable to Holdings, Lessee and Owner Participant), and promptly deliver each such updated Competitor List to Owner Participant. The Persons on the most recently delivered Competitor List shall be deemed to be the only Competitors or Competitor Related Parties, as the case may be, solely for purposes of the Operative Documents.

If (i) Holdings or Lessee shall have notified Owner Participant of any merger, acquisition, investment or other similar event or condition with respect to Owner Participant that it has a reasonable basis to believe has caused Owner Participant to become a Competitor OP, (ii) Holdings or Lessee shall have notified Owner Participant that it has a reasonable basis to believe a Competitor Information Violation has occurred or (iii) Owner Participant has Actual Knowledge that any such event or condition has caused it to become a Competitor OP or that a Competitor Information Violation has occurred, Owner Participant will, as promptly as practicable, deliver to Holdings and Lessee an Officer’s Certificate of Owner Participant confirming or denying that Owner Participant has become a Competitor OP and whether a Competitor Information Violation has occurred; provided that any such Officer’s Certificate shall be held in strict confidence and shall not be disclosed by Holdings or Lessee to any other Person or used by Holdings or Lessee other than in connection with considering whether to exercise its rights under Section 10.01(b) or (c). Notwithstanding the foregoing, if Owner Participant has not concluded whether there is sufficient control (within the meaning

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contemplated by the definition of “Affiliate” herein) for it to be an Affiliate of a Competitor, such Officer’s Certificate of Owner Participant may state that fact and, solely for purposes of this Participation Agreement, such statement shall be treated as if it were an admission that Owner Participant is an Affiliate of a Competitor.

This Section 5.02(f) and related definitions are included solely for the benefit of Lessee and Owner Participant, and may be amended by them (in a writing signed by them) without approval of the Note Purchasers or any other parties hereto; provided that no such amendment shall alter the general scope of such provisions.

(g) Election to Retain Title. If, at the direction of the Owner Participant, Owner Trustee shall elect to retain title to Buyer’s Transponders pursuant to Section 8(c) of the Lease, Owner Participant will make the required amount of funds available to Owner Trustee and will otherwise cause Owner Trustee to perform its obligations under such Section 8(c) in accordance with the terms thereof.

(h) Notice of Indenture Event of Default. Promptly after Owner Participant has Actual Knowledge that any Indenture Event of Default or Indenture Default attributable to Owner Participant has occurred and is continuing, Owner Participant shall deliver to Indenture Trustee and Lessee a notice of such Indenture Event of Default or Indenture Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Owner Participant has taken, is taking and proposes to take with respect thereto.

SECTION 5.03. Covenants of Trust Company. Trust Company covenants to and with each of the other parties hereto that Trust Company will keep Buyer’s Transponders, Lessor’s Estate and the Indenture Estate free and clear of Lessor Liens attributable to it, and Trust Company shall pay, and shall indemnify and hold harmless each other Indemnitee, Holdings and Lessee (and each of Holding’s and Lessee’s respective successors, assigns, officers, directors, servants, employees and agents) from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any such Person as the result of the failure of Trust Company to comply with this Section 5.03.

SECTION 5.04. Covenants of Indenture Trustee. Indenture Trustee will keep Lessor’s Estate, the Indenture Estate, and Buyer’s Transponders free and clear of Indenture Trustee’s Liens. If Indenture Trustee has designated an account for the payment of all Lease Payments paid to Indenture Trustee different from the account set forth in Item 5 to Schedule E of the Lease, then pursuant to Section 3(d) of the Lease, Indenture Trustee shall notify Lessee in writing more than ten (10) Business Days prior to the scheduled date on which the applicable payment is due.

SECTION 5.05. Additional Covenants. (a) Each of Owner Participant, Owner Trustee, and Indenture Trustee agrees that if, pursuant to any provision of this Participation Agreement, the Lease, the Purchase Agreement or the Indenture, Lessee elects to purchase, or causes Lessor to sell, all (but not less than all) of Buyer’s Transponders, Lessee shall have the right (and, subject to Lessee’s rights under Section 2.11 of the Indenture, Lessee shall, at any time that any Notes are outstanding, have the obligation) to provide to Owner Trustee an amount

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sufficient to prepay the Notes then outstanding, pursuant to the applicable provisions of Section 2.4(a) or 2.5(a), as applicable, of the Indenture, and Owner Trustee agrees to timely apply such amount for such purpose.

(b) Each party hereto covenants with the other parties hereto that neither it nor anyone authorized to act on its behalf will take any action which would subject the offering or delivery of the Notes or Lessor’s Estate to the registration requirements under the Securities Act.

(c) Each of Owner Trustee, Owner Participant and Indenture Trustee agrees that it shall have no claim against Boeing under the Boeing Purchase Agreement or otherwise with respect thereto. Lessee shall use its commercially reasonable efforts to determine if Holdings or Lessee is entitled to make any such claim or receive any payments under the indemnification or warranty obligations included in the Boeing Purchase Agreement, and in such event use its commercially reasonable efforts to enforce its rights to such payments.

(d) If Lessee reasonably requests and provides timely instructions and forms, to the extent permitted by law, Owner Participant will timely file, and will timely request Owner Trustee and Trust Company to file, any applicable forms necessary to avoid the imposition of any withholding obligation under the Code and Regulations thereunder with respect to the payment of Rent, and Owner Participant shall not effect any transfer of Buyer’s Transponders, the Lease or any interest therein that would result in the imposition of any such withholding obligation (unless (i) Owner Participant agrees to indemnify Lessee to the extent of such withholding obligation and such indemnity is covered by any Owner Participant Guarantee Agreement or (ii) such transfer is made in connection with a valid exercise of remedies under the Lease or the Effective Equity Wrap or is made pursuant to the requirements of any Operative Document).

(e) If reasonably and timely requested, and pursuant to timely instructions provided, by Owner Participant, to the extent permitted by law, Trust Company will timely file any applicable forms necessary to avoid the imposition of any withholding obligation under the Code and Regulations thereunder with respect to the payment of Rent, if any.

(f) If reasonably and timely requested, and pursuant to timely instructions provided, by Owner Participant, to the extent permitted by law, Owner Trustee will timely file any applicable forms necessary to avoid the imposition of any withholding obligation under the Code and Regulations thereunder with respect to the payment of Rent, if any, and shall not effect any transfer of Buyer’s Transponders, the Lease or any interest therein that would result in the imposition of any such withholding obligation (unless (i) Owner Participant agrees to indemnify Lessee to the extent of such withholding obligation and such indemnity is covered by any Owner Participant Guarantee Agreement or (ii) such transfer is made in connection with a valid exercise of remedies under the Lease or the Effective Equity Wrap or is made pursuant to the requirements of any Operative Document).

(g) Upon the execution and delivery of the Lease, Owner Trustee shall deliver, as security, to Indenture Trustee an executed original counterpart of the Lease.

(h) Each party hereto agrees not to (i) initiate against Owner Trustee (in its capacity as such), the Trust, or Lessor’s Estate, any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, which seeks Bankruptcy with respect to Owner Trustee (in its capacity as such or in its individual capacity), the Trust, or

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Lessor’s Estate or their respective debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for Owner Trustee (in its capacity as such or in its individual capacity), the Trust, or Lessor’s Estate or for all or any substantial part of their respective assets, or make a general assignment for the benefit of their respective creditors; and none of Owner Participant, Trust Company or Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above. In addition, Owner Participant covenants and agrees that, so long as the Indenture has not been discharged (A), it will make no claim on Owner Trustee (in its capacity as such), the trust created by the Trust Agreement, or Lessor’s Estate (arising pursuant to the Operative Documents or otherwise) if such claim would result in the Bankruptcy of Owner Trustee (in its capacity as such), the trust created by the Trust Agreement, or Lessor’s Estate, as the case may be, and (B) it will not instruct Owner Trustee to make a claim on the trust created pursuant to the Trust Agreement or Lessor’s Estate in respect of amounts owed to Owner Trustee or Trust Company by the trust created pursuant to the Trust Agreement or Lessor’s Estate (arising pursuant to the Operative Documents or otherwise), if such claim would result in the Bankruptcy of the trust created pursuant to the Trust Agreement or Lessor’s Estate.

(i) Each party hereto that is not a party to the Lease hereby agrees to turn over to Lessor any payments from insurers under insurance carried by Lessee or from any Governmental Body with respect to a Partial Loss which, in each case, are contemplated to be paid to Lessor and applied as specified in Section 12(c) of the Lease.

(j) Owner Participant and Lessee intend the Lease to be treated as a “true lease” for U.S. federal, state and local income tax purposes and the Owner Participant to be treated as the owner of Buyer’s Transponders for U.S. federal, state and local income tax purposes, and each of the parties will treat the transactions contemplated hereby consistently therewith for all U.S. federal, state and local income tax purposes; provided that, except as expressly provided herein or in the Tax Indemnification Agreement, neither Owner Participant nor Lessee make any representation or warranty that the Lease is such a “true lease” or that Owner Participant is the owner for such purposes.

ARTICLE VI.

General Indemnity

SECTION 6.01. Payment of Expenses by Lessee. (a) Lessee shall pay (except to the extent that any of the items hereinafter described are expressly made payable by Owner Participant pursuant to Section 9.01), and shall indemnify and hold harmless each Indemnitee, which shall include Note Purchasers, whether or not any of the transactions contemplated hereby shall be consummated, on an After-Tax Basis from, any and all liabilities, obligations, losses, damages, reasonable attorneys’ fees, penalties, claims, actions, suits, costs, expenses and disbursements (other than, as to any particular Indemnitee, any of those specifically provided for in Article VII hereof and the Tax Indemnification Agreement), including, without limitation, any reasonable expenses incurred by any Indemnitee in furnishing any reports required pursuant to the Communications Act or any other provision of Applicable Law with respect to any Operative Document, XM Agreement, the Effective Equity Wrap, or the transactions contemplated thereby (herein collectively referred to as “Expenses” and individually as an “Expense”) imposed on, incurred by or asserted against any Indemnitee (whether because of an action or omission by such Indemnitee or otherwise), in any way relating to or arising out of (i) any of the Satellite, the

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earth stations related thereto, or Buyer’s Transponders or any part thereof or any interest therein, (ii) the Operative Documents, or the XM Agreements, the Effective Equity Wrap, or payments made pursuant thereto or any other transactions contemplated thereby and (iii) the manufacture, launching, financing, refinancing, construction, purchase, acceptance, rejection, delivery, nondelivery, ownership, acquisition, lease, sublease, preparation, installation, assembly, storage, maintenance, repair, transportation, abandonment, possession, repossession, use, operation, condition, sale, return, replacement, substitution, redelivery, modification, transfer of title, rebuilding, rental, importation, exportation or other application or disposition of all or any part of or any interest in any of Buyer’s Transponders or the Satellite or the earth stations related thereto, including, without limitation, (A) claims or penalties arising from any violation of law or regulatory requirements of any kind by Lessee or Holdings relating to Indemnitee’s interest in Buyer’s Transponders or relating to the Satellite, or liability in tort, strict or otherwise, (B) loss of or damage to any property, the environment or death or injury to any Person arising from Buyer’s Transponders or relating to the Satellite, (C) latent or other defects in Buyer’s Transponders or relating to the Satellite, whether or not discoverable, (D) any claim for patent or trademark or copyright infringement, libel, or slander, arising from transmissions to or from the Satellite or any of Buyer’s Transponders, (E) any claim by the Satellite manufacturer relating to payments under the Boeing Purchase Agreement, (F) imposition of any Lien on Buyer’s Transponders (other than Lessor Liens with respect to Owner Trustee (and its successors, assigns, officers, directors, servants, employees and agents), Owner Participant Liens with respect to Owner Participant (and its successors, assigns, officers, directors, servants, employees and agents), and Indenture Trustee Liens with respect to Indenture Trustee (and its successors, assigns, officers, directors, servants, employees and agents)) and (G) claims, penalties or liabilities in respect thereof based on any other theory of liability. Upon payment in full of any indemnity pursuant to this Section 6.01, Lessee shall, without need for any further action and to the extent permitted by Applicable Law, be subrogated to any right of such Indemnitee in respect of the matter against which such indemnity has been paid to the extent of such payment. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee’s expense.

(b) Without limitation of the foregoing, Lessee shall pay on an After-Tax Basis (except to the extent such amounts are payable by Owner Participant as part of its Commitment, or by Owner Participant pursuant to Section 9.01 (unless specified otherwise in such Section 9.01)) all the out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses) reasonably incurred by Owner Participant, Owner Trustee or Indenture Trustee in connection with (A) the entering into or giving or withholding of any future amendments, supplements, waivers or consents (whether or not they become effective) with respect to any Operative Document or XM Agreements (other than those that are made at the request of such Indemnitee (unless made pursuant to Section 11.05) or are made in connection with the transfer of Owner Participant’s interest in accordance with Article XII hereof (unless made while any Lease Event of Default is continuing)), (B) the taking of any action under the Lease or the Indenture at the request of Lessee (including any sale or effort to sell under Section 8 of the Lease) or as a result of a Lease Default or Event of Default (including any exercise of remedies under Section 16 of the Lease), (C) any Event of Loss, or any actual or proposed redemption, prepayment or refinancing of Notes (including, without limitation, any prepayment, proposed refinancing and refinancing contemplated by Section 11.01, whether or

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not consummated), (subject, in the case of Indenture Trustee as an Indemnitee, to the provisions of the Indenture), or (D) any exercise of remedies under the Effective Equity Wrap or any review, amendment, modification, replacement or extension of the Effective Equity Wrap (or a proposed Effective Equity Wrap) made at the request of Lessee.

(c) If Lessee or any Indemnitee has Actual Knowledge of any action, suit, proceeding or claim hereby indemnified against under this Section 6.01 or any action, suit, proceeding or claim seeking incidental or consequential damages against Indemnitee with respect to Buyer’s Transponders subject to the Lease whether or not indemnified against under this Section 6.01, it shall give prompt written notice thereof to the other and Lessee (or its insurer(s)) may assume the defense thereof, and, at such Indemnitee’s request, shall assume the defense thereof with counsel reasonably acceptable to such Indemnitee. Such Indemnitee shall fully cooperate (at Lessee’s expense) with Lessee and its insurer(s) in all ways reasonably requested by Lessee in said defense by Lessee. In any such action, any Indemnitee shall have the right to employ separate counsel in such action and participate therein, subject to the preceding sentence, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel at Lessee’s expense has been specifically authorized in writing by Lessee, (ii) such Indemnitee determines in good faith that the representation of such Indemnitee and any other named party to such action by the same counsel would be inappropriate under the applicable standards of professional conduct due to actual or potential conflicting interests between them or (iii) such action involves an act that involves or is alleged to involve criminal activity undertaken in compliance with or as contemplated by the Operative Documents or XM Agreements or involves the risk of criminal penalties. Lessee shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent and no Indemnitee will agree to any such settlement without the prior written consent of Lessee (which shall not be unreasonably withheld).

(d) Notwithstanding the provisions of the immediately preceding paragraph, the omission by any Indemnitee to notify Lessee of any Expense shall not relieve Lessee from any liability which it may have hereunder in respect of any such Expense or other Expense; provided, however, that nothing herein contained shall prevent Lessee from bringing a subsequent action against such Indemnitee for damage suffered by Lessee as a result of such omission.

(e) In the case of any Expense indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to Section 9 of the Lease, at Lessee’s expense, each Indemnitee agrees to cooperate (at the Lessee’s expense) with the reasonable requests of the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(f) If an Indemnitee is not a party to this Participation Agreement, Lessee may require such Indemnitee to agree in writing to the terms of this Section 6.01 and Section 13.07 prior to making any payment to such Indemnitee under this Section 6.01.

(g) If, by reason of any Expense payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 6.01, such Indemnitee concurrently or subsequently realizes a tax deduction or credit not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee (but only if Lessee shall have made

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all payments then due and owing to such Indemnitee under the Operative Documents), an amount equal to the sum of (i) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit plus (ii) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, that such Indemnitee shall not be obligated to make any payment to Lessee pursuant to this sentence if and for so long as a Payment Default, Bankruptcy Default or any Event of Default shall have occurred and be continuing, but shall promptly make such payment once all such Events of Default shall no longer be continuing; and provided further, however, that such Indemnitee shall not be obligated to make any payment pursuant to this Section 6.01 to the extent that the amount calculated pursuant to (i) above would exceed (x) the amount of all prior payments received by such Indemnitee from Lessee pursuant to this Section 6.01 with respect to such Expense (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts) less (y) the portion of all prior payments computed pursuant to (i) above paid by such Indemnitee to Lessee hereunder. Any Taxes that are imposed on any Indemnitee as a result of a disallowance or reduction of any tax benefit taken into account in the prior sentence shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of Article VII hereof without regard to Section 7.02 (other than subsections (f) and (g) thereof) or Section 7.04 thereof.

(h) In the event of a conflict between the provisions of Article 8 of the Purchase Agreement or Article 6 of the Service Agreement and the provisions of this Participation Agreement, the provisions of this Participation Agreement shall prevail.

(i) Except as expressly provided in this Participation Agreement or in any other Operative Document, Lessee shall not be liable to any Indemnitee for incidental or consequential damages suffered by such Indemnitee; provided, however, that the foregoing shall not be construed to limit recovery by any Indemnitee of any costs, expenses or liabilities incurred by such Indemnitee as a result of any third party claim against such Indemnitee based on events occurring and/or conditions existing (or alleged to have occurred or be existing) any time prior to the expiration or earlier termination of the Lease, except to the extent incurred by such Indemnitee as a result of affirmative actions of such Indemnitee to market or otherwise utilize any Buyer’s Transponders; provided, however, that nothing in this exception shall modify or limit Lessor’s remedies under Section 16 of the Lease, and Lessee’s obligations under this Section 6.01 shall survive for so long as Lessor or the Indenture Trustee shall be entitled to exercise remedies under Section 16 of the Lease.

(j) With respect to any amount which Lessee is requested by an Indemnitee to pay by reason of this Article VI, Indemnitee shall, if requested by Lessee and prior to any payment, submit such additional information to Lessee as Lessee may reasonably request properly to substantiate the requested payment.

SECTION 6.02. Exceptions. Notwithstanding anything contained in Section 6.01, Lessee shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 6.01 in respect of any Expense of such Indemnitee:

(a) For any Taxes, loss of Tax benefits or costs or expenses of any administrative or judicial proceedings contesting any Taxes or loss of Tax benefits, whether or not Lessee is required to indemnify therefor pursuant to Article VII or the Tax Indemnification

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Agreement (it being understood that all Tax indemnities are governed by the Tax Indemnification Agreement or Article VII); provided, however, this Section 6.02(a) shall not apply to any taxes taken into account in making any payment on an After-Tax Basis;

(b) Except to the extent attributable to acts, omissions or events occurring prior thereto, acts, omissions or events (other than acts or events related to the performance or failure to perform by Lessee of its obligations pursuant to the terms of the Operative Documents) that occur after the earlier of: (i) re-delivery of Buyer’s Transponders pursuant to the terms of and in compliance with the Lease (other than pursuant to Section 16 thereof, in which case Lessee’s liability under Section 6.01 shall survive for so long as Lessor or Indenture Trustee shall be entitled to exercise remedies under such Section 16) or (ii) the termination of the Term in accordance with the Lease (other than pursuant to Section 16 thereof, in which case Lessee’s liability under Section 6.01 shall survive for so long as Lessor or Indenture Trustee shall be entitled to exercise remedies under such Section 16);

(c) To the extent attributable to any transfer by or on behalf of such Indemnitee of any Note or interest therein, except (i) for reasonable out-of-pocket costs and expenses incurred as a result of any such transfer pursuant to the exercise of remedies under any Operative Document resulting from an Event of Default and (ii) as otherwise required by the terms of Section 2.8 of the Indenture;

(d) In the case of Expenses imposed on the Owner Participant or the Owner Trustee or any Related Indemnitee to the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of Owner Participant or Owner Trustee (in each case, as an Indemnitee) of any interest in Buyer’s Transponders or the Lessor’s Estate, except for Expenses incurred as a result of (i) any Transfer made as a result of an Event of Default or while an Event of Default is continuing or (ii) any Transfer made pursuant to any requirements of any Operative Document or Effective Equity Wrap Document;

(e) To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any Related Indemnitee (other than gross negligence or willful misconduct imputed to such person by reason of its interest in Buyer’s Transponders, Lessor’s Estate or any Operative Document or XM Agreement);

(f) In the case of Trust Company as Indemnitee, to the extent attributable to matters enumerated in the proviso to Section 13.11;

(g) To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any Related Indemnitee contained in or made pursuant to any Operative Document;

(h) To the extent attributable to the failure by such Indemnitee (other than the Indenture Trustee) or any Related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Document;

(i) To the extent attributable to the offer or sale by such Indemnitee or any Related Indemnitee of any interest in Buyer’s Transponders, the Notes, the Lessor’s Estate or the Trust Agreement or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities laws (other than any offer or sale thereof caused by the acts or omissions of Lessee);

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(j) (i) With respect to any Indemnitee (other than Indenture Trustee), to the extent attributable to the failure of the Indenture Trustee to distribute funds received and distributable by it in accordance with the Indenture, (ii) with respect to any Indemnitee (other than the Owner Trustee), to the extent attributable to the failure of the Owner Trustee to distribute funds received and distributable by it in accordance with the Trust Agreement, (iii) with respect to Indenture Trustee, to the extent attributable to the gross negligence or willful misconduct of Indenture Trustee in the distribution of funds received and distributable by it in accordance with the Indenture, (iv) with respect to Owner Trustee, to the extent attributable to the gross negligence or willful misconduct of Owner Trustee in the distribution of funds received and distributable by it in accordance with the Trust Agreement;

(k) With respect to any Indemnitee to the extent attributable to such amount which such Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee;

(l) To the extent that it is an ordinary and usual operating or overhead expense;

(m) For any Lessor Lien, Owner Participant Lien or Indenture Trustee Lien attributable to such Indemnitee or any related Indemnitee;

(n) To the extent another provision of an Operative Document specifies the extent of Lessee’s responsibility or obligation with respect to such Expense, or specifically provides that another party shall bear such Expense;

(o) To the extent it is a Transaction Cost;

(p) To the extent constituting principal, Premium Amount (if any) or interest on the Notes; or

(q) To the extent incurred by or asserted against such Indemnitee as a result of any “prohibited transaction” by such Indemnitee or a Related Indemnitee, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

ARTICLE VII.

General Indemnity for Taxes

SECTION 7.01. Indemnity. Lessee agrees that each payment of Rent to the Lessor shall be free and clear of, and without deduction for, any and all withholdings on account of Taxes subject to indemnification hereunder and not described in Section 7.02 hereof. Except as provided in Section 7.02, whether or not the transactions contemplated by the Operative Documents are consummated, Lessee hereby assumes liability for and agrees to timely pay, and on written demand shall indemnify, defend and hold each Indemnitee harmless, on an After-Tax-Basis, from and against any and all Taxes imposed on or with respect to any Indemnitee, Lessee, Buyer’s Transponders or any part thereof or any interest therein, the Satellite, or otherwise by any Federal, state or local government or any taxing authority thereof in the United States or any territory or possession of the United States or by any foreign government, taxing authority or governmental subdivision of a foreign country or international taxing authority upon, in any connection with or in any way relating to (a) the manufacture, financing, refinancing, construction, purchase, acceptance, rejection, delivery, nondelivery, ownership, acquisition, lease,

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sublease, preparation, installation, assembly, storage, maintenance, repair, transportation, abandonment, possession, repossession, use, operation, condition, sale, return, replacement, redelivery, modification, transfer of title, rebuilding, rental, importation, exportation or other application or disposition of all or any part of or any interest in any of Buyer’s Transponders, (b) the payment of Rent or the receipts or earnings or profits arising from or received with respect to Buyer’s Transponders or any part thereof or any interest therein or any applications or dispositions thereof or with respect to any Operative Document, (c) any amount paid or payable pursuant to any of the Operative Documents or the XM Agreements, (d) Buyer’s Transponders or any part thereof or any interest therein or the applicability of the Lease to Buyer’s Transponders or such part thereof or such interest therein, (e) the Operative Documents, the XM Agreements, or any of them, (f) the property, the income or other proceeds with respect to the property held by Owner Trustee or by Indenture Trustee under the Indenture, (g) the payment of the principal of, or interest on, the Notes or other amounts payable under the Notes or the Indenture or (h) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the XM Agreements including, without limitation, the issuance, acquisition or transfer of the Notes.

SECTION 7.02. Exceptions from Indemnity. Except to the extent necessary to make any payment on an “After-Tax Basis,” the provisions of Section 7.01 hereof shall not apply to:

(a)(i) any United States Federal Tax required to be withheld from amounts payable to any Noteholder and (ii) in the case of any Noteholder and its Related Indemnitees, any income, franchise, doing business or similar Tax imposed on such Indemnitee by any taxing jurisdiction by reason of such Indemnitee or a Related Indemnitee being organized under the law of such jurisdiction, conducting activities unrelated to the transactions contemplated by the Operative Documents in such jurisdiction or otherwise having any nexus with such jurisdiction unrelated to the transactions contemplated by the Operative Documents;

(b) in the case of Lessor, Owner Participant and their respective Related Indemnitees, any Tax imposed by the United States Federal government or by any state or local Governmental Authority within the United States that is an income, franchise, doing business or similar tax to the extent imposed on such Indemnitee by reason of the Indemnitee being organized under the law of, or for the privilege of doing business in, the jurisdiction imposing such Tax;

(c) in the case of Owner Participant and its Related Indemnitees, any Tax that is imposed with respect to Buyer’s Transponders with respect to any period beginning after the earlier of (i) the expiration of the Lease Term or other termination of the Lease for any reason or, if later and if applicable, the return of Buyer’s Transponders after such termination or expiration, or (ii) the discharge of Lessee’s obligations to pay the Stipulated Loss Value and all other amounts due under the Lease; provided, however, that this exception shall not apply to Taxes relating to events occurring, or Taxes relating to matters arising, prior to or contemporaneously with such time;

(d) in the case of a Noteholder and its Related Indemnitees, any Tax imposed with respect to (i) any period which begins following payment in full of all amounts owing to such Noteholder under the Indenture and (ii) the portion of any period which begins before such payment to the extent it occurs after such payment; provided, however, that this exception shall not apply to Taxes relating to events occurring, or Taxes relating to matters arising, prior to or contemporaneously with such payment;

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(e) any Tax which is being contested in accordance with the provisions of Section 7.04, during the pendency of such contest; provided, however, that Owner Trustee, as Lessor under the Lease with respect to Buyer’s Transponders, shall be receiving all amounts of Rent when payable, and that each Noteholder shall be receiving all payments of principal and interest on the Notes and all other amounts payable under the Notes and the Indenture when payable, in either case without reduction by reason of such Tax;

(f) any Tax (i) that is imposed on any Indemnitee as a result of the willful misconduct or gross negligence of such Indemnitee or any Related Indemnitee, (ii) that is imposed on any Indemnitee to the extent that such Tax results from the breach of any representation, warranty or covenant in the Operative Documents or XM Agreements by such Indemnitee or any Related Indemnitee, (iii) that is imposed on any Indemnitee as a result of a claim unrelated to the transaction contemplated herein, (iv) that is imposed on Owner Participant, Owner Trustee, Lessor’s Estate or any Related Indemnitee of Owner Participant because of or in connection with any Owner Participant Lien or Lessor Lien, respectively, (v) that is imposed on Indenture Trustee because of or in connection with any Indenture Trustee’s Lien or (vi) that is imposed on any Noteholder or any Related Indemnitee because of or in connection with any Noteholder’s Lien of such Noteholder;

(g) any Tax imposed on Lessor, Owner Participant or a Related Indemnitee of either with respect to a voluntary sale, transfer, assignment or other voluntary disposition by Owner Participant or any Related Indemnitee, or an involuntary disposition by Owner Trustee or Owner Participant resulting from a default under the Operative Documents or the XM Agreements (other than such a default that results from a default by Lessee) by Owner Participant or Lessor, of Buyer’s Transponders or any part thereof or any interest therein, in any Indemnitee or in Lessor’s Estate; provided, however that this exception shall not apply in the event that such sale, transfer, assignment or other disposition shall occur as the result of any acts pursuant to Sections 7, 8, 12, 16 or 19 of the Lease;

(h) any Tax to the extent such Tax (i) would have been imposed on an Indemnitee had it or a Related Indemnitee not engaged in the transaction contemplated herein or (ii) arises as a result of activities conducted by such Indemnitee or a Related Indemnitee in the jurisdiction imposing such Taxes that are unrelated to the transactions contemplated herein;

(i) any penalties, fines, additions to Tax and interest to the extent not directly attributable to a Tax indemnified against hereunder;

(j) any estate, inheritance or succession Tax imposed on any Indemnitee;

(k) any Tax on, with respect to or measured by any trustee fees received by Lessor, Owner Trustee or Indenture Trustee for services rendered under the Trust Agreement or the Indenture;

(l) any Taxes imposed on an Indemnitee resulting from the failure of such Indemnitee or a Related Indemnitee, after timely written request of Lessee, to file when due any applicable report or return required of such Indemnitee by a taxing authority or remit any Tax timely and in the form prescribed by law, unless such failure results from or relates to a failure of Lessee to satisfy its obligations under this Article VII;

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(m) Taxes imposed on an Indemnitee that would not have been imposed but for any failure of the Indemnitee or a Related Indemnitee, after written notification by Lessee of such requirement within a reasonable period prior to the required date of compliance, to comply with any applicable certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the jurisdiction imposing such Taxes, if such compliance is required by statute or regulation of the jurisdiction imposing such Tax as a precondition to any available relief or exemption from or reduction in such Taxes;

(n) Taxes payable by a successor, assignee or transferee (including any transfer by merger, consolidation, liquidation, reorganization or otherwise by operation of law) of any Indemnitee, or a Related Indemnitee of such successor, assignee or transferee, to the extent of the excess (measured on the date of such succession, transfer or assignment) of the amount of Taxes that would have been indemnified by Lessee under Section 7.01 but for this clause (n) over the amount of Taxes that would have been imposed on the predecessor, transferor or assignor Indemnitee and indemnified by Lessee under this Article VII had there not been such succession, transfer or assignment; provided, that this clause (n) shall not apply (i) with respect to any transfer made at the request of Lessee or occurring in connection with the exercise of remedies while an Event of Default is continuing, and (ii) to any amounts necessary to make any payment required to be made under the Operative Documents on an After-Tax Basis; and

(o) any Tax imposed on any Noteholder or a Related Indemnitee with respect to a voluntary sale, transfer, assignment or other voluntary disposition by such Noteholder or any Related Indemnitee, or an involuntary disposition by such Noteholder or any Related Indemnitee (other than such an involuntary disposition that results from a default by Lessee, Owner Participant or Lessor), of any interest in a Note, any other Operative Document or any any other Indemnitee; provided, however that this exception shall not apply in the event that such sale, transfer, assignment or other disposition shall occur as the result of any acts pursuant to Sections 7, 8, 12, 16 or 19 of the Lease.

SECTION 7.03. Calculation of Indemnity Payments. If any Indemnitee subsequently realizes a reduction in Taxes payable by such Indemnitee that are not indemnified against by Lessee pursuant to Section 7.01 (a “Tax Benefit”) by reason of the payment or accrual of any Tax Indemnified against pursuant to Section 7.01 or by reason of payment of an amount, which amount was reimbursed to such Indemnitee by Lessee on an After-Tax Basis pursuant to a provision specifically requiring the payment of such amount on an After-Tax Basis (other than pursuant to any provision of the Tax Indemnification Agreement), which Tax Benefit had not previously been taken into account in computing such payment, such Indemnitee shall pay Lessee when such Tax Benefit is actually realized (but not before Lessee shall have made all payments and indemnification theretofore due to such Indemnitee pursuant to the Operative Documents) an amount equal to the lesser of (a) the sum of (i) an amount equal to such Tax Benefit, plus (ii) an amount equal to any other Tax Benefit actually realized by such Indemnitee as the result of the payment or accrual by such Indemnitee of the amount payable pursuant to this sentence, and (b) the amount of such payment and any other payment by Lessee to such Indemnitee with respect to the Tax or other amount that gave rise to such Tax Benefit, reduced by other amounts previously paid by such Indemnitee to Lessee with respect to the Tax Benefits resulting from such Tax or other amount pursuant to this Article VII; provided, however, that, notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to

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make any payment to Lessee pursuant to this sentence if and for so long as an Event of Default shall have occurred and be continuing, but shall promptly make such payment once all Events of Default shall no longer be continuing. Any Taxes that are imposed on any Indemnitee as a result of a disallowance or reduction of any Tax Benefit taken into account in the prior sentence shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of Section 7.01 hereof without regard to Section 7.02 (other than subsections (f), (g) and (i) thereof).

SECTION 7.04. Contest. (a) If a claim shall be made against any Indemnitee for any Tax in excess of $50,000 for which Lessee would be obligated to indemnify pursuant to Section 7.01, such Indemnitee shall promptly notify Lessee after such Indemnitee becomes aware of such action and in any event within thirty (30) days after receipt by such Indemnitee of a written claim (but failure to notify Lessee within such thirty (30) day period shall not impair such Indemnitee’s right to indemnification under Section 7.01 except to the extent that Lessee’s rights to contest such claim shall have been materially impaired by such failure) and shall, to the extent permitted by Applicable Law, not pay the claim before the earlier of (i) thirty (30) days after giving Lessee notice and (ii) receipt of Lessee’s response. Subject to the conditions specified in this Section 7.04, if Lessee shall so request within the period referred to in the foregoing sentence, such Indemnitee shall, at Lessee’s expense reimbursed to such Indemnitee on an After-Tax Basis, contest the imposition, validity or applicability of such Tax. The ultimate control over the conduct of such contest (including the right to forgo any and all administrative appeals, proceedings, hearings and conferences in respect of such claim and the right to select the forum for such contest and determine whether any such contest shall be by (i) resisting payment of such Tax, (ii) paying such Tax under protest or (iii) paying such Tax and seeking a refund thereof) shall remain with such Indemnitee; provided, however, that such Indemnitee shall keep Lessee or its counsel reasonably informed as to the progress thereof, consult with Lessee within a reasonable period before any significant action with respect thereto is taken or omitted and consider in good faith any suggestions made by Lessee or its counsel; provided further that, subject to Indemnitee’s waiver rights described in Section 7.04(b) hereof, and provided that all conditions set forth in this Section 7.04 for the continuation of a contest shall then be satisfied, no such proceedings or litigation shall be settled or otherwise compromised without the prior written consent of Lessee. If such Indemnitee so elects, such contest shall be conducted by Lessee in the name of such Indemnitee (subject to the preceding proviso) and in no event shall such Indemnitee be required or Lessee be permitted to contest or to continue to contest, as the case may be, the imposition of any Tax for which Lessee is obligated to indemnify pursuant to Section 7.01 unless (A) Lessee shall have agreed to pay such Indemnitee on demand and shall have paid as so demanded all reasonable costs and expenses that such Indemnitee may incur in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees and disbursements) on an After-Tax Basis, (B) Owner Participant shall have determined in good faith that the action to be taken will not, and the Indenture Trustee, at the direction of a Majority Interest of Noteholders, shall not have notified Lessee that it has determined in its good faith discretion that the action to be taken will, result in (x) any material risk of a Lien (including without limitation, a Lien superior to the Indenture Trustee’s Lien under the Indenture) on, or of sale, forfeiture or loss of Buyer’s Transponders or any part thereof or any interest therein (except if Lessee shall have made provision to protect the interests of Owner Participant, Indenture Trustee and the Noteholders in a manner satisfactory to such Persons) or (y) the possible imposition of criminal or other similar

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sanctions on any Indemnitee, (C) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have advanced on an interest-free basis an amount equal to the amount of such claim which such Indemnitee shall have elected to pay and Lessee shall have indemnified the Indemnitee in a manner satisfactory to the Indemnitee, for any adverse tax consequences from the receipt, or interest-free nature, of such advance, and (D) if an Event of Default or Bankruptcy Default shall have occurred and be continuing, Lessee shall have posted adequate security securing payment of the Tax subject to the contest and the expenses of the contest in a manner reasonably acceptable to such Indemnitee.

(b) An Indemnitee may at any time elect to settle or compromise any proposed claim or contest or decline to take any action or any further action with respect to a proposed claim or contest; provided, however, that if Lessee has properly requested such action pursuant to this Article VII and has satisfied all conditions set forth in Section 7.04(a) for the continuation of a contest, such Indemnitee shall notify Lessee that it waives its right to any indemnity payment by Lessee that would otherwise be payable by Lessee pursuant to this Article VII in respect of such claim. An election by an Indemnitee to settle or compromise any proposed claim or contest or decline to take any action or take any further action with respect to a proposed claim or contest for any given taxable period shall not affect the rights and obligations of any other Indemnitee with respect to such proposed claim. An election by an Indemnitee to settle or compromise any proposed claim or contest or decline to take any action with respect to a proposed claim or contest (under circumstances where Lessee shall have properly requested action and satisfied all conditions for the continuation of a contest set forth in Section 7.04(a)) shall not affect the rights and obligations of such Indemnitee and Lessee hereunder in respect of any other taxable period or any other taxing authority except to the extent such election not to contest materially impairs as a legal or practical matter the ability of Lessee or an Indemnitee to contest any Tax with respect to such other taxable period or such other taxing authority for which such Indemnitee is indemnified pursuant to Section 7.01. Upon any such election by an Indemnitee, if Lessee shall have advanced an amount to an Indemnitee pursuant to clause (C) of Section 7.04(a), such Indemnitee shall repay the advance to Lessee, plus interest on such advance from the date of the making of such advance by Lessee to the day next preceding the day of repayment of such advance by such Indemnitee calculated at the applicable rate of the tax authority with respect to the claims to which the advance related; such repayment shall be made upon the occurrence of the earlier of (x) final adjudication of such contest (including a settlement thereof) and (y) such time as such Indemnitee shall elect to discontinue the contest as above provided; provided, however, notwithstanding the foregoing, such Indemnitee shall not be obligated to make any repayment to Lessee pursuant to this sentence for so long as any Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing but shall promptly make such payment once all Payment Defaults, Bankruptcy Defaults and Events of Default shall no longer be continuing.

SECTION 7.05. Reports. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Article VII, Lessee shall promptly notify the appropriate Indemnitee of such requirement and shall timely file the same, except for any such report, return or statement which an Indemnitee has notified Lessee that such Indemnitee intends to file or which requires information related to the Indemnitee not reasonably available to Lessee which the Indemnitee chooses to withhold from Lessee; provided, however, prior to the filing by any Indemnitee of any report, return or statement in respect of

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which an amount greater than $10,000 is required to be paid by Lessee, such Indemnitee shall notify Lessee that such report, return or statement and such Tax is due and such notification shall be within a reasonable amount of time to enable Lessee to contest such Tax, and, with respect to any report, return or statement being filed by Lessee, the Indemnitee shall at Lessee’s expense be required to provide Lessee on a timely basis with any information reasonably requested, provided, further, that, without prejudice to any other rights Lessee may have in connection therewith (including, without limitation, any claim for damages for a failure to give the notice or reasonably requested information pursuant to this Section 7.05), the failure to provide any such notice or reasonably requested information shall not affect Lessee’s obligations hereunder to any Indemnitee unless such failure shall materially impair a contest of such Tax. Lessee shall either file such report, return or statement so as to show the ownership of Buyer’s Transponders in Owner Trustee and send a copy of such report, return or statement to the Indemnitee or, where not so permitted, promptly notify the Indemnitee of such requirement and prepare and deliver such report, return or statement to the Indemnitee in a manner satisfactory to the Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed. Notwithstanding the foregoing provisions of this Section 7.05, no Indemnitee shall have any obligation to provide Lessee a copy of or access to any Tax report, return or statement required to be filed by such Indemnitee, including any consolidated, combined or unitary tax return, report or statement that includes such Indemnitee.

SECTION 7.06. Payment. (a) Unless otherwise requested by the appropriate Indemnitee, Lessee shall pay any Tax for which it is liable pursuant to this Article VII directly to the appropriate taxing authority when due and, if so otherwise requested, shall pay such appropriate Indemnitee within fifteen (15) days after demand, in immediately available funds, any amount due such Indemnitee pursuant to Section 7.01 with respect to such Tax or such payment, but not prior to the later of (i) the date such Tax is payable and (ii) final adjudication (including settlement consented to by Lessee) in the case of a contest pursuant to Section 7.04. Any such demand shall specify in reasonable detail the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice received by it concerning any Tax for which such Indemnitee claims indemnification hereunder. Within thirty (30) days after the date of each payment by Lessee of any Tax, Lessee shall furnish the appropriate Indemnitee with the original or a certified copy of a receipt for Lessee’s payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data within its or an Affiliate’s control as any Indemnitee may require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction applicable as a result of the Overall Transaction.

(b) Lessee agrees that it shall have no right to inspect the books, records, tax returns or any other document of such Indemnitee or any Affiliate thereof in order to verify the basis or accuracy of the calculations made pursuant to this Article VII: provided, however, within ten (10) days following Lessee’s receipt of any notice or demand involving calculations to be made pursuant to this Article VII, Lessee may request that the correctness of such calculations be verified (but such verification shall be limited to calculations and shall not extend to any interpretation of the scope of any indemnity provision or the existence of a liability hereunder) by one of the four largest United States public accounting firms selected by the relevant Indemnitee and approved by Lessee, which approval will not be unreasonably withheld, and such Indemnitee shall deliver to Lessee a certificate of a senior officer together with a statement from

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such public accounting firm confirming that the calculations set forth in or supporting the amount set forth in such notice or demand to which such request relates have been verified as above provided and that the calculations are accurate and in conformity with the provisions of this Article VII. The assumptions, the method of calculation and the other information revealed or made available to such accounting firm shall be kept confidential and shall not be revealed by it to any other Person. The fees and expenses of such accounting firm shall be paid by Lessee, provided that the Indemnitee (or, if the Indemnitee is the Owner Trustee, the Owner Participant) shall pay such fees and expenses if such verification results in an adjustment in Lessee’s favor of five (5%) percent or more of the amount originally determined to be due by such Indemnitee.

SECTION 7.07. Consolidated or Combined Return. In the case of any Tax for which an Indemnitee claims indemnification hereunder that is reported on a consolidated or combined basis by such Indemnitee, the rules applicable to the consolidated or combined return of the Indemnitee shall be taken into account in computing the amount of any indemnity or payment by or to Lessee under this Article VII in respect of such Tax.

SECTION 7.08. Withholding Tax on Rent. If any Tax that is required to be deducted and withheld from payments of Base Rent, Stipulated Loss Value, the EBO Amount or any amount determined by reference to Stipulated Loss Value or the Fair Market Sales Value of Buyer’s Transponders that is not subject to indemnification by Lessee under Section 7.01 by reason of any exclusion from indemnification described in Section 7.02 applicable to Owner Participant or any Related Indemnitee, Lessee shall, to the extent necessary, increase the amount payable by it so that, after such deduction and withholding, the amount paid to the Indenture Trustee is an amount sufficient to pay the net amounts (after deduction for any Taxes imposed on Indenture Trustee or the Noteholders that are not indemnified against by Lessee pursuant to Section 7.01), if any, then payable to the Noteholders pursuant to the Notes or the Indenture. To the extent Lessee is required to make any additional payment pursuant to the preceding sentence, Owner Participant shall within five (5) Business Days of notice from Lessee of such payment accompanied by evidence of such payment reasonably acceptable to Owner Participant reimburse Lessee for such amount paid by Lessee, plus interest for the period from the date paid by Lessee to the date of payment at the Prime Rate.

SECTION 7.09. Cooperation. Within a reasonable time and in all events within thirty (30) days (or such shorter time period necessary to permit compliance with deadlines imposed by any relevant taxing authority) after the Lessee receives from an Indemnitee a written request for information reasonably available to Lessee or Holdings and reasonably determined by such Indemnitee (as the case may be) as necessary to enable such Indemnitee to fulfill its Tax filing, Tax audit or other Tax obligations or to contest Taxes imposed upon it (whether or not such Tax is indemnified under any of the Operative Documents), the Lessee shall, at the Lessee’s expense, provide such information to the requesting party.

ARTICLE VIII.

Nature and Manner of Payment of Indemnities

SECTION 8.01. Effect of Other Indemnities. Lessee’s obligations under the indemnities provided for in this Participation Agreement shall be those of primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any of the other Operative Documents, the XM Agreements or any other

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document or instrument, and the Person seeking indemnification from Lessee pursuant to any provisions of this Participation Agreement may proceed directly against Lessee (subject to the provisions of this Participation Agreement) without first seeking to enforce any other rights of indemnification.

SECTION 8.02. Payments and Survival of Indemnities. Unless otherwise specifically provided for herein, all amounts payable by Lessee pursuant to Articles VI and VII shall be payable directly to the Person entitled to payment or indemnification. Unless otherwise specifically provided herein or therein, the indemnities of the parties hereunder shall survive the termination of this Participation Agreement and the other Operative Documents and shall survive the transfer of any Note or any interest of Owner Participant in Lessor’s Estate and the payment of any or all of the Notes.

SECTION 8.03. No Guaranties, etc. Nothing herein or in the Tax Indemnification Agreement shall be construed as a guaranty by Lessee of any residual or other value in Buyer’s Transponders or the useful life of Buyer’s Transponders or constitute a guaranty by Lessee of payment of principal of or interest on the Notes or any other amount payable under the Indenture.

ARTICLE IX.

Payment of Transaction Costs

SECTION 9.01. Transaction Costs. (a) If the transactions contemplated by this Participation Agreement to be consummated on the Closing Date are consummated, Owner Trustee shall as soon as practicable on or after the Closing Date, as the case may be (subject to paragraph (b) of this Section 9.01), pay when due, or reimburse Lessee upon request for, all such Transaction Costs presented to and approved by Lessee on or before the Closing Date but not theretofore paid by Owner Trustee. If the transactions contemplated by this Participation Agreement to be consummated on the Closing Date are not consummated, Lessee shall pay when due all Transaction Costs accrued to such failed Closing Date, the payment of which is otherwise the obligation of Owner Trustee pursuant to the first sentence of this Section 9.01(a); provided, however, that if such transactions shall not be consummated by reason of a breach by Owner Trustee or Owner Participant of its obligations hereunder or under any other Operative Document or XM Agreement to which such Person is or will be a party, Lessee shall not be obligated to pay the Transaction Costs incurred by such Person.

(b) To the extent the Owner Participant’s Commitment plus the Transaction Costs to be paid by Owner Participant pursuant to this Participation Agreement would exceed the Equity Cap, the Owner Participant shall pay the Transaction Costs designated in clause (i) (to the extent of legal fees and disbursements for special counsel of Owner Participant), clause (ii), clause (iii) (to the extent of such costs of counsel for Owner Participant, Owner Trustee and Indenture Trustee), clause (iv), clause (vi), and clause (vii) of the definition thereof and such other Transaction Costs as the Owner Participant and Lessee mutually agree, provided that the aggregate Transaction Costs paid by Owner Participant, together with the Commitment of Owner Participant, shall not exceed the Equity Cap, and any Transaction Costs not paid by the Owner Participant will be paid by Lessee.

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(c) Each of the Transaction Costs referred to in this Section 9.01 shall be evidenced by appropriate bills or invoices. Lessee shall have the right to receive any substantiation relating to any such Transaction Costs as Lessee may reasonably request.

SECTION 9.02. Amendments, Waivers, etc.; Ongoing Fees. (a) Lessee will promptly pay all costs and expenses incurred in connection with the entering into or the giving or withholding of any future amendments, supplements, waivers or consents with respect to the Operative Documents or the XM Agreements in accordance with the provisions of Section 6.01(b) hereof (whether or not such amendments, supplements, waivers or consents become effective).

(b) Lessee shall pay the reasonable fees and expenses of Owner Trustee (including without limitation expenses in connection with the preparation and filing of any reports and tax returns (other than incremental costs attributable to the existence of more than one Owner Participant)) and Indenture Trustee for acting as such to the extent not included in Transaction Costs; provided that Lessee shall not be liable for such fees and expenses of Owner Trustee to the extent attributable to expenses in respect of any period when Buyer’s Transponders are no longer subject to the Lease.

ARTICLE X.

Purchase Options

SECTION 10.01. Option to Purchase.

(a) In the event and at the time that Lessee has the right or the obligation to purchase all of Buyer’s Transponders pursuant to Section 19(a)(ii) of the Lease, Lessee, in lieu of exercising such right may elect to purchase all of Owner Participant’s right, title and interest in and to the Lessor’s Estate and the Operative Documents and XM Agreements (the “Beneficial Interest”) on the EBO Date at a purchase price equal to the applicable Beneficial Interest Purchase Price. Lessee shall continue to be obligated to pay all amounts referred to in clauses (A), (B) and (C) of Section 19(b)(ii) of the Lease on the EBO Date.

(b) In the event that at any time or times Owner Participant has become a Competitor OP and does not transfer all of its Beneficial Interest in accordance with Article XII within three (3) months (plus the lesser of any period specified in Section 12.02(a) for Lessee to respond to the list of acceptable transferees furnished by Owner Participant and the number of days from the date Owner Participant furnishes such list to the date Lessee responds thereto) after Owner Participant obtains Actual Knowledge that it has become a Competitor OP, Lessee shall have the right to purchase the Beneficial Interest. Any such purchase of the Beneficial Interest shall be at a purchase price equal to the applicable Beneficial Interest Purchase Price. In addition, Lessee shall pay all amounts referred to in Section 10.01(i) as of such purchase date. With respect to any Affiliation with a Competitor that has caused Owner Participant to become a Competitor OP, Lessee’s purchase right under this Section 10.01(b) shall be exercisable by Lessee only prior to the end of the three (3) month period after Owner Participant’s delivery of an Officer’s Certificate under the second paragraph of Section 5.02(f) confirming its Competitor OP status. The expiration of this purchase right with respect to any particular Affiliation with a Competitor shall not constitute a waiver of this purchase right with respect to any other Affiliation with a Competitor that separately has caused Owner Participant to become a Competitor OP.

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(c) In the event that a Competitor Information Violation occurs, Lessee shall have the right to purchase the Beneficial Interest at a purchase price equal to the applicable Beneficial Interest Purchase Price. In addition, Lessee shall pay all amounts referred to in Section 10.01(i) as of such purchase date. With respect to any Competitor Information Violation, Lessee’s purchase right under this Section 10.01(c) shall be exercisable by Lessee only prior to the end of the three (3) month period after Owner Participant’s delivery of an Officer’s Certificate under the second paragraph of Section 5.02(f) confirming such Competitor Information Violation. The expiration of this purchase right with respect to any particular Competitor Information Violation shall not constitute a waiver of this purchase right with respect to any other Competitor Information Violation.

(d) In the event that Owner Participant gives Lessee an Outside Transfer Notice under Section 12.02(a), Lessee shall have the right to purchase the Beneficial Interest at a purchase price equal to the applicable Beneficial Interest Purchase Price. In addition, if the relevant purchase date is a Rent Payment Date, Lessee shall pay all amounts referred to in Section 10.01(i) as of such purchase date. With respect to any Outside Transfer Notice, this purchase right shall be exercisable by Lessee only within sixty (60) days after Owner Participant provides written notice (pursuant to Section 12.02(a)) to Lessee that it has the right to purchase the Beneficial Interest under this Section 10.01(d). The expiration of this purchase right with respect to any an Outside Transfer Notice shall not constitute a waiver of this purchase right with respect to any other an Outside Transfer Notice.

(e) In the event of a Regulatory Event of Loss, Lessee shall have the right to purchase the Beneficial Interest at a purchase price equal to the applicable Beneficial Interest Purchase Price. In addition, Lessee shall pay all amounts referred to in Section 10.01(i) as of such purchase date. This purchase right shall be exercisable by Lessee only within the ninety (90) day period after receiving a Regulatory Event of Loss Certificate; provided however, that if such Regulatory Event of Loss Certificate states that the Owner Participant shall become subject to materially burdensome requirements prior to expiration of such ninety (90) day period, such period shall end on the later of the date that Owner Participant becomes subject to such materially burdensome requirements as specified in such certificate or ten (10) Business Days after receipt by Lessee of the Regulatory Event of Loss Certificate.

(f) If (A) Lessee has offered to purchase all of Buyer’s Transponders pursuant to clause (x)(B) or (xi) of the second paragraph of (and related portions of) Section 7(e) of the Lease (in connection with a failure to obtain a specified opinion from Independent Tax Counsel or an Adverse Accounting Effect Certificate having been given), and Lessor has accepted such offer, Lessee, in lieu of fulfilling such obligation, may elect to purchase the Beneficial Interest or (B) Lessee has offered to purchase the Beneficial Interest under Section 11.02(m), it shall do so, in the case of clause (A) or (B), at a purchase price equal to the applicable Beneficial Interest Purchase Price. In addition, Lessee shall pay all amounts referred to in Section 10.01(i) as of such purchase date. The applicable purchase right shall be exercisable by Lessee only within the sixty (60) days following the date Lessee receives written notice of acceptance of Lessee’s offer under clause (x)(B) or (xi) of the second paragraph of Section 7(e) of the Lease or Section 11.02(m).

(g) If an Equity Wrap Event of Default occurs and is continuing, and Owner Participant shall have provided written notice (the “Equity Wrap Event of Default Notice”) to

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Lessee stating that an Equity Wrap Event of Default has occurred and that Lessor or Owner Participant is requesting that Lessee make an offer to purchase the Beneficial Interest, then Lessee shall, within ten (10) Business Days after receipt of such notice, if (1) such Equity Wrap Event of Default is continuing and such Equity Wrap Event of Default Notice shall not have been withdrawn by Owner Participant or (2) a Repurchase Offer under Section 10.06(f) is being consummated, purchase the Beneficial Interest (an “Equity Wrap Purchase”) at a purchase price equal to the applicable Beneficial Interest Purchase Price. In addition, Lessee shall pay all amounts referred to in Section 10.01(i) as of such purchase date. It is acknowledged and agreed that, (i) Owner Participant shall be under no obligation to deliver any such Equity Wrap Event of Default Notice but may so deliver it at any time an Equity Wrap Event of Default has occurred and is continuing, and may withdraw it at any time prior to a purchase of the Beneficial Interest under this paragraph, and (ii) subject to Section 15(j) of the Lease and Section 16.4(a)(i)(C) of the Indenture, neither Owner Participant nor Lessor shall have any rights or remedies with respect to such Equity Wrap Event of Default under Section 16 of the Lease except as set forth in this clause (g).

(h) In each case under this Section 10.01 where Lessee has a right to purchase the Beneficial Interest, Lessee may, subject to the requirements of Article XII, instead designate a third party to purchase the same (but Lessee shall remain obligated to ensure that the relevant purchase price is paid and that the Transferee meets the requirements of Article XII).

(i) In connection with any purchase of the Beneficial Interest pursuant to paragraph (b), (c), (d), (e), (f) or (g) of this Section 10.01, on the relevant purchase date, Lessee shall pay (i) if the relevant purchase date is a Rent Payment Date, any unpaid Base Rent due on or prior to such Rent Payment Date (and Owner Participant (rather than Lessee or any other transferee of the Beneficial Interest contemplated hereby) shall be entitled to the distribution to Owner Participant relating thereto), (ii) any unpaid Supplemental Rent accrued or due as of such purchase date, and (iii) all reasonable out-of-pocket costs and expenses of Lessor, Owner Participant, Owner Participant Guarantor and, for so long as the Indenture is in effect, Indenture Trustee.

SECTION 10.02. Notice of Election: Manner of Purchase; Transfer After Purchase. (a) In order to exercise its right to purchase the Beneficial Interest pursuant to Section 10.01(a), Lessee shall notify Owner Participant in writing within twenty (20) days after the giving of notice by Lessee to Lessor pursuant to the Lease of such election. In order to exercise its right to purchase the Beneficial Interest pursuant to Section 10.01(b) or (c), Lessee shall notify Owner Participant in writing of such election within the three (3) month period specified in the applicable Section. In order to exercise its right to purchase the Beneficial Interest pursuant to Section 10.01(d), Lessee shall notify Owner Participant in writing of such election within the sixty (60) day period specified in such Section. In order to exercise its right to purchase the Beneficial Interest pursuant to Section 10.01(e), Lessee shall notify Owner Participant in writing of such election within the ninety (90) days after receiving a Regulatory Event of Loss Certificate. In order to exercise its right to purchase the Beneficial Interest pursuant to Section 10.01(f), Lessee shall notify Owner Participant in writing of such election within the sixty (60) days following the date Lessee receives written notice of acceptance by Lessor of an offer under clause (x)(B) or (xi) of the second paragraph of Section 7(e) of the Lease or Section 11.02(m). At least ten (10) days prior to the applicable purchase date (or such lesser number of days as is practicable under the circumstances, in the case of Section 10.01(g)),

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Lessee shall give notice to each other party hereto stating that Lessee will purchase the Beneficial Interest pursuant to Section 10.01. Any notice contemplated by this Section 10.02(a) shall be irrevocable.

(b) On the date of purchase of the Beneficial Interest under Section 10.01 or Section 11.07(h), Lessee shall pay (or cause to be paid) to Owner Participant the applicable Beneficial Interest Purchase Price in immediately available funds, Owner Trustee shall distribute to Owner Participant all amounts received by it and all other cash then held by it (other than cash distributable to Trust Company in its individual capacity), and immediately thereafter Owner Participant shall transfer the Beneficial Interest free and clear of all Owner Participant’s Liens to Lessee or its designee pursuant to an instrument of conveyance in form and substance reasonably satisfactory to Lessee.

(c) Each of Owner Participant, Owner Trustee, and Indenture Trustee, at the cost and expense of Lessee and on an After-Tax Basis, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Lessee reasonably may request in order to carry out the intent and purpose of this Article X and the transactions contemplated hereby.

(d) As a condition to Lessee’s right to purchase the Beneficial Interest under Section 10.01 or Section 11.07(h), on the date of purchase, Lessee shall have provided to Indenture Trustee and Owner Trustee an opinion of counsel for Lessee, dated the date of purchase, which, subject to usual or customary exceptions, shall be to the effect that, upon consummation of such purchase, (i) each of this Participation Agreement, the Trust Agreement, the Lease and, in the case of Holdings, the Guaranty Agreement constitutes the legal, valid and binding obligation of Lessee or, in the case of the Guaranty Agreement, Holdings, enforceable against Lessee or Holdings, as applicable, in accordance with its respective terms except as the same may be limited by applicable Bankruptcy Laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws that may affect the remedies provided for in or other provisions of the Lease, which laws, however, do not in the opinion of such counsel render unenforceable the obligations to pay Rent thereunder and (ii) the validity and perfection of the Lien of the Indenture is not affected in any adverse respect by such purchase or the consummation thereof. In the event Lessee is unable to provide such opinion, concurrently with the purchase of the Beneficial Interest, Lessee shall, subject to Sections 10.03 and 10.06 assume the obligations of Owner Trustee under the Notes and under the Indenture in accordance with, subject to the conditions of and with the effect provided in, Section 2.11 of the Indenture, and Lessee shall thereafter have the right to terminate the Trust Agreement. It is acknowledged and agreed by the parties hereto that Lessee’s right and obligation to assume the Notes in connection with a purchase of the Beneficial Interest under Section 10.01 shall only arise in the event that the Noteholders have (or been deemed to have) rejected the corresponding Repurchase Offer in accordance with the applicable provisions of Section 10.06.

(e) Owner Trustee and Lessee acknowledge and agree that the former Owner Participant which shall have transferred the Beneficial Interest to Lessee under Section 10.01 or Section 11.07(h) (the “Transferor”) is entitled to all Excepted Payments, whether payable prior to the date of purchase or that become payable on or after the date of purchase, that are attributable to events or circumstances occurring prior to the date of purchase under Section 10.01 or Section 11.07(h). Owner Trustee hereby agrees that upon receipt by it of any

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amounts in respect of such Excepted Payments that is owed to Transferor pursuant to this paragraph, it will forthwith pay over such amounts to the Transferor.

(f) From and after any purchase of the Beneficial Interest pursuant to this under Section 10.01 or Section 11.07(h), (i) the Transferor shall be released from its liability hereunder and under the other Operative Documents and XM Agreements to which it is or will be a party in respect of obligations to be performed on or after the date of such purchase and (ii) Lessee shall be deemed “Owner Participant” for all purposes of the Operative Documents and each reference herein to Owner Participant shall thereafter be deemed a reference to Lessee for all purposes (except that the rights of the Owner Participant (including without limitation, its rights under Article VI or VII and under the Tax Indemnity Agreement) attributable to acts or events prior to such transfer shall survive).

SECTION 10.03. Assumption of Notes. In order to (a) elect to exercise its right to assume or exchange the Notes pursuant to Section 19(c) of the Lease or (b) effect, subject to Section 10.06, the assumption or exchange of Notes required by Section 10.02(d) or Section 11.07(h), Lessee shall irrevocably notify Owner Trustee, Owner Participant and Indenture Trustee in writing thereof at the same time Lessee provides notice to Lessor under the Lease. Each party hereto which is not a party to the Lease hereby consents to Lessee’s right to assume or exchange the Notes pursuant to such Sections, subject to the terms and conditions therein, and, subject to Section 10.06, agrees to perform the actions, if any, contemplated by that Section to be performed by it (in each case with the expenses, fees and costs of such actions to be paid by Lessee).

SECTION 10.04. Deferred Payment for Certain Early Purchases.

(a) In connection with a purchase by Lessee of the Beneficial Interest pursuant to Section 10.01(b), (c), (e) or (f) Lessee may elect, by giving notice of such election in its notice given pursuant to Section 10.02 hereto, to either

(i) pay the entire Beneficial Interest Purchase Price in immediately available funds as provided in Section 10.01(b), (c), (e) or (f) hereof; or

(ii) satisfy the obligation to pay such Beneficial Interest Purchase Price on the date of the purchase by paying a portion thereof in immediately available funds (such portion being at least equal to, but not exceeding, accrued Rents) and by issuing to Owner Participant a promissory note substantially in the form of Exhibit Q hereto made by Lessee in a principal amount equal to the balance of such Beneficial Interest Purchase Price (the “Deferred Payment Note”), having the terms set forth below as applicable.

(b) If Lessee makes the election set forth in Section 10.04(a)(ii), then on the date of the purchase,

(i) Lessee shall maintain in place an Effective Equity Wrap or enter into alternative credit support arrangements reasonably acceptable to Owner Participant in an amount equal to the sum of the principal of the Deferred Payment Note and an amount equal to the interest that will accrue under such Deferred Payment Note from the date of issuance until the maturity date thereof, assuming that the Prime Rate remains at the Prime Rate on the date such Deferred Payment Note is issued and that there will be

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no prepayments under such Deferred Payment Note, which Effective Equity Wrap or credit support may be reduced to reflect any principal amounts prepaid under the Deferred Payment Note.

(ii) the principal amount of the Deferred Payment Note shall be due in a lump sum six (6) months (if Lessee shall have exercised its option to purchase pursuant to Section 10.01(b), (e) or (f)) or nine (9) months (if Lessee shall have exercised its option to purchase pursuant to Section 10.01(c)) after such purchase, with interest at the Prime Rate payable at maturity, prepayable, subject to Section 10.06, at any time without penalty. Any amounts not paid when due under the Deferred Payment Note shall bear interest at the Overdue Rate.

(c) The parties hereto agree that any Deferred Payment Note shall be subject to the terms of subordination set forth in Exhibit P; provided, however, that the terms of subordination set forth in Exhibit P shall cease to apply in the event of a refinancing of the Notes in full during the period in which the Deferred Payment Note is outstanding; and provided further, that the references in Exhibit P to the grant by XM of a security interest in the Beneficial Interest shall not apply prior to a renewal or refinancing of XM’s existing secured credit facilities. In connection with any renewal or refinancing of such secured credit facilities, XM shall use commercially reasonable efforts to ensure that the amended or new financing arrangements entered into by XM (i) do not include a security interest in the Beneficial Interest at any time that a Deferred Payment Note is outstanding and (ii) permit XM to grant to the holder of the Deferred Payment Note the security interest in the Beneficial Interest contemplated by Exhibit P, and, if so permitted, from and after such time the references in Exhibit P to the grant by XM of a security interest in the Beneficial Interest shall apply.

(d) If Lessee notifies Owner Participant that it is seeking to identify a third party to purchase the Beneficial Interest from Lessee and/or perform Lessee’s obligations under the Deferred Payment Note prior to the maturity date thereof, Owner Participant shall, at Lessee’s request, cooperate in all reasonable respects with Lessee’s efforts to sell such Beneficial Interest (including providing information to such third party regarding the reasons for sale of the Beneficial Interest by Owner Participant, but not including any marketing efforts), and Lessee shall reimburse Owner Participant for all reasonable out-of-pocket expenses incurred in connection with such cooperation.

SECTION 10.05. Credit Support for Buyout Amount. If (i) Lessee timely delivers the Final Notice contemplated by clause (i) of the first paragraph of Section 18(a) of the Lease (stating that it will purchase Buyer’s Transponders) and (ii) Lessee is not Investment Grade on the date the Final Notice is delivered, then, together with such delivery of the Final Notice, Lessee shall provide credit support and/or collateral arrangements reasonably acceptable to Owner Participant (which credit support and/or collateral arrangements shall provide coverage that is in addition to the coverage of any Effective Equity Wrap then in effect), which may include, but shall not exclusively be limited to, the Alternatives listed on Schedule V hereto, in an amount equal to the Basic Term Buyout Amount or the Renewal Term Buyout Amount (or, if the Renewal Term Buyout Amount is not yet ascertained, the Stipulated Loss Value as of the most recent Casualty Payment Date preceding the date of the relevant Final Notice), as applicable, as security for Lessee’s obligations to consummate the purchase of Buyer’s

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Transponders pursuant to Section 19(a)(i) of the Lease. If Lessee advises Lessor and Owner Participant prior to delivery of the Final Notice that it intends to purchase Buyer’s Transponders, Lessee, Lessor and Owner Participant shall work together in good faith to determine the types of credit support and/or collateral arrangements reasonably acceptable to Owner Participant. Lessee agrees not to provide cash collateral to the provider of such credit support except as contemplated by Alternative 3 of Schedule V hereto. For the avoidance of doubt, Lessee shall not be required to comply with this Section 10.05 if Lessee elects to purchase Buyer’s Transponders pursuant to Section 19(a)(ii) of the Lease.

SECTION 10.06. Offer to Repurchase in Connection with Purchase of Beneficial Interest.

(a) Each of the following shall be a “Repurchase Offer Event”: (i) the purchase of the Beneficial Interest on the EBO Date under Section 10.01(a) (an “EBO BI Purchase”); (ii) the purchase of the Beneficial Interest for cash (and not by the issuance of a Deferred Payment Note) under Sections 10.01(b), (c), (d), (e), (f) or (g) (a “BI Cash Purchase”); (iii) following the purchase of the Beneficial Interest by the issuance of a Deferred Payment Note under Sections 10.01(b), (c), (e) or (f) the payment by Lessee of the principal amount (other than any mandatory prepayments, as permitted by the Subordination terms in Exhibit P) due under the Deferred Payment Note (a “BI Deferred Purchase”); or (iv) the purchase of the Beneficial Interest that is an Equity Wrap Purchase under Section 10.01(g) (a “BI Equity Wrap Purchase”). Notwithstanding any provisions of the Operative Documents to the contrary, but subject to the last sentence of this Section 10.06(a), the sole right of Lessor based on a Repurchase Offer Event in respect of which Lessee has made a Repurchase Offer as set forth below shall be its rights under this Section 10.06, and a Repurchase Offer Event shall not constitute a Default or an Event of Default under this Agreement, the Lease or any other Operative Document so long as Lessee makes a Repurchase Offer in accordance herewith and complies with its obligations under this Section 10.06 with respect to consummating any transaction resulting from the acceptance of such offer. Nothing in this Section 10.06 shall modify any obligation of Lessee under Section 10.01, or any remedies based thereon.

(b) If Lessee expects a Repurchase Offer Event to occur, Lessee will make an offer (a “Repurchase Offer”) to Lessor, to effect the purchase of Buyer’s Transponders for the purchase price specified and in accordance with whichever of paragraphs (c), (d), (e) or (f) of this Section 10.06 as is applicable. If Lessor does not accept the Repurchase Offer within the period specified in whichever of paragraphs (c), (d), (e) or (f) of this Section 10.06 as is applicable, such offer shall be deemed to have been rejected, and Lessee shall have no further obligations to Lessor under this Section 10.06 with respect to such Repurchase Offer or such Repurchase Offer Event.

(c) If Lessee intends to make an EBO BI Purchase, Lessee shall make a binding and irrevocable Repurchase Offer by written notice to Lessor at least forty-five (45) days and not more than one-hundred eighty (180) days prior to the EBO Date. Copies of such Repurchase Offer shall be sent concurrently by Lessee to Indenture Trustee, the Noteholders and Owner Participant. Lessor may accept such offer by written notice to Lessee given in accordance with Section 13.03 within thirty (30) days from the date the Repurchase Offer notice is given in accordance with Section 13.03. Lessor must, and may only, accept such offer if the Indenture Trustee, acting at the direction of the Majority Interest of Noteholders, directs Lessor

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in writing within such period to accept such offer. If Lessor so accepts the Repurchase Offer, then Lessee and Lessor shall be obligated to purchase and sell, respectively, Buyer’s Transponders at a purchase price equal to, in the aggregate together with the purchase price for the EBO BI Purchase, the sum of the applicable Beneficial Interest Purchase Price and the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest (if not otherwise included in the applicable payment amount), but without any Premium Amount, on the closing date of such EBO BI Purchase. Such purchase of Buyer’s Transponders shall occur on the EBO Date, concurrently with the EBO BI Purchase (in each case, if the Repurchase Offer is accepted by Lessor and becomes non-contingent, neither the EBO BI Purchase nor Repurchase Offer may close unless the other closes concurrently); provided that, if such Repurchase Offer has been accepted in accordance with this clause (c), Lessee’s failure to consummate such Repurchase Offer shall be a Lease Event of Default pursuant to Section 15(l) of the Lease.

(d) If Lessee intends to make a BI Cash Purchase, Lessee shall make a Repurchase Offer, contingent, except as set forth below in this clause (d), on the occurrence of the BI Cash Purchase but otherwise binding, by written notice to Lessor at least forty-five (45) days and not more than 120 days prior to the closing date of the BI Cash Purchase. Copies of such Repurchase Offer shall be sent concurrently by Lessee to Indenture Trustee and the Noteholders and Owner Participant. Lessor may accept such offer, contingent, except as set forth below in this clause (d), on the occurrence of the BI Cash Purchase but otherwise binding, by written notice to Lessee given in accordance with Section 13.03 within thirty (30) days from the date the Repurchase Offer notice is given in accordance with Section 13.03. Lessor must, and may only, accept such offer if the Indenture Trustee, acting at the direction of the Majority Interest of Noteholders, directs Lessor in writing within such period to accept such offer. If Lessor so accepts the Repurchase Offer, then Lessee and Lessor shall be obligated, contingent, except as set forth below in this clause (d), on the occurrence of the BI Cash Purchase, to purchase and sell, respectively, Buyer’s Transponders at a purchase price equal to, in the aggregate together with the purchase price for the BI Cash Purchase, the sum of the applicable Beneficial Interest Purchase Price and the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest (if not otherwise included in the applicable payment amount), but without any Premium Amount, on the closing date of such BI Cash Purchase. The Repurchase Offer and acceptance shall become non-contingent on the date that is ten (10) days prior to the expected closing date (as set forth in the Repurchase Offer Notice) of the BI Cash Purchase unless Lessee determines that the BI Cash Purchase will not occur and Lessee provides written notice of such determination to Lessor at least ten (10) days prior to the closing date. Copies of such notice shall be sent concurrently by Lessee to the Owner Participant, Indenture Trustee and the Noteholders. If the Repurchase Offer and acceptance thereof has become non-contingent in accordance with the immediately preceding sentence, such purchase of Buyer’s Transponders shall occur on the closing date of, and concurrently with, the BI Cash Purchase (in each case, if the Repurchase Offer is accepted by Lessor and becomes non-contingent, neither the BI Cash Purchase nor Repurchase Offer may close unless the other closes concurrently); provided that, if such Repurchase Offer and acceptance thereof have become non-contingent in accordance with this clause (d), Lessee’s failure to consummate such Repurchase Offer shall be a Lease Event of Default pursuant to Section 15(l) of the Lease.

(e) If Lessee intends to make a BI Deferred Purchase, Lessee shall make a Repurchase Offer, contingent, except as set forth in this clause (e), on the occurrence of the BI

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Deferred Purchase but otherwise binding, by written notice to Lessor at least forty-five (45) days and not more than 180 days prior to the payment by Lessee of the principal amount due under the Deferred Payment Note constituting the BI Deferred Purchase. Copies of such Repurchase Offer shall be sent concurrently by Lessee to Indenture Trustee and the Noteholders and each holder of a Deferred Payment Note. Lessor may accept such offer, contingent, except as set forth below in this clause (e), on the occurrence of the BI Deferred Purchase but otherwise binding, by written notice to Lessee given in accordance with Section 13.03 within thirty (30) days from the date the Repurchase Offer notice is given in accordance with Section 13.03. Lessor must, and may only, accept such offer if the Indenture Trustee, acting at the direction of the Majority Interest of Noteholders, directs Lessor in writing within such period to accept such offer. If Lessor so accepts the Repurchase Offer, then Lessee and Lessor shall be obligated, contingent, except as set forth below in this clause (e), on the occurrence of the BI Deferred Purchase, to purchase and sell, respectively, Buyer’s Transponders at a purchase price equal to the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest (if not otherwise included in the applicable payment amount), but without any Premium Amount, on the date of such BI Deferred Purchase; provided, however, if there is a substitute Owner Participant in place at the time of the closing of such purchase, the purchase price shall instead equal the Stipulated Loss Value as of the most recent Casualty Payment Date. The Repurchase Offer and acceptance shall become non-contingent on the date that is ten (10) days prior to the date set for expected payment by Lessee of the principal amount due under the Deferred Payment Note constituting the BI Deferred Purchase, unless, at any time prior to such date on which the Repurchase Offer and acceptance thereof becomes non-contingent, (i) a third party that is not an Affiliate of Lessee performs Lessee’s principal payment obligations under the Deferred Payment Note and becomes the Owner Participant, or (ii) a third party that is not an Affiliate of Lessee pays Lessee an amount for the purchase of the Beneficial Interest from Lessee (or an Affiliate of Lessee that is then Owner Participant) that is equal to or greater than the principal amount due under the Deferred Payment Note. If the Repurchase Offer and acceptance thereof has become non-contingent in accordance with the immediately preceding sentence, such purchase of Buyer’s Transponders shall occur on the date of the payment by Lessee of the principal amount due under the Deferred Payment Note constituting the BI Deferred Purchase (in each case, if the Repurchase Offer is accepted by Lessor and becomes non-contingent, neither the BI Deferred Purchase nor Repurchase Offer may close unless the other closes concurrently); provided that, if such Repurchase Offer and acceptance thereof have become non-contingent in accordance with this clause (e), Lessee’s failure to consummate such Repurchase Offer shall be a Lease Event of Default pursuant to Section 15(l) of the Lease.

(f) If Lessee is required to make a BI Equity Wrap Purchase, Lessee shall make a binding and irrevocable Repurchase Offer by written notice to Lessor as promptly as practicable (and in any event within one (1) Business Day) after receipt of any Equity Wrap Event of Default Notice under Section 10.01(g), which Repurchase Offer notice shall specify the closing date for the BI Equity Wrap Purchase. Copies of such Repurchase Offer shall be sent concurrently by Lessee to Indenture Trustee and the Noteholders and Owner Participant. Lessor shall be deemed to have accepted such offer, unless Lessor declines such offer by written notice to Lessee given in accordance with Section 13.03 prior to the closing date for the BI Equity Wrap Purchase. Lessor must, and may only, decline such offer if the Indenture Trustee, acting at the direction of the Majority Interest of Noteholders, directs Lessor in writing within such period to reject such offer. Unless Lessor so declines the Repurchase Offer, Lessee and Lessor shall be

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obligated to purchase and sell, respectively, Buyer’s Transponders at a purchase price equal to the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest (if not otherwise included in the applicable payment amount), plus the then-applicable Premium Amount, on the closing date of, and concurrently with, such BI Equity Wrap Purchase; provided, however, if there is a substitute Owner Participant in place at the time of the closing of such purchase, the purchase price shall instead equal the Stipulated Loss Value as of the most recent Casualty Payment Date (plus the then-applicable Premium Amount). Such purchase of Buyer’s Transponders shall occur on the closing date of, and concurrent with, the BI Equity Wrap Purchase (in each case, neither the BI Equity Wrap Purchase nor Repurchase Offer may close unless the other closes concurrently); provided that, if such Repurchase Offer has been accepted in accordance with this clause (f), Lessee’s failure to consummate such Repurchase Offer shall be a Lease Event of Default pursuant to Section 15(l) of the Lease.

(g) The parties hereto acknowledge that to the extent specified in Sections 10.06(d) and (e), Repurchase Offers and any acceptances thereof shall be contingent upon the closing or occurrence of the applicable Repurchase Offer Event (but shall become non-contingent as provided therein), whether or not the offer or acceptance notices thereof so state. In the event that any party reasonably believes that the applicable Repurchase Offer Event with respect to which such notices have been given will not occur, the parties sending or receiving such notices will act in good faith to determine whether or not such Repurchase Offer Event will occur, and if not to cancel the applicable Repurchase Offers and any acceptances thereof (in each case prior to the time the same shall have become non-contingent as provided in clauses (d) and (e)). Upon any such cancellation, the applicable Repurchase Offers and acceptances thereof shall be of no further force or effect.

(h) On the date of purchase, Lessee shall pay to Lessor the purchase price specified in whichever of paragraphs (c), (d), (e) or (f) of this Section 10.06 is applicable. In addition, Lessee shall pay (i) if the relevant purchase date is a Rent Payment Date, any unpaid Base Rent due on or prior to such Rent Payment Date (and Owner Participant (rather than Lessee or any other transferee of the Beneficial Interest contemplated hereby) shall be entitled to the distribution relating thereto), (ii) any unpaid Supplemental Rent accrued or due as of such purchase date, and (iii) all reasonable out-of-pocket costs and expenses of Lessor, Owner Participant, Owner Participant Guarantor and, for so long as the Indenture is in effect, Indenture Trustee. Upon receipt of such payments Lessor shall transfer all right, title and interest of Lessor in and to Buyer’s Transponders, as is and where is, to Lessee, free and clear of Lessor Liens and Owner Participant Liens, but otherwise without warranty, and Lessor shall execute and deliver to Lessee, at Lessee’s reasonable expense, a bill of sale or assignment and such other instruments, documents and opinions as Lessee may reasonably request to evidence the valid consummation of such transfer and shall take, at Lessee’s expense, such actions under Section 10 of the Indenture as Lessee may reasonably request

(i) Lessee shall provide written notice to Lessor whenever a Repurchase Offer or acceptance thereof has become binding and irrevocable under this Section 10.06. Copies of such notice shall be sent concurrently by Lessee to Indenture Trustee and the Noteholders and Owner Participant.

Notwithstanding the foregoing, if the Repurchase Offer Event is the purchase of the Beneficial Interest under Section 10.01(f) arising out of a refinancing under Article XI of this

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Participation Agreement, the provisions of this Section 10.06 shall not require any Repurchase Offer with respect to the Refinancing Notes resulting from such refinancing.

SECTION 10.07. Failed Substitution Beneficial Interest Purchase.

Notwithstanding anything to the contrary contained herein (including Sections 10.01(f), 10.06(d) and 10.06(e)), in the event Lessee purchases the Beneficial Interest in accordance with Section 10.01(f) as a result of a failed Substitution and does not effect the relevant Substitution within the time period provided in Section 7(e) of the Lease, such purchase (and, if applicable, purchase under a corresponding Repurchase Offer) shall occur not later than the date by which Lessee would otherwise have been required to effect a Substitution in accordance with Section 7(e) of the Lease.

SECTION 10.08. Compliance with Transfer Restrictions.

Any Transfer of the Beneficial Interest in accordance with this Article X shall be made pursuant to an Owner Participant Substitution Agreement substantially in the form of Exhibit M and if made to a Person other than to Lessee, Holdings or an Affiliate shall be made in compliance with any applicable requirements for a Transferee set forth in Article XII.

ARTICLE XI.

Optional Refinancing

SECTION 11.01. Refinancing of Notes. Upon compliance with the terms and conditions of this Article XI, including without limitation the satisfaction of the conditions set forth in Section 11.02 hereof, and of Section 2.3 of the Indenture, Lessee shall have the right to request Owner Trustee to, and upon such request Owner Participant, Owner Trustee and Indenture Trustee shall cooperate in good faith to, take such steps as may be necessary to refinance all (but not less than all) of the Notes then outstanding (the “Refinanced Notes”) on one occasion when Lessee is Investment Grade and one occasion when Lessee is not Investment Grade, in each case through the issuance and sale in the public or private market of other notes (the “Refinancing Notes”) in an aggregate principal amount which shall be equal to the unpaid principal amount of, and accrued interest on, the Refinanced Notes plus, subject to the limitations set forth in Section 11.02, up to 1% of such unpaid principal amount to cover expenses incurred in connection with such refinancing. The proceeds of such issuance and sale to be applied to prepay the principal amount of and accrued interest on such outstanding Refinanced Notes and the expenses of such refinancing. Subject to the limitations set forth in Section 11.02, the amortization or sinking fund schedules for the Refinancing Notes may be different from such schedules for the Refinanced Notes. As a condition to such refinancing, Lessee will be liable for, and shall pay, on an After-Tax Basis, the reasonable expenses (including attorney’s fees and internal costs) incurred by Owner Trustee, Indenture Trustee and Owner Participant in connection with such refinancing (whether or not such refinancing shall be consummated, so long as the failure to consummate such refinancing does not result solely from a default by Owner Participant in its obligations hereunder) and upon the closing of such refinancing, Lessee shall pay Owner Participant a fee equal to the product of $250,000 and a fraction, the numerator of which is the principal amount of Notes refinanced pursuant to this Article XI immediate prior to the closing of any such refinancing and the denominator of which is the principal amount the Notes outstanding as of the Closing. Lessee’s right to request, and the obligation of Owner Participant, Owner Trustee and Indenture Trustee to cooperate with any

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such refinancing shall be subject to the condition that no Bankruptcy Default, Payment Default, Event of Default or Equity Wrap Default shall have occurred and be continuing, other than a Payment Default, Event of Default or Equity Wrap Default that would be cured prior to or upon such refinancing.

Subject to the limitations set forth in Section 11.02, Lessee, Owner Participant, Note Purchasers, Owner Trustee and Indenture Trustee agree to cooperate with the reasonable requests of Lessee to effect the refinancing in full of the Notes described in this Section 11.01, including redeeming the outstanding Notes under the applicable available optional redemption provision of the Indenture requested by Lessee, and to negotiate in good faith to conclude such additional agreements and such supplements or amendments to or consents or waivers under each of the Operative Documents as may be reasonably requested by XM to effect the transactions contemplated in connection with such refinancing in compliance with and subject to the terms and conditions of this Section 11.01 and Section 11.02, including, without limitation, any amendment or supplement to the Indenture that may be reasonably necessary to allow the Notes to take the form of public, private institutional or commercial bank debt, and will negotiate in good faith to resolve any resulting debt/equity points in a manner reasonably satisfactory to Owner Participant, Lessee and the proposed holders of any such debt.

SECTION 11.02. Cooperation; Conditions. Owner Trustee, Indenture Trustee and Owner Participant agree that each will cooperate with the others and Lessee in any refinancing permitted by this Article XI and negotiate in good faith to conclude such additional agreements and such supplements or amendments to or consents or waivers under each of the Operative Documents as may be reasonably requested by Lessee to effect the transactions contemplated in connection with any such refinancing, subject, however, to the following conditions:

(a) the refinancing results in payment in full to the holder or holders of the Refinanced Notes of the unpaid principal amount of, Premium Amount, if any, and accrued and unpaid interest on such Refinanced Notes held by such holder or holders, and of all other amounts then due and owing by Lessee to such holder or holders pursuant to any other Operative Document;

(b) without the consent of Owner Participant, the highest interest rate applicable to the Refinancing Notes shall not exceed the highest interest rate applicable to the Refinanced Notes by more than one (1%) percent, and the weighted average interest rate applicable to the Refinancing Notes shall not exceed the weighted average interest rate applicable to the Refinanced Note by more than one (1%) percent;

(c) no Bankruptcy Default, Payment Default, Event of Default or Equity Wrap Default shall have occurred and be continuing as of the date the Lessee requests completion of such refinancing pursuant to Section 11.01 or as of the date of completion of such refinancing, other than a Payment Default, Event of Default or Equity Wrap Default that would be cured prior to or upon such refinancing;

(d) on the date of the request to complete the refinancing and on the date of completion of the refinancing, each of Holdings and Lessee shall deliver an Officer’s Certificate certifying its compliance in all material respects with each of their obligations under the

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Operative Documents and the XM Agreements and the absence of any Bankruptcy Default, Payment Default, Event of Default or Equity Wrap Default;

(e) the Refinancing Notes shall be denominated in Dollars;

(f) the terms and conditions of such refinancing shall, pursuant to an adjustment to the Factors as provided in and in accordance with Sections 11.05 and 11.06, in each case as applicable, preserve Owner Participant’s Net Economic Return as therein provided;

(g) the Refinancing Notes issued to refinance the Refinanced Notes shall have a final maturity date not later than three (3) months following the final maturity date of the Refinanced Notes and a principal amount not in excess of the sum of the outstanding principal amount of and accrued and unpaid interest on the Refinanced Notes and up to 1% of such unpaid principal amount to cover the expenses incurred to effect such refinancing;

(h) the average remaining life to maturity of the Refinancing Notes issued to refund the Refinanced Notes as of the date of such refinancing shall not be longer or shorter than the average remaining life to maturity of the Refinanced Notes as of the date of such refinancing by a period greater than four (4) months;

(i) Owner Participant, Owner Trustee and Indenture Trustee shall have received (i) such opinions of counsel as they may reasonably request concerning compliance with the Securities Act and any other Applicable Law relating to the sale of securities and (ii) such other opinions of counsel and such certificates and other documents, each in form and substance reasonably satisfactory to each of them, as they may reasonably request in connection with compliance with the terms and conditions of this Article XI;

(j) all necessary material authorizations, approvals and consents shall have been obtained;

(k) Owner Participant shall have received from Independent Tax Counsel an opinion to the effect that Owner Participant should not incur any Tax Loss or Income Inclusion as a result of the terms and provisions, as opposed to the existence, of such refinancing, other than any Income Inclusion attributable to any fee paid to Owner Participant pursuant to Section 11.01; provided, however, that in the event Owner Participant shall not have received such an opinion, at the request of Lessee, Owner Participant and Lessee shall negotiate in good faith regarding an indemnity payment calculated pursuant to Section 3.04(a) of the Tax Indemnification Agreement in lieu of such opinion (it being understood that Owner Participant shall be under no obligation to agree to any such indemnity);

(l) Owner Participant shall have received from Independent Tax Counsel an opinion to the effect that the Refinanced Notes should be “qualified nonrecourse indebtedness” within the meaning of Section 1.861-10T of the Regulations; provided, however, that in the event Owner Participant shall not have received such an opinion, at the request of Lessee, Owner Participant and Lessee shall negotiate in good faith regarding an indemnity payment calculated pursuant to Section 3.04(a) of the Tax Indemnification Agreement in lieu of such opinion (it being understood that Owner Participant shall be under no obligation to agree to any such indemnity);

(m) (A) Owner Participant shall not have delivered to Lessee, within fifteen (15) Business Days of Lessee’s written notice to Lessor of Lessee’s intent to exercise the

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foregoing refinancing right (which written notice shall not be deemed delivered unless it shall have been accompanied by a term sheet setting forth the expected material terms of such refinancing), an Adverse Accounting Effect Certificate certifying that such refinancing would result in an Adverse Accounting Effect under clause (i) of the definition thereof and that the Refinancing Notes shall as a result of a change in the existing applicable accounting standards after the date hereof or a change in the interpretation of the existing applicable accounting standards by an accepted accounting standards body (such as the FASB), be subject to an accounting treatment to which the Refinanced Notes were not subject or (B) if Owner Participant shall so deliver an Adverse Accounting Effect Certificate, Lessee shall have delivered to Owner Participant a written offer to purchase all of Owner Participant’s right, title and interest in the Beneficial Interest immediately preceding the closing of such refinancing for an amount equal to the Beneficial Interest Purchase Price as provided in Section 10.01(f) (it being understood and agreed that the condition to the refinancing of the Notes specified in this clause (m) shall be satisfied in the event Lessee so delivers such written offer to purchase the Beneficial Interest), determined as of the Casualty Payment Date immediately preceding the closing of such refinancing; provided, however, that for purposes of clause (A) of this paragraph, if the final terms of such refinancing would have an accounting treatment different in any material respect from those set forth in the term sheet delivered by Lessee pursuant to such clause (A), Owner Participant shall have an additional ten (10) Business Days to deliver an Adverse Accounting Effect Certificate after receiving a revised term sheet or other documents (which may be in draft form) reflecting such revised terms for purposes of clause (A);

(n) the terms and conditions of such Refinancing Notes (except with regard to the terms described in, and to the extent permitted by, clauses (b), (f), (g) and (h) above) will, in the aggregate, be no less favorable to Owner Participant than the terms and conditions applicable to the Refinanced Notes, as reasonably determined by Owner Participant; provided, however, that if the Refinanced Notes shall have been issued in a public offering, in the event that the Refinancing Notes are to be privately placed, all the terms and conditions of the Refinancing Notes (except with regard to the terms described in, and to the extent permitted by, clauses (b), (f), (g) and (h) above) will, in the aggregate, be no less favorable to Owner Participant than the market terms and conditions (except with regard to the terms described in, and to the extent permitted by, clauses (b), (f), (g) and (h) above) upon which the Refinanced Notes would have been issued on the date actually issued, had the same been issued in a similar type of private placement, as reasonably determined by Owner Participant; and

(o) all reasonable expenses (including attorney’s fees and internal costs) incurred by Owner Participant in connection with any such refinancing (whether consummated or not) will be financed as part of the refinancing, subject to clause (g) above, or paid on an After-Tax Basis by Lessee.

SECTION 11.03. Notice. Lessee shall give Owner Trustee, Owner Participant and Indenture Trustee at least forty-five (45) days prior written notice of any desired refinancing pursuant to this Article XI, which notice shall set forth to the extent practicable the proposed terms and conditions of such refinancing, including the desired date therefor. Lessee, Owner Trustee, Owner Participant and, as necessary, Indenture Trustee, shall consult thereafter on the negotiation of such terms and conditions to the end that, subject to the provisions of this Article XI, the final terms and conditions of such refinancing shall be agreed among the parties thereto in due course thereafter. Lessee will provide notice promptly to such Persons in the

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event that Lessee determines not to proceed with such proposed refinancing. Lessee may revoke any such notice; provided, however, that if Lessee provides notice (stating that it is a definitive notice) that such financing is to close on or about a particular date and has requested Lessor to provide notice to Indenture Trustee under Section 2.3 of the Indenture, such notice under this Section 11.03 shall become irrevocable ten (10) days prior to the closing date set forth in such notice under the Indenture.

SECTION 11.04. Rights of Parties. Notwithstanding anything to the contrary contained herein, in no event shall Owner Participant or Indenture Trustee have any obligation to initiate or structure any refinancing of Notes or to take, or to cause Owner Trustee to take, any action in connection therewith other than such as may be requested by Lessee as provided in this Article XI.

SECTION 11.05. Lease Rental Adjustments and Adjustment of Factors. To the extent required by Section 6 of the Tax Indemnification Agreement or if the Notes have been refinanced pursuant to Section 11.01 or there is a Partial Loss in respect of which Lessee has paid an Applicable Portion of Stipulated Loss Value pursuant to Section 12(c) of the Lease, then Lessor’s Cost and the Factors shall be adjusted (upwards or downwards, as the case may be, but in no event below zero) using the same methods, constraints and assumptions (as modified on account of the occurrence of any of the events referred to in this Section 11.05) used to calculate such items on the Closing Date in each case to: (1) maintain Owner Participant’s Net Economic Return through the EBO Date (as adjusted, if applicable) and through the Basic Term and (2) to the extent possible consistent with clause (1) hereof, minimize the implicit lease rate through the EBO Date (including the EBO Amount) or if such adjustments are being made after the EBO Date, the implicit lease rate through the end of the Basic Term; provided that in no event shall the EBO Amount be adjusted below the greatest of (x) 105% of the estimated fair market sales value of Buyer’s Transponders on the EBO Date, determined as of the Closing Date and set forth in the Appraisal, (y) Stipulated Loss Value (and Premium Amount, if any) of Buyer’s Transponders as of the EBO Date as recomputed pursuant to this Section 11.05, and (z) 102% of the sum of the present values as of the EBO Date (computed using an annual discount rate equal to 16.7% compounded monthly) of (i) the scheduled Base Rent payments after the EBO Date through the end of the Basic Term and (ii) the fair market sales value of Buyer’s Transponders as of the end of the Basic Term as set forth in the Appraisal. To the extent possible, all adjustments pursuant to this Section 11.05 shall be made in compliance with Section 467 of the Code and the Regulations thereunder or any judicial decision, or any Revenue Ruling, Revenue Procedure or other published IRS interpretation of general application interpreting or relating to Section 467 of the Code (for this purpose, compliance with Section 467 of the Code shall mean making such adjustments in a manner such that rent will be accounted for under Sections 1.467-1(d)(2)(iii) and 1.467-1(f)(6)(i) of the Regulations or any successor provision thereto), and, to the extent applicable, in compliance with the requirements of Rev. Proc. 2001-28, 2001-19 IRB 1156 and Sections 4.02(5), 4.07(1) and 4.07(2) of Rev. Proc. 2001-29, 2001-19, IRB 1160 (or any successor provisions) as they exist at the time of such adjustment; provided, however, that in the absence of any change to Section 467 of the Code (or the Regulations thereunder) or to the requirements of Rev. Proc. 2001-28 or Rev. Proc. 2001-29 that is effective with respect to this Lease, such compliance shall be in the same manner and to the same extent as Base Rent complied with such requirements prior to such adjustment. Any adjustment to the Pricing Assumptions resulting from the application of this Section 11.05 shall amend the existing

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Schedule III hereto. Notwithstanding anything to contrary contained herein, (1) all adjustments pursuant to this Section 11.05 shall provide that (x) Base Rent payable under the Lease shall be sufficient to make scheduled principal and interest payments on the Notes and (y) Stipulated Loss Value and EBO Amount (together with any Base Rent payable on the applicable payment date) shall be sufficient to redeem in full the Notes, including any Premium Amount and accrued and unpaid interest thereon and (2) no reduction in any Stipulated Loss Value shall be made for any payment pursuant to the Tax Indemnification Agreement in connection with an event subject to indemnification thereunder in excess of the amount by which the sum of the present values of the additional Federal, state and local income taxes payable by Owner Participant as a result of such event exceeds the sum of the present values of any anticipated reductions in Federal, state and local income taxes payable by Owner Participant as a result of such event, in each case computed using a reasonable discount rate acceptable to Owner Participant and Lessee (if not otherwise provided for in the Tax Indemnification Agreement) and assuming Owner Participant is subject to tax at the Effective Tax Rate or such other rate as may be provided for in the Tax Indemnification Agreement.

SECTION 11.06. Confirmation of Adjustments; Further Assurances. (a) The adjustment to any of the Factors pursuant to Section 11.05 shall be determined by Owner Participant. The Owner Participant shall provide to Lessee, Lessor and Indenture Trustee notice of such adjustment accompanied by an Officer’s Certificate of Owner Participant which Officer’s Certificate shall set forth such adjustment and which shall confirm that such adjustment was made in accordance with the provisions of Section 11.05. Such adjustment shall, subject to the following provisions of this Section 11.06, become effective as of a date not later than the next succeeding Rent Payment Date, which occurs at least fifteen (15) days after the date of such adjustment, or, if later, the date of the conclusion of the verification procedure set forth in Section 11.06(b) (in each case taking into effect the effective date of such adjustment).

(b) Within twenty (20) Business Days after receipt of an Officer’s Certificate pursuant to paragraph (a) above in respect of an adjustment pursuant to Section 11.05, if Lessee believes that such adjustment is incorrect, Lessee may request that such adjustment be verified by one of the four largest U.S. independent public accounting firms, including Owner Participant’s regular independent accounting firm, as selected by Owner Participant. In such verification process, such accounting firm shall be given access by Owner Participant to the assumptions, methods of calculation, computations, computer programs and files employed by Owner Participant in calculating such proposed adjustment and employed in the original calculation of the Factors, subject to the execution of such confidentiality agreements as Owner Participant shall reasonably request; provided that in the event such verification process requires access to the tax books and records, tax returns or other tax related documents of Owner Participant, the review may only be conducted by Owner Participant’s regular independent accounting firm with Owner Participant’s cooperation and Owner Participant shall arrange for such review to be conducted with a scope reasonably satisfactory to Lessee.

Such verification by such accounting firm shall be at the expense of Lessee unless such verified adjustment results in a readjustment in favor of Lessee that exceeds four basis points in the implicit lease rate through the EBO Date (including the EBO Amount) or if such adjustments are being made after the EBO Date, the implicit lease rate through the end of the Basic Term, in which case the fees of the accounting firm in connection with such verification shall be at the expense of Owner Participant. Such determination of the adjustment by Owner

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Participant, or, if so requested in accordance with this Section 11.06(b), such verified adjustment, as the case may be, shall be conclusive and binding on the parties hereto.

(c) At the time any adjustment is made pursuant to Section 11.05 or this Section 11.06, the parties hereto shall memorialize such adjustment as appropriate and shall enter into such amendments to the Operative Documents (including an amendment to Schedule III hereto and a supplement to the Lease) and do such further acts as may be reasonably required in order to effectuate such adjustments; provided that such adjustment shall become effective as provided in this Section 11.06 without regard to the date on which any such document is executed and delivered; and further provided that any amendment to Schedule III hereto, pursuant to Section 11.05 or 11.06, may be made by Owner Participant and Holdings.

SECTION 11.07. Offer to Repurchase or Refinance.

(a) Each of the following shall be an “ORR Event”: (i) the occurrence of a Change of Control if Lessee is not Investment Grade immediately following such Change of Control (an “ORR Change of Control Event”), (ii) the occurrence of an SDARS License Event if Lessee is not Investment Grade immediately following such SDARS License Event (an “ORR SDARS License Event”), (iii) the consummation of any merger or other transaction in violation of Section 13(a) of the Lease (an “ORR Merger Event”), or (iv) Lessee fails to comply with Section 13(b) of the Lease (an “ORR Covenant Event”). Notwithstanding any provisions of the Operative Documents to the contrary, the sole right of Lessor based on an ORR Event in respect of which Lessee has made an Offer to Purchase or Refinance as set forth below shall be its rights under this Section 11.07, and an ORR Event shall not constitute a Default or an Event of Default under this Agreement, the Lease or any other Operative Document so long as Lessee makes an Offer to Purchase or Refinance in accordance herewith and complies with its obligations under this Section 11.07 with respect to consummating any transaction resulting from the acceptance of such offer.

(b) Upon the occurrence of an ORR Event, Lessee will make a binding and irrevocable offer (an “Offer to Purchase or Refinance”) to Lessor to effect whichever of the following is applicable under Section 11.07(e): (1) the purchase of Buyer’s Transponders for a purchase price equal to the ORR Payment Amount (an “ORR Purchase”) or (2) the refinancing of the outstanding Notes (an “ORR Refinancing”). If Lessee is obligated to make an Offer to Purchase or Refinance, within thirty (30) days, or within such other time as Owner Participant agrees in the case of an ORR SDARS License Event under clause (i) of the definition thereof, following the ORR Event, Lessee will deliver notice to Lessor in accordance with Section 13.03, Owner Participant and Indenture Trustee stating that an ORR Event has occurred and that an Offer to Purchase or Refinance is being made pursuant to this Section 11.07. Copies of such Offer to Purchase or Refinance shall be sent concurrently by Lessee to the Noteholders.

(c) Lessor must, to the extent provided in clause (i) and (ii) below, accept such offer by written notice to Lessee given in accordance with Section 13.03 within thirty (30) days from the date the Offer to Purchase or Refinance notice is given in accordance with Section 13.03 (“ORR Acceptance Notice”); provided that, Lessor shall not accept such offer to Purchase or Refinance unless required to do so by clause (i) or (ii) below.

(i) If the ORR Event is an ORR Change of Control Event, an ORR SDARS License Event or an ORR Merger Event, Lessor must accept such offer either if

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the Indenture Trustee, acting at the direction of the Majority Interest of Noteholders, directs Lessor in writing within such period to accept such offer (a “Noteholder Acceptance”) or Owner Participant directs Lessor in writing within such period to accept such offer (an “OP Acceptance”). The ORR Acceptance Notice shall state whether Lessor has obtained a Noteholder Acceptance and whether Lessor has obtained an OP Acceptance prior to Lessor’s acceptance.

(ii) If the ORR Event is an ORR Covenant Event, Lessor must accept such offer if the Indenture Trustee, acting at the direction of the Majority Interest of Noteholders directs Lessor in writing within such period to accept such offer.

(d) If Lessor does not accept the Offer to Purchase or Refinance within thirty (30) days after the date the Offer to Purchase or Refinance notice is given in accordance with Section 13.03, (i) such offer shall be deemed to have been rejected, and Lessee shall have no further obligations with respect to such Offer to Purchase or Refinance or such ORR Event and (ii) if such ORR Event is an ORR Covenant Event, the violation of the covenant set forth in the Senior Notes Indenture with respect to which non-compliance in violation of Section 13(b) of the Lease led to the ORR Covenant Event shall be deemed to have been waived, and any continuing non-compliance with such covenant as a result of such violation shall no longer constitute a violation of Section 13(b) of the Lease or Default or Event of Default hereunder or thereunder (although such waiver shall not apply to any new noncompliance with such covenant or any other such covenant) or require any additional Offer to Purchase or Refinance.

(e) If Lessor accepts the Offer to Purchase or Refinance as provided above, then

(i) If the ORR Event is an ORR Change of Control Event, an ORR SDARS License Event or an ORR Merger Event, (A) if the ORR Acceptance Notice states that Lessor has not obtained an OP Acceptance prior to such acceptance, Lessee shall seek to effect an ORR Refinancing as provided below, or (B) if the ORR Acceptance Notice states that Lessor has obtained an OP Acceptance prior to such acceptance, Lessee shall, subject to Section 11.07(h), effect an ORR Purchase as provided below.

(ii) If the ORR Event is an ORR Covenant Event, Lessee shall seek to effect an ORR Refinancing as provided below.

(f) If Lessee is to seek to effect an ORR Refinancing as provided above, Lessee shall have a period of three (3) months from the date of receipt of an ORR Acceptance Notice or three (3) months (or such shorter period in which Lessee is then purchasing notes issued under the Senior Notes Indenture) from the date of the ORR Event, in the case of an ORR Change of Control Event or ORR Covenant Event (an “ORR Refinancing Period”), during which it shall use commercially reasonable efforts to complete the ORR Refinancing. Any ORR Refinancing shall be for all (but not less than all) of the Notes and shall be conducted in the same manner, and subject to the same conditions (including those set forth in Section 11.02), as an optional refinancing under Section 11.01, except that (x) the amount to be paid to the holders of the Notes shall equal 101% of the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest (if not otherwise included in the applicable payment amount), but without any Premium Amount on the Notes (the “Notes Repurchase Amount”) on the date the

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Notes are redeemed in connection with such refinancing, which shall be the closing date of such refinancing; (y) any such refinancing shall not constitute one of the two optional refinancings permitted by Section 11.01; and (z) Lessee shall not be obligated to complete the ORR Refinancing if the Rent Payments to be made under the Lease as adjusted for the Refinancing Notes would be greater than such payments prior to such adjustment (but in such event Lessee shall be obligated to purchase Buyer’s Transponders under Section 11.07(g)).

Subject to the limitations set forth herein and in Section 11.02, Lessee, Owner Participant, Noteholders, Owner Trustee and Indenture Trustee agree to cooperate with reasonable requests of Lessee to effect an ORR Refinancing, including redeeming the outstanding Notes under Section 2.5(a)(iv) of the Indenture, and to negotiate in good faith to conclude such additional agreements and such supplements or amendments to or consents or waivers under each of the Operative Documents as may be reasonably requested by Lessee to effect the transactions contemplated in connection with such refinancing in compliance with and subject to the terms and conditions of this Section 11.07, Section 11.01 and Section 11.02, including, without limitation, any amendment or supplement to the Indenture that may be reasonably necessary to allow the Notes to take the form of public, private institutional or commercial bank debt, and, subject to Section 11.02, will negotiate in good faith to resolve any resulting debt/equity points in a manner reasonably satisfactory to Owner Participant, Lessee and the proposed holders of any such debt.

(g) Lessee shall be obligated to purchase Buyer’s Transponders at the purchase price specified in clause (A) below if (i) Lessee does not complete the ORR Refinancing during the ORR Refinancing Period (and in such event Lessee will mail a notice (the “Unsuccessful ORR Refinancing Notice”), not later than two (2) Business Days after the last day of the ORR Refinancing Period, to Lessor to such effect, with copies sent concurrently to the Noteholders and Owner Participant), unless Owner Participant provides Lessor within thirty (30) days after receipt of such notice with funds necessary to redeem the outstanding Notes at the Notes Repurchase Amount under Section 2.5(a)(iv) of the Indenture, or (ii) Lessee is to make an ORR Purchase as provided above. Such purchase shall occur on a purchase date set by Lessee, of which written notice is provided to Lessor and Indenture Trustee (with copies to the Noteholders and Owner Participant), which date shall be no earlier than thirty (30) and no later than sixty (60) days from (x) the date of the Unsuccessful ORR Refinancing Notice, in the case of a purchase under clause (i) of this paragraph, or (y) the date Lessee becomes required to make an ORR Purchase as provided in Section 11.07(e), in the case of a purchase under clause (ii) of this paragraph; provided, however, in the case of an ORR Change of Control Event or ORR Covenant Event, such closing shall occur no later than the date that is three (3) months after the ORR Event (or such shorter period in which Lessee is then purchasing notes issued under the Senior Notes Indenture). Subject to Section 11.07(h) below, on the date of purchase, Lessee shall pay to Lessor the sum of (A) either (1) the ORR Payment Amount, in the case of an ORR Purchase that did not result from an unsuccessful refinancing, or (2) Stipulated Loss Value as of the most recent Casualty Payment Date, in the case of an ORR Purchase that resulted from an unsuccessful refinancing, per clause (i) above; (B) any Base Rent due on such date (to the extent not otherwise included in the ORR Payment Amount) and (C) any unpaid Supplemental Rent accrued or due as of such date. Upon receipt of the payments set forth in the preceding sentence, Lessor shall transfer all right, title and interest of Lessor in and to Buyer’s Transponders, as is and where is, to Lessee, free and clear of Lessor Liens and Owner Participant Liens, but

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otherwise without warranty, and Lessor shall execute and deliver to Lessee, at Lessee’s reasonable expense, a bill of sale or assignment and such other instruments, documents and opinions as Lessee may reasonably request to evidence the valid consummation of such transfer and shall take, at Lessee’s expense, such actions under Section 10 of the Indenture as Lessee may reasonably request.

(h) Notwithstanding the provisions of Section 11.07(g) above, if the ORR Acceptance Notice stated that there has not been a Noteholder Acceptance, Lessee’s obligation to effect the ORR Purchase shall be modified as follows. Lessee shall (at Lessee’s option), by written notice to Lessor given in accordance with Section 13.03 at least five (5) Business Days prior to the closing for the ORR Purchase (with copies sent concurrently to the Noteholders and Owner Participant), elect to (i) assume the Notes in the same manner as provided in Section 19(c) of the Lease, subject to the conditions set forth in Section 2.11 of the Indenture, or (ii) purchase the Beneficial Interest at a purchase price equal to the applicable Beneficial Interest Purchase Price or (iii) subject to satisfying the requirements of Article XII for a Transferee in connection therewith, cause a third party to purchase the Beneficial Interest at a purchase price equal to the applicable Beneficial Interest Purchase Price (but Lessee shall remain obligated to pay or cause payment of the applicable Beneficial Interest Purchase Price and to ensure that the transfer of the Beneficial Interest is consummated in accordance with the Transferee requirements of Article XII ). If Lessee elects or is required to assume the Notes, the closing for the ORR Purchase shall proceed as specified in Section 11.07(g) above except that the obligation of Lessee to pay the ORR Payment Amount to Lessor as provided therein shall be satisfied by (1) paying the applicable Beneficial Interest Purchase Price to Owner Participant and (2) such assumption of the Notes (and such assumption shall proceed in the same manner as provided in Section 19(c) of the Lease and Section 2.11 of the Indenture). If Lessee elects to purchase the Beneficial Interest, the closing for the ORR Purchase shall relate only to the purchase of such Beneficial Interest, the purchase price shall be the applicable Beneficial Interest Purchase Price, the provisions of Section 10.02 of this Participation Agreement shall apply to such transaction and Lessee shall pay the amounts referred to in clauses (B) and (C) of Section 11.07(g). If Lessee elects to cause a third party to purchase the Beneficial Interest, the closing for the ORR Purchase shall relate only to the purchase of the Beneficial Interest by such third party, and upon payment of the applicable Beneficial Interest Purchase Price to Owner Participant at such closing and Lessee’s payment of the amounts referred to in clauses (B) and (C) of Section 11.07(g), the obligation to effect the ORR Purchase shall be deemed to have been satisfied, and Lessee shall have no further obligations with respect to such Offer to Purchase or Refinance or such ORR Event. If Lessee elects to cause a third party to purchase the Beneficial Interest, the closing for the ORR Purchase shall be extended for a period of ninety (90) days to permit the Lessee to find a third party purchaser. During this ninety (90) day extension, Lessee shall use its commercially reasonable efforts to cause a third party to purchase the Beneficial Interest. If Lessee does not cause a third party to purchase the Beneficial Interest within such ninety (90) day period, Lessee shall on the first Business Day after such ninety (90) day period expires, purchase the Beneficial Interest at a purchase price equal to the applicable Beneficial Interest Purchase Price and Lessee shall pay the amounts referred to in clauses (B) and (C) of Section 11.07(g). Any sale of a Beneficial Interest under this Section 11.07(h) shall be, as is and where is, to Lessee, free and clear of Lessor Liens (provided that only Lessor, and not Owner Participant, shall be responsible for removal of Lessor Liens, and the existence of any Lessor Liens shall not impair or delay Owner Participant’s rights, including its right to receive payment under any Effective Equity Wrap) and Owner Participant Liens, but otherwise without warranty.

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SECTION 11.08. Offer to Purchase Rather than Assume. If Lessee intends to purchase Buyer’s Transponders under Section 19(a)(ii), Section 19(a)(iii) or Section 7(e) (following an acceptance of Lessee’s offer to purchase Buyer’s Transponders under clause (x)(B) or (xi) of the second paragraph of Section 7(e)) of the Lease and intends as part of such purchase to assume the Notes in accordance with Section 19(c) of the Lease, Lessee shall, by written notice in accordance with Section 13.03 to Lessor and, so long as the Lien of the Indenture is in effect, Indenture Trustee not less than forty-five (45) days and not more than 180 days prior to the date on which the Notes would otherwise have been assumed in accordance with Section 19(c) of the Lease, make a binding and irrevocable offer to purchase Buyer’s Transponders for a purchase price equal to (i) with respect to a proposed purchase under Section 19(a)(ii) of the Lease, the applicable EBO Amount, (ii) with respect to a proposed purchase under Section 19(a)(iii) of the Lease, the applicable Stipulated Loss Value as of the Casualty Payment Date on which the proposed purchase would otherwise occur or (iii) with respect to a proposed purchase under Section 7(e) of the Lease, an amount equal to the sum of (w) the higher of Fair Market Sales Value or the Stipulated Loss Value as of the next Casualty Date not less than sixty (60) days following such offer, (x) all unpaid Base Rent due as of such Casualty Payment Date, (y) any unpaid Supplemental Rent accrued or due as of such Casualty Payment Date and (z) all reasonable out-of-pocket costs and expenses of the Lessor, Owner Participant, Owner Participant Guarantor and Indenture Trustee. For the avoidance of doubt, such purchase price shall be in lieu of the purchase price that would have been applicable in the absence of such an assumption. Lessor may accept such offer, by written notice to Lessee (so long as the Lien of the Indenture is in effect, with a copy of such notice to be delivered to the Indenture Trustee) given in accordance with Section 13.03 within thirty (30) days from the date notice is given in accordance with the first sentence of this Section 11.08. Lessor must, and may only, accept such offer if Indenture Trustee, at the direction of the Majority Interest of Noteholders, directs Lessor in writing to accept such offer. If Lessor accepts such offer within such period, Lessee shall purchase Buyer’s Transponders in accordance with Section 19(b) or Section 7(e), as the case may be, of the Lease (provided that the purchase price determined in accordance with Section 19 of the Lease shall be adjusted to the extent provided in this Section 11.08) and Lessee shall not have the right to assume the Notes in accordance with Section 19(c) of the Lease (or, for the avoidance of doubt, Section 2.11 of the Indenture). If Lessor does not accept such offer within such period, Lessee shall be permitted to elect to assume the Notes in accordance with Section 19(c) of the Lease (and, for the avoidance of doubt, Section 2.11 of the Indenture).

ARTICLE XII.

Transfer of Owner Participant’s Interest

SECTION 12.01. Restrictions on Transfer. Commencing on the date hereof, without the prior written consent of Lessee, for so long as the Lease shall be in effect (unless a Payment Default, Bankruptcy Default or Event of Default has occurred and is continuing), and, without the prior written consent of Indenture Trustee, for so long as the Lien of the Indenture shall be in effect, Owner Participant shall not, directly or indirectly, assign, convey or otherwise transfer (whether by consolidation, merger, sale of assets or otherwise) any of its right, title or interest in and to the Beneficial Interest, and Owner Participant shall ensure that the holders of the equity interests in Owner Participant (“OP Interests”) shall not, directly or indirectly, assign,

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convey or otherwise transfer (whether by consolidation, merger, sale or assets or otherwise) the OP Interests, in whole or in part, or rights to acquire the OP Interests (where transfers of interests in the ultimate parent company of the Owner Participant entity shall be deemed not to be a transfer of OP Interests), except as and to the extent permitted by, and in accordance with the terms and conditions of, this Article XII. Section 12.01 and Section 12.02 shall not apply to any Transfer to Lessee or otherwise required by the Operative Documents or XM Agreements or in connection with any exercise of remedies under the Effective Equity Wrap.

This Article XII and related definitions hereto with respect to the process of transfers and approval of transferees only are included solely for the benefit of Lessee and Owner Participant and may be amended by them (in a writing signed by them) without approval of Indenture Trustee, the Note Purchasers or any other parties hereto, provided that, for the avoidance of doubt, no such amendment shall in any way limit or reduce the consent or approval rights of Indenture Trustee or the Noteholders under this Article XII or otherwise adversely affect, in any respect, the interests of Indenture Trustee or the Noteholders.

SECTION 12.02. Transfers After the Closing Date. Commencing eighteen (18) months after the Closing Date (or such earlier date on which Owner Participant becomes subject to a Regulatory Event or an Event of Default occurs and is continuing), Owner Participant may transfer all or any portion of its Beneficial Interest (whether or not the same shall then have been pledged or mortgaged under the Indenture, but subject to the Lien of the Indenture if then in effect) to any Person, and Owner Participant may permit (and shall not be in breach of this Participation Agreement if there occurs) a transfer of all or any portion of the OP Interests to any Person (such transferee, with respect to either a transfer of the Beneficial Interest or a transfer of the OP Interests, a “Transferee”), in each case only in compliance with and upon satisfaction of the following conditions:

(a) Except during any period in which an Event of Default has occurred and is continuing, Owner Participant shall provide Lessee and, while the Lien of the Indenture is in effect, Indenture Trustee written notice of any intention to transfer the Beneficial Interest or OP Interests, setting forth the Beneficial Interest or OP Interests to be transferred. Along with or subsequent to delivery of such notice, Owner Participant shall provide Lessee a list of not less than ten (10) potential Transferees. Within ten (10) Business Days of Lessee’s receipt of such list, Lessee shall notify Owner Participant as to which of such potential Transferees are acceptable in Lessee’s reasonable business judgment, taking into account such matters as Lessee reasonably determines to be relevant, and if there are fewer than ten (10) acceptable potential Transferees, Lessee shall add additional potential Transferees to such list so that it has at least ten (10) (such acceptable potential Transferees being referred to as “Permitted Transferees”). Owner Participant or the OP Interest holder (as the case may be) may, but is not required to, enter into a binding contract for the proposed transfer of the Beneficial Interest or OP Interests during the three (3) months commencing upon receipt of Lessee’s response to such list. During such period, Lessee shall, to the extent reasonably so requested by Owner Participant and at the expense of Owner Participant, use all reasonable efforts to assist Owner Participant in completing the proposed transfer; provided, however, that Lessee shall not be obligated to amend, waive, or modify any provision of any Operative Document or XM Agreement. If (i) Owner Participant has used reasonable efforts to enter into a binding contract for the proposed transfer of the Beneficial Interest or OP Interests to a Permitted Transferee during such period and (ii) has not received one or more cash offers not subject to due diligence or financing

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contingencies, unless such contingencies are satisfied within such period (or such longer period as is acceptable to Owner Participant in its sole discretion) during such period from Permitted Transferees equal to or greater than the sum of (A) the excess of Stipulated Loss Value over the unpaid principal amount of the Notes then outstanding and (B) the equity portion of any accrued but unpaid Rents (or if the proposed transfer is for less than all of the Beneficial Interest or OP Interests, a pro rata portion thereof), Owner Participant may provide Lessee written notice that it wishes to seek a purchaser of the Beneficial Interest or OP Interests outside the group of Permitted Transferees (an “Outside Transfer Notice”). If Lessee does not purchase the Beneficial Interest under Section 10.01(d) within sixty (60) days after receiving the Outside Transfer Notice or waives the right under such section with respect to the proposed transfer, Owner Participant may, during the three (3) months commencing upon expiration of such sixty (60) day period, enter into a binding contract for the proposed transfer of the Beneficial Interest or OP Interests to any Person so long as the Transferee is not a Competitor or Competitor Related Party and the transfer meets the other requirements of this Section 12.02. If Owner Participant fails to enter into a binding contract for the proposed transfer within such three (3) month period, or transfers less than all of its Beneficial Interest or OP Interests, the provisions of this Section 12.02(a) shall again apply to any subsequent transfer and must be complied with by Owner Participant to transfer its Beneficial Interest or OP Interests. The provisions of this Section 12.02(a) shall not apply in the event Lessee does not timely deliver the Final Notice contemplated by Section 18(a) of the Lease (either with respect to the Basic Term or the Renewal Term), or if a Bankruptcy Default or an Event of Default is continuing;

(b) the Transferee shall not be a Competitor or a Competitor Related Party;

(c) in the case of a transfer of the Beneficial Interest to any Person other than Lessee or an Affiliate thereof, the Transferee or an Affiliate thereof guarantying the obligations of the Transferee pursuant to a guaranty agreement substantially identical to the form of Owner Participant Guarantee set forth as Exhibit L (or otherwise reasonably satisfactory to Lessee, Trust Company and, if the Lien of the Indenture shall then be in effect, Indenture Trustee) shall be (i) a financial institution, corporation, leasing company or other institutional investor whose net worth at the time is at least $75,000,000 (a “Permitted Institution”), (ii) a financial institution, corporation, leasing company or other institutional investor the obligations of which, as Owner Participant under the Operative Documents, are guarantied or supported by a letter of credit or similar instrument issued by a Permitted Institution, pursuant to a guaranty agreement substantially identical to the form of Owner Participant Guarantee Agreement set forth as Exhibit L (or in the case of a letter of credit, other instrument or different form of guarantee, otherwise reasonably satisfactory to Lessee, Trust Company and, if the Lien of the Indenture shall then be in effect, Indenture Trustee) or (iii) an Affiliate of Owner Participant; provided that if such Affiliate is not a Permitted Institution, Owner Participant shall guaranty the obligations of such Affiliate as Owner Participant under the Operative Documents (or shall procure that Owner Participant Guarantor provides such a guaranty) pursuant to a guaranty agreement substantially identical to the form of Owner Participant Guarantee Agreement set forth as Exhibit L (or otherwise reasonably satisfactory to Lessee, Trust Company and, if the Lien of the Indenture shall then be in effect, Indenture Trustee);

(d) assuming the accuracy of the representations made by Lessee in Sections 4.01(j) and (k) and by the Transferee set forth in Section 12.02(f) below, and assuming compliance by all Noteholders with the representation contained in Section 4.08(b), no such

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transfer shall violate any provision of, or create a relationship which would be in violation of, any Applicable Laws, including, without limitation, applicable securities laws, any agreement to which Owner Participant or the Transferee is a party or by which it or any of its property is bound and such transfer to or ownership by such Transferee will not result in a “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Code, which “prohibited transaction” is not subject to a complete exemption pursuant to ERISA or the rules, regulations, releases or bulletins adopted thereunder;

(e) in the event of any Transfer of a Beneficial Interest other than to Lessee or an Affiliate of Lessee, the Transferee shall enter into an Owner Participant Substitution Agreement, substantially in the form of Exhibit M (or otherwise reasonably satisfactory to Lessee, Trust Company and, if the Lien of the Indenture shall then be in effect, Indenture Trustee), whereby the Transferee shall confirm that it is a domestic corporation or limited liability company (which, if a limited liability company, (x) is organized under the law of a state of the United States, (y) has not more than two beneficial owners, and (z) each beneficial owner of which is a domestic corporation within the meaning of Section 7701(a) of the Code), and that such Transferee has the requisite power and authority to enter into and to carry out the transactions contemplated hereby and in each Operative Document and XM Agreement to which Owner Participant is or will be a party, and that it shall be deemed a party to each of such Operative Documents and XM Agreements and shall agree to be bound by all the terms of, and to undertake all the obligations of the transferor to be performed on or after the date of such transfer contained in, each of such Operative Documents and XM Agreements, and whereby such Transferee shall make representations and warranties reasonably requested by Lessee, Trust Company and (if the Lien of the Indenture shall then be in effect) Indenture Trustee similar in scope to the representations and warranties contained in Section 4.03, (if the Transferee is Lessee or an Affiliate of Lessee, the transferee shall enter into an Owner Participant Substitution Agreement containing such representations other than as set forth in clause (x), (y) and (z) above); provided that such Transferee delivers to Lessee, Trust Company and Indenture Trustee a written representation and warranty (or an opinion of counsel reasonably satisfactory to Lessee, Trust Company and Indenture Trustee) that (i) it is not acquiring the interest being conveyed with assets subject to Title I of ERISA or Section 4975 of the Code or (ii) such transfer to or ownership by such Transferee will not result in a “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Code, which “prohibited transaction” is not subject to a complete exemption pursuant to ERISA or the rules, regulations, releases or bulletins adopted thereunder;

(f) the transferring Owner Participant shall have provided twenty (20) days (or seven (7) days with respect to a transfer to an Affiliate as contemplated by Section 12.02(b)(iii)) prior written notice of such transfer to Indenture Trustee, Trust Company and Lessee, which notice shall specify (i) such information and be accompanied by evidence as shall be reasonably necessary to establish compliance with this Article XII and (ii) the name and address (for the purpose of giving notice as contemplated by the Operative Documents) of the Transferee;

(g) whether or not the Transfer actually occurs, the transferring Owner Participant shall pay or cause to be paid on an After-Tax Basis all reasonable fees, expenses, disbursements and costs (including, without limitation, legal and other professional fees and expenses) incurred by Owner Trustee, Indenture Trustee or Lessee, in connection with any transfer pursuant to this Article XII; and

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(h) in the case of a Transfer of a Beneficial Interest, the transferring Owner Participant or the Transferee shall have delivered to Lessee, Trust Company and, if the Lien of the Indenture shall then be in effect, Indenture Trustee, an opinion of counsel in form and substance reasonably satisfactory to each of them, as to the due authorization, execution, delivery and enforceability of the agreement or agreements referred to in clause (c) or (e) of this Section 12.02, and as to the matters referred to in clause (d) of this Section 12.02;

(i) the Lessee shall not be obligated to pay any greater amount or incur any greater obligation than that which it would have been obliged to pay or incur under the Lease or other XM Agreements if no transfer or assignment had taken place, and the terms and conditions of the Lease and the other XM Agreements insofar as they relate to the rights and obligations of Lessee shall not be altered;

(j) unless otherwise agreed by Holdings or Lessee in writing, the total number of Owner Participants shall not exceed four (4), after giving effect to the consummation of the proposed transfer (where Owner Participants that are Affiliates shall constitute a single Owner Participant for purposes of such limit), and upon the consummation of a transfer one Owner Participant (together with its Affiliates) shall retain a Beneficial Interest equal to or greater than 60% and shall retain all rights and powers necessary to make all substantive decisions (subject to any requirement to obtain approval of other Owner Participants, in the case of Fundamental Decisions) to be made by Owner Participant under any Operative Document or XM Agreement;

(k) unless otherwise agreed by Holdings or Lessee in writing, if the transferring Owner Participant is the Owner Participant on the Closing Date, such Owner Participant (together with its Affiliates) shall, upon the consummation of the proposed transfer, either (i) retain a Beneficial Interest equal to or greater than 60% of Lessor’s Estate and retain all rights and powers necessary to make all substantive decisions (subject to any requirement to obtain approval of other Owner Participants, in the case of Fundamental Decisions) required to be made by Owner Participant under any Operative Document or XM Agreement or (ii) shall retain no Beneficial Interest in its capacity as Owner Participant; and

(l) if an Effective Equity Wrap is in place and is addressed to, held by or enforceable by the transferring Owner Participant, Owner Participant (and not Lessee) shall be responsible for any modifications to the Effective Equity Wrap necessary or appropriate to have it addressed to, held by or enforceable by (in whole or in part) the Transferee, and any such modifications or failure to so modify shall not result in a Default or Event of Default under any Operative Document; provided, however, that Lessee shall, at Owner Participant’s request, cooperate in all reasonable respects with Owner Participant’s efforts to make such modifications, and Owner Participant shall reimburse Lessee for all reasonable out-of-pocket expenses incurred in connection with such cooperation.

If a Bankruptcy Default or Event of Default shall have occurred and be continuing, any matter under this Section 12.02 that would otherwise need to be reasonably satisfactory to Lessee (or to meet another reasonableness requirement where Lessee is making the reasonableness determination) shall be deemed to be reasonable without any determination of reasonableness or satisfaction being made by Lessee.

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SECTION 12.03. Effect of Transfer. Upon any transfer by Owner Participant in accordance with Section 10.01, Section 11.07 or this Article XII, the Transferee, the transferring Owner Participant (if it then retains any Beneficial Interest) and each other Transferee which then holds any Beneficial Interest collectively shall be deemed “Owner Participant” for all purposes of the Operative Documents and each reference herein to Owner Participant making such transfer shall thereafter be deemed a reference to such Persons for all purposes, except as provided in the succeeding sentence. In the event of a transfer of the entire Beneficial Interest effected in accordance with Section 10.01, Section 11.07 or this Article XII, the Person making such transfer (and any Person guarantying the obligations of such transferor) shall be released, to the extent of the obligations assumed by the Transferee (and, if required hereunder, guarantied by an Affiliate of such Transferee), from their respective liabilities hereunder and under the other Operative Documents to which either of them is a party in respect of obligations to be performed on or after the date of such transfer. Unless otherwise agreed in writing between the transferring Owner Participant and the Transferee, where copies of any such agreement are provided to Lessor, Indenture Trustee and Lessee, all payments made to “Owner Participant” on the applicable transfer date shall be made to the transferring Owner Participant.

SECTION 12.04. Cooperation. Lessee agrees that it shall, to the extent reasonably so requested by Owner Participant and at the expense of Owner Participant (except to the extent Lessee is obligated to pay such expenses under other provisions of the Operative Documents, subject to the provisions of Section 6.02(d) and Section 12.02(a), which shall prevail), use reasonable efforts to assist Owner Participant in effecting any transfer of Beneficial Interest pursuant to this Article XII.

SECTION 12.05. Proceeds of Effective Equity Wrap. (a) If Owner Participant receives payment in full of the equity component of Stipulated Loss Value and all other accrued and unpaid obligations secured by Effective Equity Wraps (other than an Effective Equity Wrap contemplated by Alternative 3 to Schedule V hereto), Owner Participant shall Transfer the Beneficial Interest, as is and where is, to Lessee (or the Person making such payment, as Lessee may direct in writing), free and clear of Lessor Liens (provided that only Lessor, and not Owner Participant, shall be responsible for removal of Lessor Liens and the existence of any Lessor Liens shall not impair or delay Owner Participant’s rights, including its right to receive payment under any Effective Equity Wrap) and Owner Participant Liens, but otherwise without warranty, and Lessee shall or shall cause such Person to assume all obligations related to such Beneficial Interest pursuant to an Owner Participant Substitution Agreement, substantially in the form of Exhibit M, or as provided in Section 12.02(e) if the Transferee is Lessee or an Affiliate of Lessee (or otherwise reasonably satisfactory to the transferring Owner Participant, Lessee, Trust Company and, if the Lien of the Indenture shall then be in effect, Indenture Trustee). If Owner Participant receives payment in full of the equity component of Stipulated Loss Value and all other accrued and unpaid obligations secured by Effective Equity Wraps contemplated by Alternative 3 to Schedule V hereto, Owner Participant shall Transfer the Beneficial Interest, as is and where is, to the Person making such payment, free and clear of Lessor Liens (provided that only Lessor, and not Owner Participant, shall be responsible for removal of Lessor Liens and the existence of any Lessor Liens shall not impair or delay Owner Participant’s rights, including its right to receive payment under any Effective Equity Wrap) and Owner Participant Liens, but otherwise without warranty, and Lessee shall cause such Person to assume all obligations related to such

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Beneficial Interest pursuant to an Owner Participant Substitution Agreement, substantially in the form of Exhibit M, or as provided in Section 12.02(e) if the Transferee is Lessee or an Affiliate of Lessee (or otherwise reasonably satisfactory to the transferring Owner Participant, Lessee, Trust Company and, if the Lien of the Indenture shall then be in effect, Indenture Trustee).

(b) So long as the Lien of the Indenture is in effect, without the consent of Indenture Trustee acting at the direction of the Majority Interest of Noteholders, Lessee shall ensure that (i) any Effective Equity Wrap contemplated by Alternative 1 or Alternative 2 to Schedule V hereto entered into after the Closing Date (and the Equity Wrap Documents relating thereto) shall contain terms and conditions no less favorable to Indenture Trustee and Noteholders than those set forth in the Effective Equity Wrap (and the Equity Wrap Documents relating thereto) in effect on the Closing Date, or (ii) the Effective Equity Wrap (and the Equity Wrap Documents relating thereto) in effect on the Closing Date shall not be amended in any manner that would materially adversely affect the interests of the Indenture Trustee or the Noteholders.

SECTION 12.06. No Effect on Lease or Lease Payments. For the avoidance of doubt, no payment made pursuant to an Effective Equity Wrap or Transfer of the Beneficial Interest as contemplated by Section 12.05 nor any other Transfer of the Beneficial Interest that results in Lessee or an Affiliate of Lessee owning the Beneficial Interest shall reduce or modify Lessee’s obligations to pay Rent or other amounts (including Stipulated Loss Value and the EBO Amount) under the Lease or result in an adjustment of the Factors under Section 11.05 and the Lease shall continue in full force and effect after giving effect to any such payment or Transfer.

ARTICLE XIII.

Miscellaneous

SECTION 13.01. Confidentiality. (a) Owner Participant, Note Purchasers, Owner Trustee, Trust Company and Indenture Trustee (each, for purposes of this Section 13.01, a “Recipient”) shall keep in strict confidence and not disclose to any Person not bound by this Participation Agreement any Proprietary Information received by them, except that Recipient shall not be liable for disclosure or use of any Proprietary Information if the Proprietary Information (i) is in or enters the public domain, other than by its breach of this Section 13.01, prior to such disclosure by Recipient, (ii) is known to Recipient at the time of first receipt of such Proprietary Information (whether before or after the date hereof), or thereafter becomes known to Recipient prior to or subsequent to such disclosure without similar restrictions from a source other than Lessee, as evidenced by written records, (iii) is developed by Recipient independently of any disclosure hereunder as evidenced by written records or (iv) is disclosed more than five (5) years after the date of first receipt of the disclosed Proprietary Information (except that this clause (iv) shall not apply to technical and performance information relating to the Satellite or Buyer’s Transponders) and provided that such Proprietary Information may be disclosed at any time by Recipient (A) to a bona fide prospective purchaser, lessee or transferee, who shall agree to be bound by this Section 13.01, (B) to its Affiliates, employees, independent auditors and counsel, to the extent necessary or appropriate for any of the foregoing to carry out their functions in connection with the transaction contemplated by the Operative Documents or the XM Agreements, subject to the further provisions of this Section 13.01, (C) to the extent reasonably deemed by any Recipient to be appropriate in order to protect its rights under any

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Operative Document or XM Agreement, (D) as part of Recipient’s normal reporting or review procedure to its parent company, its officers or its attorneys and to auditors and regulators of Recipient as required thereby (in compliance with all side letters relating to competitive or confidential information or separate nondisclosure agreements), (E) to the extent necessary to obtain appropriate insurance or credit protection, to Recipient’s insurance agents, brokers, dealers or underwriters provided that such Person agrees in writing to confidential treatment of the Proprietary Information disclosed or (F) to the extent required by law or by order of a government agency, legislative body, or court of competent jurisdiction or regulatory examiner or pursuant to subpoena or other legal process or in connection with any legal proceeding or tax audit relating to the transaction contemplated by the Operative Documents or the XM Agreements or hereby; provided that in the case of any disclosure pursuant to clause (B), (C), (D) or (E), Recipient shall advise the Person to whom the disclosure is made of the confidential nature of any Proprietary Information disclosed and of the terms of this Section 13.01. If Recipient is required to disclose Proprietary Information pursuant to clause (F) of this paragraph, Recipient shall (to the extent permitted by law) promptly notify Lessee of such disclosure requirement and upon the request of Holdings or Lessee, as applicable, shall to the extent practicable, at Holdings’ or Lessee’s sole cost and expense and with counsel reasonably satisfactory to Recipient, cooperate with reasonable requests of Holdings or Lessee, as applicable, in contesting such disclosure. If after such contest disclosure is still required, then Recipient shall seek, if practicable, confidential treatment of such information from the applicable party. Notwithstanding any provision of this Article XIII to the contrary, the Owner Participant may, at any time after the date that is eighteen (18) months after the Closing Date, disclose Proprietary Information or information regarding the contents of the Operative Documents and the XM Agreements and the identity of the parties thereto to any prospective or actual Transferee in connection with a transfer, or discussions of a transfer permitted by Section 12.01 or 12.02 or as contemplated by the last sentence of Section 12.01 or a transfer of title to Buyer’s Transponders after the Lease Term, subject to the agreement in writing of such prospective or actual transferee to confidential treatment of such information (and to compliance with all side letters relating to competitive or confidential information or separate nondisclosure agreements).

(b) “Proprietary Information” shall be defined as proprietary information of Lessee in any form, including without limitation, all writings, memoranda, copies, reports, financial statements, papers, surveys, analyses, drawings, letters, computer printouts, software, specifications, data, graphs, charts, sound recordings and/or pictorial reproductions which have been reduced to written form. Proprietary Information shall be marked as proprietary by Lessee with an appropriate legend, marking, stamp or other obvious written identification prior to disclosure (or if such disclosure occurred prior to the date hereof, within thirty (30) days of the date hereof). In the event that Lessee discloses its Proprietary Information to Recipient other than in the manner provided for in this paragraph (b), then Holdings or Lessee, as applicable, shall promptly inform Recipient that such information is deemed proprietary and shall provide Recipient with a brief written description of such information within thirty (30) days of such disclosure, identifying therein the manner, place, and date of such disclosure and the names of Recipient’s representatives to whom such disclosure was made whereupon the provisions of this agreement shall become applicable to such Proprietary Information. Proprietary Information shall also mean any information, whether in written form or not, to the extent that it incorporates Proprietary Information and is prepared by Recipient or anyone receiving Proprietary

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Information from Recipient. All information controlled by ITAR also shall be deemed Proprietary Information, and in addition to this Section 13.01 shall be subject to the requirements of Section 13.15.

(c) Recipient shall not use the Proprietary Information, except in connection with the Overall Transaction, without prior written approval of Lessee. Recipient shall not mechanically copy or otherwise reproduce Proprietary Information except to permit its use consistent with the purposes of the transactions contemplated by the Operative Documents and the XM Agreements and each copy or reproduction shall contain the same proprietary marking as the original.

(d) All Proprietary Information in tangible form or expression which has been delivered or thereafter created by copy or reproduction pursuant to this Section 13.01 shall be and remain the property of Lessee. All such Proprietary Information (other than the Appraisal) and any and all copies and reproductions thereof shall (upon a repurchase of Buyer’s Transponders by Holdings or Lessee, other than in connection with a Substitution), subject to any retention requirements pursuant to Applicable Law, within thirty (30) days of written request by Holdings and Lessee (and at Holdings or Lessee’s expense) be either promptly returned to Holdings or Lessee, as applicable, or destroyed at Holdings’ or Lessee’s direction. In the event of such requested destruction, Recipient shall provide to Holdings or Lessee, as applicable, written certification of compliance therewith within thirty (30) days of such written request. The disclosure of Proprietary Information under this Section 13.01 shall not be construed as granting either a license under any patent, patent application, or copyright, or any right of ownership in said Proprietary Information, nor shall such disclosure constitute any representation, warranty, assurance, guaranty, or inducement by Lessee with respect to infringement of patents or other rights of others.

(e) This Section 13.01 contains the entire understanding between the parties with respect to the safeguarding of Proprietary Information, supersedes all prior communications and understandings with respect thereto, shall inure to the benefit of each of Holdings and Lessee, its Affiliates and its successors and assigns, and shall be binding upon all parent, subsidiary, and successor organizations of Recipient. Recipient shall be responsible for any breach of this Section 13.01 by such Recipient (or its parent, subsidiary and successor organization), by its special counsel listed in Item 5 to Schedule II hereto, its auditors and financial advisors (not including the Independent Appraiser) unless it shall obtain a written agreement from such Person to be bound by the terms of this Section 13.01, in which case Recipient shall not be liable for any breach by such Person of the terms thereof. By way of illustration only and not by way of limitation, the provisions of this Section 13.01 shall inure to the benefit of XM and Holdings.

(f) Recipient shall be responsible only for actual damages, if any, proved by Lessee as a result of a breach of this Section 13.01 and shall not be responsible for any consequential or incidental damages or for Lessee’s or Holdings’ attorneys’ fees incurred in connection with a suit or breach or enforcement of this Section 13.01.

SECTION 13.02. Publicity. (a) No party to any of the Operative Documents or XM Agreements shall issue or release or permit any of its Affiliates to issue or release for external publication any article or advertising or publicity matter relating to the transaction contemplated hereby and mentioning or implying the name of any other party to the Operative Documents or the XM Agreements unless prior written consent shall have been given by such party.

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(b) Each of Lessee, Owner Trustee, Indenture Trustee, Note Purchasers and Owner Participant hereby agree to keep in strict confidence and not disclose to any Person not bound by this Participation Agreement the contents of the Operative Documents and the XM Agreements and the identity of the parties thereto, except to the extent (i) it is in or enters the public domain, other than by its breach of this Section 13.02(b), (ii) required to be described in the offering memorandum or related offering materials for potential holders of the Notes or the materials distributed in connection with the sale or offer for sale of any interest, directly or indirectly, in Buyer’s Transponders, Lessor’s Estate or any Operative Documents or XM Agreements, or (iii) required by Applicable Law, including filing as material contracts with the SEC; provided, further, that such information may be disclosed at any time (A) to a bona fide present or prospective user, purchaser, lessee or transferee or other party contracting with Lessee or its Affiliates, (B) in the circumstances contemplated by the applicable provisions of the Operative Documents or the XM Agreements (including, without limitation, in connection with the offering, issuance, sale or transfer of the Notes or to its Affiliates, employees, independent auditors and counsel, to the extent necessary for any of the foregoing to carry out their functions in connection with the transactions contemplated by the Operative Document or the XM Agreements, subject to the further provisions of this Section 13.02(b)), (C) to the extent reasonably deemed by such Person to be appropriate in order to protect its rights under any Operative Document or XM Agreement, (D) as part of such Person’s normal reporting or review procedure to its parent company, its officers or its attorneys and to auditors and regulators of any such Person as required thereby, (E) to the extent necessary to obtain appropriate insurance or credit protection, to such Person’s insurance agents, brokers, dealers or underwriters, provided that such Person agrees in writing to confidential treatment of such information or (F) to the extent required by law or by order of a government agency, legislative body, or court of competent jurisdiction or regulatory examiner or pursuant to subpoena or other legal process or in connection with any legal proceeding or tax audit relating to the transaction contemplated by the Operative Documents or the XM Agreements or hereby. If any Person is required to disclose information pursuant to clause (F) of this paragraph, other than reports or other disclosures required to be made to the FCC, such Person shall (to the extent permitted by law) promptly notify the other parties hereto of such disclosure requirement. This Section 13.02(b) shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns. Each party shall be responsible for any breach of this Section 13.02(b) by its Affiliates, officers, directors, employees, agents, counsel, accountants and other representatives to whom it provided such information; provided that if such Person obtains a written confidentiality agreement substantially to the effect of this Section 13.02(b) such Person shall not be liable for any such breach. A breach of this provision shall not constitute a Default, Lease Default or Lease Event of Default or Indenture Default or Indenture Event of Default; Lessee, Owner Trustee, Indenture Trustee, Note Purchasers and Owner Participant, as the case may be, shall be responsible only for liquidated damages of One Thousand Dollars ($1,000) as a result of a breach of this Section 13.02(b) and shall not be responsible for any consequential or incidental or other damages or attorneys’ fees incurred in connection with a suit or breach or enforcement of this Section 13.02(b).

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SECTION 13.03. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing, and any such notice shall become effective five (5) Business Days after deposit in the mails, certified or registered, with appropriate postage prepaid for first class mail or by overnight courier or, if delivered by hand or in the form of a telecopy or other electronic means of communication (including an email or pdf) which produces a written copy shall be effective when received, and, if mailed, shall be addressed (a) if to Lessee or Guarantors to their respective addresses as set forth in Schedule I hereto, (b) if to Note Purchasers, Owner Participant, Owner Trustee or Indenture Trustee, to its respective address as set forth in Schedule II hereto (or its address specified in a notice to the other parties hereto), (c) if to any subsequent Owner Participant or holder of any Note, addressed to such Person at such address as such Person shall have furnished by notice to the parties hereto or (d) in the case of any other addressee, to such other address as any such addressee may designate by notice given to the parties hereto.

SECTION 13.04. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Participation Agreement by telecopy or email attachment shall be effective as delivery of a manually executed counterpart of this Participation Agreement.

SECTION 13.05. Amendments. The terms of this Participation Agreement shall not be altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the party against which such alteration, modification, amendment, supplement or termination is sought, other than as provided in the last sentence of this Section. No Operative Document to which Lessee is not a party (including the Indenture), other than the Trust Agreement, may be eliminated, amended, supplemented, waived or modified in a manner that shall (i) increase the obligations or liabilities, or decrease the rights, of Lessee, (ii) result in the Lessee, upon acquiring the Beneficial Interest, becoming subject to obligations or liabilities different, in a manner that materially adversely affects Lessee, from those set forth in such documents on the Closing Date or (iii) include a security interest in any property or assets not received from the Lessee or under the Operative Documents or XM Agreements to which Lessee or at least one of its Affiliates is a party, unless consented to in writing by Lessee. No amendment, termination, supplement, waiver or modification of the Trust Agreement, not consented to in writing by Lessee, shall have the effect of increasing the obligations or liabilities or decreasing the rights of Lessee under any Operative Document or XM Agreement or result in the Lessee, upon acquiring the Beneficial Interest, becoming subject to obligations or liabilities different, in a manner that materially adversely affects Lessee, from those set forth in such documents on the Closing Date. Each of the parties hereto will furnish or cause to be furnished to Lessee, promptly after the execution and delivery thereof, an executed copy or a photocopy of an executed copy of each instrument (whether or not the consent of Lessee shall be required in connection therewith) that purports to terminate, amend, supplement, waive or modify any Operative Document to which Lessee is not a party. Notwithstanding other provisions of this Section, (i) Section 5.02(f) and related definitions and any side letters relating thereto may be amended by Lessee and Owner Participant, (ii) Article XII may be amended by Lessee and Owner Participant as, and to the extent, set forth in the last paragraph of Section 12.01,

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(iii) Item 1 to Schedule II hereto may be amended by Owner Participant, (iv) Item 2 to Schedule II hereto may be amended by Owner Trustee, (v) Item 3 to Schedule II hereto may be amended by Indenture Trustee, (vi) Item 4 to Schedule II hereto may be amended by any Note Purchaser to the extent relating to such Note Purchaser, (vii) Item 5 to Schedule II hereto may be amended by any party to this Participation Agreement to the extent relating to such party, and (viii) Schedule I hereto may be amended by Lessee or any of the Guarantors, in each instance without approval of the other parties hereto, by sending notice thereof to each of the other parties hereto. In addition, to the extent that an amendment, modification or supplement of any Operative Document or XM Agreement is permitted without approval of Indenture Trustee or Noteholders under the second paragraph of Section 13.1 of the Indenture, no such approval by Indenture Trustee or Noteholders shall be required under this Participation Agreement or any Operative Document or XM Agreement for any such amendment, modification or supplement.

SECTION 13.06. Parties in Interest. The terms of this Participation Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

SECTION 13.07. Governing Law. (a) This Participation Agreement has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

(b) Each party hereto hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the city and county of New York and of the United States District Court for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Participation Agreement, any other Operative Document or any XM Agreement.

(c) Each party hereto hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforementioned courts in any such suit, action or proceeding, which service may be made by mailing copies thereof by registered or certified mail, postage prepaid, at the address set forth in Schedule I or II hereto, as applicable, or at such other address as such party has specified in a notice in accordance with Section 13.03 (the parties agree that such service will become effective five (5) Business Days after such mailing). Each party hereto hereby agrees that service upon it, or any of its agents, in each case in accordance with this Section 13.07(c), shall constitute valid and effective personal service upon such party, and each party hereto hereby agrees that the failure of any of its agents to give any notice of such service to any such party shall not impair or affect in any way the validity of such service on such party or any judgment rendered in any action or proceeding based thereon. Nothing herein shall affect the right of any party to service of process in any other manner permitted by Applicable Law or to commence legal proceedings or to proceed against any other party in any jurisdiction other than that specified above.

(d) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any legal process therein, with respect to itself or its property, such party hereby irrevocably waives, to the extent permitted by Applicable Law, such immunity, and each party hereto hereby irrevocably waives, to the extent permitted by Applicable Law, and agrees not to assert, by way of motion, as a

XM-4 Participation Agreement

defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, (i) the defense of sovereign immunity, (ii) that it or any of its property is immune from the above described legal process or (iii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Participation Agreement, any other Operative Document or any XM Agreement may not be enforced in or by such courts.

(e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY XM AGREEMENT.

SECTION 13.08. Method of Payment. All amounts required to be paid by any party to any other party hereunder or under any of the other Operative Documents shall be paid as provided herein and in immediately available funds in legal tender of the United States of America.

SECTION 13.09. Severability. Any provision of this Participation Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The provisions of this Participation Agreement shall remain valid and enforceable notwithstanding the invalidity, unenforceability, impossibility or illegality of performance of the Lease or any other Operative Document.

SECTION 13.10. Complete Agreement. This Participation Agreement and the other Operative Documents and the XM Agreements constitute the complete agreement of the parties with respect to the matters contemplated hereby and thereby.

SECTION 13.11. Limitation of Liability of Trust Company and Indenture Trustee.

(a) It is understood and agreed that, except as otherwise expressly provided herein or in the Trust Agreement or the Indenture, Owner Trustee is entering into this Participation Agreement solely in its capacity as trustee as provided in the Trust Agreement and not in its individual capacity and in no case whatsoever will it be liable or accountable in its individual capacity for any of the statements, representations, warranties, agreements or obligations of Owner Trustee hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the Lessor’s Estate; provided, that nothing in this Section 13.11 shall be deemed to limit in scope or substance the personal liability of Trust Company (i) to Owner Participant as expressly set forth in the Trust Agreement, (ii) in respect of the representations, warranties and agreements of Trust Company expressly made as such herein or in any other Operative Document to which it is a party, and (iii) for the consequences of its own gross negligence, willful misconduct.

(b) It is understood and agreed that, except as otherwise expressly provided herein or in the Indenture, Indenture Trustee is entering into this Participation Agreement solely in its capacity as trustee as provided in the Indenture and not in its individual capacity and in no

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case whatsoever will it be liable or accountable in its individual capacity for any of the statements, representations, warranties, agreements or obligations of Indenture Trustee hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the Indenture Estate; provided, that nothing in this Section 13.11 shall be deemed to limit in scope or substance the personal liability of Indenture Trustee (i) in respect of the representations, warranties and agreements of Indenture Trustee expressly made as such herein or in any other Operative Document to which it is a party, and (ii) for the consequences of its own gross negligence, willful misconduct.

SECTION 13.12. Remedies. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, and except as otherwise specifically provided for in any Operative Document or XM Agreement, each and every right, power and remedy herein specifically given herein or in any other Operative Document or XM Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the enforcing party, and the exercise or the beginning of the exercise of any right, remedy or power shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, remedy or power. No delay or omission by any party in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, remedy or power or be construed to be a waiver of any default or to be an acquiescence therein. No express or implied waiver by the enforcing party of any default shall in any way be, or be construed to be, a waiver of any future or subsequent default.

SECTION 13.13. Survival of Agreements. The representations, warranties, indemnities and agreements of the parties provided for in this Participation Agreement, and the parties’ obligations under any and all thereof, shall survive the participation by Owner Participant pursuant to its Commitments, sale of Buyer’s Transponders and the expiration or other termination of any of the Operative Documents or XM Agreements and shall be and continue in effect notwithstanding any investigation made by any Owner Participant, Note Purchasers, Owner Trustee or Indenture Trustee.

SECTION 13.14. Intention of the Parties. It is the intention of the parties hereto that for United States Federal, state and local income tax purposes Lessor will be the owner and lessor of Buyer’s Transponders to be delivered under the Lease and Lessee will be the lessee thereof.

SECTION 13.15. Export Control Laws. The parties acknowledge that the export of satellites, ground control stations, and ground support equipment (and parts, components and accessories thereof) and technical data and defense services related to same are controlled by U.S. export control laws including without limitation ITAR (22 C.F.R. Parts 120-130). Exports under the ITAR include but are not limited to the transfer of ownership or control of satellites or components thereof to foreign persons and the disclosure of technical data to foreign persons. The parties agree that they will not export, reexport, transfer or release the satellites (and components thereof) and technical data and defense services related to same except in compliance with U.S. export regulations. For the avoidance of confusion, the parties also acknowledge that any access by them to, or involvement by them with, information,

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equipment or services controlled under the Export Control Laws may raise additional regulatory requirements, such as the need to register with the U.S. Department of State under ITAR. If requested by any party hereto, each party also agrees to sign written assurances and other export-related documents as may be required for the requesting party to comply with U.S. export regulations. All reports and information delivered under this Participation Agreement (or other Operative Documents or XM Agreements) shall not include information subject to Export Control Laws, including ITAR, unless specifically requested in writing by the Person to which such report is to be delivered, and provided further, that, notwithstanding anything else in this Participation Agreement to the contrary, all transfers of information by or between the parties hereto shall be in compliance with all Applicable Laws, including without limitation applicable Export Control Laws, and in particular the Lessee shall not be required to transfer any information to Lessor unless and until compliance with applicable Export Control Laws has been confirmed, and provided further, that, if Lessee is withholding information from Lessor because of the need to comply with Export Control Laws before transferring such information, Lessee shall notify Lessor of such withholding. Lessor, Indenture Trustee and Owner Participant hereby acknowledge that providing information to certain insurers in connection with obtaining Additional Insurance may require compliance with Export Control Laws, including ITAR.

SECTION 13.16. Other Cooperation. Each party hereto has determined, based on consultation with counsel to Lessee or Owner Participant, that the transactions contemplated by this Agreement do not constitute “reportable transactions” within the meaning of Section 1.6011-4 of the Regulations, and should any party or its advisors subsequently determine that any of such transactions may be treated as a reportable transaction, then such party shall notify each other party of such determination and shall treat such transaction as a reportable transaction only after reasonable advance consultation with the other parties.

SECTION 13.17. Consents and Amendments. In connection with soliciting consent of the parties hereto or under any Operative Document to any matter requiring such consent, including in connection with a proposed amendment, nothing herein or in any Operative Document shall be interpreted to require any particular disclosure to the parties acting on such consent other than as specifically stated herein or in the applicable Operative Document or as may be required by Applicable Law.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective authorized officers on the date first above written.

XM SATELLITE RADIO INC.

By:	/s/ Joseph J. Euteneuer
	Name:	Joseph J. Euteneuer
	Title:	EVP, CFO

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Joseph J. Euteneuer
	Name:	Joseph J. Euteneuer
	Title:	EVP, CFO

SATELLITE LEASING (702-4), LLC

By:	/s/
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise expressly set forth herein, but solely in its capacity as Owner Trustee. Owner Trustee is entering into this Participation Agreement as the trustee, under the Trust Agreement, of Satellite Leasing Trust (702-4), LLT, (the “Trust”), and by Owner Trustee’s signature hereto, the Trust is made a party hereto. Each of the rights, obligations, representations and warranties of Owner Trustee hereunder shall be deemed to be rights, obligations, representations and warranties of the Trust. Each action to be performed by Owner Trustee hereunder shall be performed by Owner Trustee as trustee of the Trust.

By:	/s/
Name:
Title:

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THE BANK OF NEW YORK, not in its individual capacity, except as otherwise expressly set forth herein, but solely in its capacity as Indenture Trustee

By:	/s/ Remo J. Reale
	Name:	Remo J. Reale
	Title:	Vice President

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[NOTE PURCHASERS]

By:
Name:
Title:

XM-4 Participation Agreement

APPENDIX A

TO THIS PARTICIPATION AGREEMENT

CONSTRUCTION; DEFINITION OF TERMS

Construction

The following terms shall have the following meanings for all purposes and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any term defined below by reference to any agreement or instrument shall have such meaning whether or not such agreement or instrument is in effect. The terms “hereof”, “herein”, “hereunder” and comparable terms refer to the entire agreement with respect to which such terms are used and not to a particular section, subsection, paragraph or other subdivision thereof. Any agreement or instrument defined or referred to below shall, unless otherwise specified, include any amendments, modifications and supplements thereto and waiver thereof. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

Unless otherwise expressly stated therein each reference to any Person in any Operative Document or XM Agreement shall include such Person’s permitted successors and assigns.

Unless otherwise expressly provided, all references made in a particular Operative Document or XM Agreement to Sections, Schedules and Exhibits shall mean and refer to Sections of and Schedules and Exhibits to that particular Operative Document or XM Agreement.

Unless otherwise specified herein or in any Operative Document, all accounting terms used in any Operative Document shall be interpreted, all accounting determinations made pursuant to the terms of any Operative Documents shall be made, and all financial statements delivered pursuant to the terms of any Operative Document shall be prepared, in accordance with GAAP.

The tables of contents and headings of the various sections of any Operative Document or XM Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions thereof.

Definition of Terms

“Actual Knowledge” shall mean (i) as it applies to Owner Trustee or Indenture Trustee, actual knowledge of, including any information contained in any written notices received by, any Responsible Officer in its Corporate Trust Department, (ii) as it applies to Owner Participant, actual knowledge of, including any information contained in any written notices received by, any Responsible Officer thereof whose responsibilities include administration of the transactions contemplated by the Operative Documents and (iii) as it applies to Lessee, actual knowledge of, including any information contained in any written notices received by any Responsible Officer of Lessee or Holdings whose responsibilities include administration of the transactions contemplated by the Operative Documents.

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“Additional Documents” shall have the meaning set forth in the granting clause of the Indenture.

“Additional Insurance” shall mean excess life or casualty insurance described in Section 9(d) of the Lease.

“Adverse Accounting Effect” shall mean, with regard to a proposed Substitution (or, in the case of clause (i) below, a proposed refinancing), that completion of such Substitution (or, in the case of clause (i) below, refinancing) would have a material adverse effect on the leveraged lease accounting, in accordance with GAAP, for the Overall Transaction reasonably anticipated by Owner Participant consisting of one or more of the following: (i) a requirement to add liabilities on Owner Participant’s balance sheet, (ii) deferral of earnings, (iii) acceleration of book loss, in each case that would be materially adverse to Owner Participant.

“Adverse Accounting Effect Certificate” shall mean a certificate executed by Owner Participant’s principal accounting officer, provided by Owner Participant to Lessee and Indenture Trustee, stating that an Adverse Accounting Effect has occurred, which certificate shall include a detailed description of such Adverse Accounting Effect.

“Adverse Effect” shall have the meaning set forth in Section 7(a) of the Lease.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person. “Affiliation” shall have a correlative meaning. As used in this definition, “control,” and words related thereto, shall have the meaning ascribed to such term in Rule 19g2-1 of the Exchange Act, as in effect on the date hereof.

“After-Tax Basis,” in the context of determining the amount of a payment to be made on such basis, shall mean the payment of an amount which, after reduction by the net increase in foreign, Federal, state and local income tax liability of the recipient (or deemed recipient together with any applicable consolidated or combined group of which such recipient is, or deemed recipient is, a member) of such payment as a result of the receipt or accrual of such payment (which net increase shall be calculated by taking into account any reduction in taxes resulting from any net tax benefits available to the recipient as a result of the event giving rise to such payment), shall be equal to the amount required to be paid. The amount of any such net tax benefit and increase in tax cost shall be the present value of the benefit or cost as of the date of any indemnification payment (discounted using the interest rate prescribed pursuant to Section 6621(a)(2) of the Code) and, in the case of amounts payable to Lessor, the Owner Participant or any Affiliate of the Owner Participant, assuming the Owner Participant or such Affiliate has sufficient taxable income or other tax attributes to permit the utilization of any tax benefit at the earliest possible time and that such Person’s applicable combined effective tax rate is the Effective Tax Rate.

“Agreed Methodology” shall have the meaning set forth in a side letter between the parties dated on or about the date hereof.

“Agreed Methodology Side Letter” shall mean the side letter between certain of the parties dated on or about the date hereof setting forth the definition of Agreed Methodology.

“Allocated Rent” shall have the meaning set forth in Section 3(b) of the Lease.

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“Amortization Deductions” shall have the meaning set forth in Section 1(d) of the Tax Indemnification Agreement.

“Applicable Law” shall mean any applicable Federal, state, local, international or transnational law, rule, regulation, ordinance, code, directive, Order, authorization or treaty of any Governmental Body and any relevant final administrative or judicial precedent interpreting or applying the foregoing.

“Applicable Overdue Rate” shall mean 1% over the Overdue Rate.

“Applicable Portion” shall have the meaning set forth in Section 12(c)(ii) of the Lease.

“Applicable Rate” shall have the meaning set forth in Section 1.1 of the Indenture.

“Appraisal” shall have the meaning set forth in Section 2.05 of this Participation Agreement.

“Appraisal Procedure” shall mean the procedure specified in the succeeding sentences for determining an amount, period or value relating to Buyer’s Transponders and other items reasonably required by Owner Participant. As soon as practicable after receipt of any notice, or the occurrence of any event, requiring a determination of the Fair Market Service Fee, Fair Market Sales Value, Fair Market Rental Value, Decreased Value, Partial Loss Value, estimated residual value or estimated remaining economic useful life of Buyer’s Transponders, the Beneficial Interest or such other items (a “Variable”), Lessor and Lessee shall confer to determine the same; however, if either party shall give notice to the other requesting determination of such Variable by appraisal, or the parties have been unable to agree on the Variable, then the parties shall consult for the purpose of appointing a mutually acceptable qualified independent appraiser. In determining any Variable, any appraiser, if it deems it relevant and appropriate, shall consider any comparable sale or lease transactions for transponders on other comparable satellites, if any, as the case may be, and/or the projected net cash flow stream from the ownership or lease of Buyer’s Transponders by a third party not affiliated with Lessee. If the parties shall be unable to agree on an appraiser within three (3) Business Days of the giving of such notice, the relevant Variable shall be determined by a panel of three independent appraisers, one of whom shall be selected by Lessee and another of whom shall be selected by Lessor within three (3) Business Days after the end of such three (3)-Business Day period, and the third of whom shall be selected by the American Arbitration Association (or its successor) if such other two appraisers shall be unable to agree upon a third appraiser within ten (10) days after the appointment of the second of such two appraisers. Said Association (or its successor) shall be instructed to make such appointment within ten (10) days after the end of the last day period referred to above. Each appraiser appointed pursuant to the foregoing shall be instructed to determine the relevant Variable within twenty (20) days after the final such appointment. If a single appraiser shall have been appointed by the parties, the determination of such appraiser shall be final and binding upon the parties, and if three appraisers shall have been appointed, the average of the appraisals of the two of the three appraisers whose appraisals are the closest shall constitute the determination of the appraisers (unless one appraisal is equally close to two different appraisals, in which case the average of the three appraisals shall constitute such determination) and be binding and conclusive upon Lessor

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and Lessee. If a party hereto fails to appoint an appraiser within the prescribed three (3)-Business Day period as contemplated by the third sentence of this paragraph, no other appraiser shall be appointed and the appraisal shall be made solely by the appraiser appointed by the other party. All fees and expenses in connection with any appraisal pursuant to the Lease shall be shared equally by Lessor and Lessee except that Lessee shall pay all fees and expenses in connection with any appraisal pursuant to Sections 7, 10, 12, 16, 18, 19 or 20(c) of the Lease. Each appraiser hereunder shall have personnel with specialized knowledge of the communications industry generally and satellites and transponders specifically.

“Appraiser List” shall have the meaning set forth in Section 7(e) of the Lease.

“Assigned Rights” shall have the meaning set forth in Section 1 of the Consent and Agreement.

“Assignee” or “User” shall have the meaning set forth in Section 6(c) of the Lease.

“Bandwidth Use Agreement” shall have the meaning set forth in Section 6(c) of the Lease.

“Bankruptcy” shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Default” shall mean any event specified in Section 15(h) of the Lease which with the passage of time or the giving of notice or both would constitute an Event of Default.

“Bankruptcy Laws” shall mean the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Base Rent” shall mean, with respect to the Basic Term, the rent payable pursuant to Section 3(b)(ii) of the Lease, and, with respect to the Renewal Term, if any, the rent payable pursuant to Section 18 of the Lease.

“Basic Term” shall mean the Basic Term specified in Section 3(a) of the Lease.

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“Basic Term Buyout Amount” shall mean the amount specified in Schedule III hereto.

“Basic Term Commencement Date” shall have the meaning set forth in Section 3(a) of the Lease.

“Beneficial Interest” shall have the meaning set forth in Section 10.01 of this Participation Agreement.

“Beneficial Interest Purchase Price” shall mean:

(i) if the Beneficial Interest is purchased pursuant to Section 10.01(a), (A) the EBO Amount, minus (B) the unpaid principal amount and Premium Amount, if any, of the Notes then outstanding;

(ii) if the Beneficial Interest is purchased pursuant to Section 10.01(b), (A) the Stipulated Loss Value as of the Casualty Payment Date preceding the relevant purchase date (or as of the relevant purchase date, if it is a Casualty Payment Date) minus the unpaid principal amount on the Notes then outstanding plus (B) unless the relevant purchase date is a Casualty Payment Date, interest accruing at the Prime Rate on the amount specified in clause (A) from (and including) the most recent Casualty Payment Date to, but excluding, such purchase date plus (C) an amount equal to the aggregate of amounts retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture that would otherwise have been, and have not as of such purchase date been, distributed to Lessor in accordance with Section 5.1(b) of the Indenture plus (D) interest on interest, accruing at the Prime Rate, on each such amount retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture, in each case from (and including) the date on which such amount was paid to the Indenture Trustee to, but excluding, such purchase date;

(iii) if the Beneficial Interest is purchased pursuant to Section 10.01(c), (A) the Equity Repurchase Amount as of the Casualty Payment Date preceding the relevant purchase date (or as of the relevant purchase date, if it is a Casualty Payment Date) plus (B) unless the relevant purchase date is a Casualty Payment Date, interest accruing at the Prime Rate on the amount specified in clause (A) from (and including) the most recent Casualty Payment Date to, but excluding, such purchase date plus (C) an amount equal to the aggregate of amounts retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture that would otherwise have been, and have not as of such purchase date been, distributed to Lessor in accordance with Section 5.1(b) of the Indenture plus (D) interest on interest, accruing at the Prime Rate, on each such amount retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture, in each case from (and including) the date on which such amount was paid to the Indenture Trustee to, but excluding, such purchase date;

(iv) if the Beneficial Interest is purchased pursuant to Section 10.01(d), (A) the Stipulated Loss Value as of the Casualty Payment Date preceding the relevant purchase date minus the unpaid principal amount on the Notes then outstanding plus (B) unless the relevant purchase date is a Casualty Payment Date, interest accruing at the Prime Rate on the amount specified in clause (A) from (and including) the most recent Casualty Payment Date to, but excluding, such purchase date plus (C) an amount equal to the aggregate of amounts retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture that would otherwise have been, and have not as of such purchase date been, distributed to Lessor in accordance with Section 5.1(b) of the Indenture plus (D) interest on interest, accruing at the Prime Rate, on each such

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amount retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture, in each case from (and including) the date on which such amount was paid to the Indenture Trustee to, but excluding, such purchase date;

(v) if the Beneficial Interest is purchased pursuant to Section 10.01(e), (A) the Stipulated Loss Value as of the Casualty Payment Date preceding the relevant purchase date (or as of the relevant purchase date if it is a Casualty Payment Date) minus the unpaid principal amount on the Notes then outstanding plus (B) unless the relevant purchase date is a Casualty Payment Date, interest accruing at the Prime Rate on the amount specified in clause (A) from (and including) such Casualty Payment Date to, but excluding, such purchase date plus (C) an amount equal to the aggregate of amounts retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture that would otherwise have been, and have not as of such purchase date been, distributed to Lessor in accordance with Section 5.1(b) of the Indenture plus (D) interest on interest, accruing at the Prime Rate, on each such amount retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture, in each case from (and including) the date on which such amount was paid to the Indenture Trustee to, but excluding, such purchase date;

(vi) if the Beneficial Interest is purchased pursuant to Section 10.01(f), (A) the higher of the Fair Market Sales Value of Buyer’s Transponders (determined as provided in Section 7(e) of the Lease) and the Stipulated Loss Value as of the Casualty Payment Date preceding the relevant purchase date (or as of the relevant purchase date, if it is a Casualty Payment Date) minus the unpaid principal amount on the Notes then outstanding plus (B) unless the relevant purchase date is a Casualty Payment Date, interest accruing at the Prime Rate on the amount specified in clause (A) from (and including) the most recent Casualty Payment Date to, but excluding, such purchase date plus (C) an amount equal to the aggregate of amounts retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture that would otherwise have been, and have not as of such purchase date been, distributed to Lessor in accordance with Section 5.1(b) of the Indenture plus (D) interest on interest, accruing at the Prime Rate, on each such amount retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture, in each case from (and including) the date on which such amount was paid to the Indenture Trustee to, but excluding, such purchase date;

(vii) if the Beneficial Interest is purchased pursuant to Section 10.01(g), (A) the Stipulated Loss Value as of the Casualty Payment Date preceding the relevant purchase date (or as of such date if it is a Casualty Payment Date) minus the unpaid principal amount on the Notes then outstanding plus (B) unless the relevant purchase date is a Casualty Payment Date, interest, accruing at the Prime Rate on the amount specified in clause (A), from (and including) such Casualty Payment Date to, but excluding, such purchase date plus (C) an amount equal to the aggregate of amounts retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture that would otherwise have been, and have not as of such purchase date been, distributed to Lessor in accordance with Section 5.1(b) of the Indenture plus (D) interest on interest, accruing at the Prime Rate, on the each such amount retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture, in each case from (and including) the date on which such amount was paid to the Indenture Trustee to, but excluding, such purchase date; or

(viii) if the Beneficial Interest is purchased pursuant to Section 11.07(h), (A) the Equity Repurchase Amount as of the Casualty Payment Date preceding the relevant purchase date (or as of the relevant purchase date, if it is a Casualty Payment Date) plus (B) unless the

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relevant purchase date is a Casualty Payment Date, interest, accruing at the Prime Rate on the amount specified in clause (A) from (and including) the most recent Casualty Payment Date to, but excluding, such purchase date plus (C) an amount equal to the aggregate of amounts retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture that would otherwise have been, and have not as of such purchase date been, distributed to Lessor in accordance with Section 5.1(b) of the Indenture plus (D) interest on interest, accruing at the Prime Rate, on each such amount retained by the Indenture Trustee pursuant to Section 5.3 of the Indenture, in each case from (and including) the date on which such amount was paid to the Indenture Trustee to, but excluding, such purchase date;

“BI Cash Purchase” shall have the meaning set forth in Section 10.06(a) of this Participation Agreement.

“BI Deferred Purchase” shall have the meaning set forth in Section 10.06(a) of this Participation Agreement.

“BI Equity Wrap Purchase” shall have the meaning set forth in Section 10.06(a) of this Participation Agreement.

“Bill of Sale” shall mean the bill of sale, substantially in the form of Exhibit A to the Purchase Agreement and Exhibit C to this Participation Agreement along with Annex I to the bill of sale agreed to separately with Buyer’s Satellite Consultant and attached to the executed Bill of Sale, dated as of the Closing Date, from Seller to Owner Trustee, transferring title to Buyer’s Transponders from Seller to Owner Trustee.

“Boeing” means Boeing Satellite Systems International, Inc.

“Boeing Purchase Agreement” shall mean the contract for the manufacture of the Satellite or the sale of the Satellite from Boeing to Holdings.

“Bona Fide Bid” shall have the meaning set forth in Section 8(a)(1) of the Lease.

“Business Day” shall mean any day other than a Saturday or Sunday or any other day on which banks located in New York, New York, the city in which Indenture Trustee Office is located or the city in which the Indenture Trustee disburses funds, or the city in which the corporate trust department of Owner Trustee is located or the city in which the Owner Trustee disburses funds are required by law or authorized to be closed.

“Buyer” shall have the meaning set forth in the Preamble to the Purchase Agreement.

“Buyer’s Satellite Consultant” shall mean an expert in satellite technical matters (and holding all Governmental Body authorizations, including under Export Control Laws, necessary to receive such information) designated by Owner Participant.

“Buyer’s Transponders” shall have the meaning set forth in Section 2.01 of the Purchase Agreement (or shall mean the Substitute Transponders if a Substitution has occurred pursuant to Section 7(e) of the Lease).

“Casualty Notice” shall mean the notice provided by Lessee to Lessor and Indenture Trustee pursuant to Section 12(a) of the Lease.

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“Casualty Payment Date” during the Lease Term, shall mean each of the dates set forth in Schedule C to the Lease, provided during the Renewal Term, “Casualty Payment Date” shall mean the day of each calendar month during the Renewal Term which is the same as the day of the calendar month on which the Renewal Term began.

“Certificate of Acceptance” shall mean the certificate of acceptance from Lessee certifying acceptance of Buyer’s Transponders.

“Change of Control” shall mean a Change of Control as such term is defined in the Senior Notes Indenture, as in effect on the date hereof.

“Closing” shall have the meaning set forth in Section 2.02 of this Participation Agreement.

“Closing Date” shall have the meaning set forth in Section 2.02 of this Participation Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any comparable successor law.

“Collateral” shall be as defined in Schedule V hereto.

“Commitment” shall mean an amount equal to (i) the percentage of Lessor’s Cost for Buyer’s Transponders set forth in Schedule III hereto for Owner Participant multiplied by (ii) Lessor’s Cost for Buyer’s Transponders.

“Communications Act” shall mean the Communications Act of 1934 (as amended), the rules, regulations and policies of the FCC promulgated thereunder and any relevant final administrative or judicial precedent interpreting or applying the foregoing.

“Communications Law” shall mean the Communications Act, the Communications Satellite Act of 1962, as amended, the FCC Rules and other similar Applicable Laws.

“Competitor” shall mean any Person which is listed as a “Competitor” on the most recent Competitor List, as provided in Section 5.02(f) of this Participation Agreement (which list has been negotiated by Owner Participant and Lessee solely for purposes of this Agreement), each of which Persons has been designated as a principal competitor of Lessee’s satellite radio business (as determined by Lessee in good faith).

“Competitor Information Violation” shall mean a violation of the provisions of this Agreement by Owner Participant or any of its representatives resulting in a Competitor or Competitor Related Party acquiring Proprietary Information that Holdings or Lessee reasonably believes is material to its business, and in the case of the initial Owner Participant or any other Owner Participant that is an Affiliate of the initial Owner Participant, those additional matters identified in a side letter dated on or about the date hereof as constituting a Competitor Information Violation.

“Competitor List” shall have the meaning set forth in Section 5.02(f) of this Participation Agreement.

“Competitor OP” shall mean an Owner Participant who has become an Affiliate of a Competitor, subject in the case of the initial Owner Participant or any other Owner

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Participant that is an Affiliate of the initial Owner Participant, to the provisions of a side letter dated on or about the date hereof further defining Competitor OP.

“Competitor Related Party” shall mean an entity that is a party to a strategic partnership, joint venture or significant commercial arrangement with a Competitor that does not have a similar arrangement with Holdings or XM, and which is listed on the most recent Competitor List as a Competitor Related Party.

“Confirmed Failure” shall have the meaning set forth in Appendix B of the Purchase Agreement.

“Consent and Agreement” shall mean the Consent and Agreement, substantially in the form of Exhibit H to this Participation Agreement, dated as of the Closing Date, among Seller, Lessee, Service Provider, Owner Trustee and Indenture Trustee.

“Consolidated Net Worth” shall mean, with respect to any specified Person as of any date, the sum of

(a) the consolidated equity of the common stockholders of such Person and its consolidated subsidiaries as of such date; plus

(b) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

“Continuity of Service” shall have the meaning set forth in Section 13(c) of the Lease.

“Covered Owner Participant” means (i) the initial Owner Participant Guarantor, (ii) any Owner Participant to whom the initial Owner Participant transfers its Beneficial Interest or (iii) any Owner Participant Guarantor (other than the initial Owner Participant Guarantor); provided, however, that an Owner Participant or Owner Participant Guarantor specified in clause (ii) or (iii) shall only be a Covered Owner Participant if Holdings or Lessee has given its consent thereto; and provided further that Holdings and Lessee agree that, if the initial Owner Participant is proposing to transfer its Beneficial Interest, or the equity interest in the initial Owner Participant is expected to be transferred, in either case to a financial investor, a financial institution or an Affiliate of either (including an investment bank, commercial bank or insurance company) that is not a “foreign person” or owned or controlled by a “foreign person”, in each case in accordance with the requirements of Article XII of the Participation Agreement, and such proposed transferee expresses concerns similar to those expressed by the initial Owner Participant which gave rise to this definition, Holdings and Lessee will negotiate in good faith with such transferee to conditions under which it would consent to name such proposed transferee as a Covered Owner Participant.

“Cut-off Time” shall mean 11:59 p.m. on February 12, 2007, or such later date as XM and Owner Participant may agree.

“Damages” shall have the meaning set forth in Section 16(b) of the Lease.

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“Debt Amortization Schedule” shall mean the Debt Amortization Schedule(s) set forth in Annex 1 to Schedule III hereto.

“Decreased Value” shall have the meaning set forth in Section 10(b) of the Lease.

“Decreased Value Payment” shall have the meaning set forth in Section l0(b) of the Lease.

“Default” or “Lease Default” shall mean any event which with the passage of time or the giving of notice or both would become an Event of Default.

“Deferred Payment Note” shall have the meaning set forth in Section 10.04(b) of this Participation Agreement.

“Dollars” and “$” shall mean the lawful currency of the United States of America.

“EBO Amount” shall mean an amount equal to the sum of (A) the product of (i) Lessor’s Cost for Buyer’s Transponders and (ii) the percentage set forth in Schedule D to the Lease, as such percentage may be adjusted pursuant to Sections 11.05, and in accordance with Sections 11.06 to the extent applicable, in each case of this Participation Agreement and (B) an amount equal to the Premium Amount, if any, as of the EBO Date.

“EBO BI Purchase” shall have the meaning set forth in Section 10.06(a)(i) of this Participation Agreement.

“EBO Date” shall mean the date set forth in Schedule D to the Lease on which Lessee may exercise the Purchase Option set forth in Section 19(a)(ii) of the Lease.

“Effective Date” shall have the meaning set forth in Section 3.5(a) of the Tax Indemnification Agreement.

“Effective Equity Wrap” shall have the meaning set forth in Schedule V hereto.

“Effective Tax Rate” shall have the meaning set forth in Section 1(e) of the Tax Indemnification Agreement.

“Eligible Bank” shall mean any bank or trust company which shall be a member of the Federal Reserve System and shall have a combined capital, surplus and undivided profits of not less than $750,000,000; and, in connection with any letter of credit provided in accordance with Section 9(b) of the Lease, commercial paper of such Bank rated at least P-1 (or comparable rating) by Moody’s (or any successor thereto) or at least A-1 (or comparable rating) by S&P (or any successor thereto).

“Employee Benefit Plan” shall mean any employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Code.

“Equity Cap” shall have the meaning set forth in Section 2.01(b) of this Participation Agreement.

“Equity Repurchase Amount” as of any Casualty Payment Date means (a) during the Interim Term and Basic Term, the amount determined by multiplying Lessor’s Cost of Buyer’s Transponders by the percentage set forth opposite such Casualty Payment Date in Schedule IV hereto, and (b) during any Renewal Term, an amount equal to the Stipulated Loss Value as of such Casualty Payment Date minus $3,000,000, but in no event less than zero. The

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Equity Repurchase Amount as of any date shall be adjusted in the same manner as the equity portion of Stipulated Loss Value is adjusted whenever Stipulated Loss Value is adjusted.

“Equity Wrap Agreement” shall mean the agreement, dated as of the date hereof, among Holdings, Lessee, XM 1500, XM Investment, Owner Participant and the collateral agent specified therein.

“Equity Wrap Documents” means (i) the Equity Wrap Agreement and any agreements or instruments referred to therein as “Equity Wrap Documents” and (ii) any other agreements or instruments providing the Effective Equity Wrap and the agreements or instruments relating thereto that are designated as “Equity Wrap Documents” by Lessee, or any of its Affiliates, and Owner Participant.

“Equity Wrap Event of Default” shall mean one or more of the following shall have occurred and be continuing:

(a) Lessee shall have failed to provide one of Alternatives listed on Schedule V hereto to serve as the Effective Equity Wrap at a time when Lessee is required to provide an Effective Equity Wrap pursuant thereto;

(b) a Bankruptcy occurs with respect to an Equity Wrap Provider in the case of an Effective Equity Wrap in the form contemplated by Alternative 3 on Schedule V hereto, or a Bankruptcy occurs with respect to an Equity Wrap Provider in the case of an Effective Equity Wrap in the form contemplated by Alternative 1 or 2 on such Schedule V and Lessee shall have failed to provide another of the Alternatives listed on such Schedule V within one-hundred-twenty (120) days;

(c) if the Effective Equity Wrap is provided in the form contemplated by Alternative 3 listed on Schedule V hereto:

(i) the Lien on the Collateral in favor of the Owner Participant (or an agent for it) pursuant to the Equity Wrap Documents shall cease to be a perfected Lien (other than as a result of action taken by Owner Participant or an agent for it); or any part of the Collateral shall have become subject to any Lien securing a monetary obligation (other than any Lien in favor of Owner Participant or an agent for it pursuant to the Equity Wrap Documents) that either (x) is a voluntary mortgage Lien, (y) secures obligations in excess of $3 million where the applicable Lien has not been removed, adequately bonded or otherwise cured as provided for in the Equity Wrap Documents within thirty (30) days of its imposition or (z) is pari passu with, or senior to, the Lien in favor of Owner Participant (or an agent for it) under the Equity Wrap Documents where the Lien securing a monetary obligation has not been removed, adequately bonded or otherwise cured and where such Lien shall involve any material danger of the sale, forfeiture or loss of any significant part of the Collateral or title thereto;

(ii) with respect to any Collateral that constitutes real property, XM 1500 or XM Investment ceases to own good and marketable title to such Collateral in fee or, with respect to any other material Collateral, there shall be a material defect in XM 1500’s or XM Investment’s title to such Collateral, or XM 1500 or XM Investment sells,

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disposes of or otherwise conveys the Collateral, in whole or in part, except as permitted by the Equity Wrap Documents;

(iii) XM 1500 or XM Investment shall fail to maintain casualty insurance with respect to the real property Collateral in compliance with the applicable Equity Wrap Documents in all material respects, and such failure continues for a period in excess of ten (10) Business Days;

(iv)(x) a casualty event affecting the Collateral occurs of a type that is not covered by casualty insurance maintained by XM 1500 or XM Investment, (y) any alteration or modification of the Collateral is made which is not permitted by the Equity Wrap Documents, or (z) XM 1500 or XM Investment breaches its obligations with respect to the maintenance of the Collateral, in each case where such casualty events, alterations, modifications and breaches (taken together) adversely affect the aggregate value of the Collateral (determined by Owner Participant in good faith using the Agreed Methodology by an amount equal to $3 million or higher;

(v) XM 1500 or XM Investment dissolves, liquidates, merges or consolidates with or into another Person; or

(vi) any material portion of an Equity Wrap Document shall cease to be valid, binding or in full force and effect due to actions or inactions of, or conditions or events with respect to, XM 1500, XM Investment, Lessee or Holdings, or any such entity commences proceedings or submits pleadings in any proceeding challenging the validity or enforceability of any such Equity Wrap Document or the perfection or priority of any Lien purported to be created thereby;

provided, in the case of (i), (ii), (iii) or (iv) that Lessee shall not have promptly (and in any event within ten (10) Business Days) furnished cash or other liquid assets as Collateral to the extent permitted by the requirements of Alternative 3 listed on Schedule V hereto so that the Collateral again meets the requirements of Alternative 3.

“Equity Wrap Provider” means (i) in the case of an Effective Equity Wrap consisting of a surety bond or guaranty as contemplated by Alternative 1 on Schedule V hereto, the issuer(s) of such surety bond or guaranty, (ii) in the case of an Effective Equity Wrap consisting of a credit default swap as contemplated by Alternative 2 on Schedule V hereto, the counterparty thereto providing credit protection thereunder (or its credit support provider) and (iii) in the case of an Effective Equity Wrap in the form contemplated by Alternative 3 on Schedule V hereto, XM 1500 and XM Investment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” or “Lease Event of Default” shall mean any of the events enumerated in Section 15 of the Lease.

“Event of Loss” shall mean, with respect to Buyer’s Transponders, any of the following events:

(a) the receipt of insurance proceeds as a result of the Satellite having suffered a Confirmed Failure;

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(b) the Satellite suffers a Confirmed Failure under Section B of Appendix B to the Purchase Agreement, and prior to the expiration of sixty (60) days following the event, the Satellite is not restored to a condition that does not qualify as a Confirmed Failure;

(c) the use of the majority of the capacity or bandwidth on Buyer’s Transponders (not involving a requisition of title) shall be taken, seized, confiscated or requisitioned for a period of one year or more or for a period extending beyond the Lease Term by any Governmental Body, or the loss of title to Buyer’s Transponders due to the condemnation, confiscation, seizure or requisition of Buyer’s Transponders by any Governmental Body;

(d) the total loss or constructive total loss of the Satellite due to disappearance, loss, Confirmed Failure or destruction, or the Satellite cannot, or it can be reasonably demonstrated will not, achieve or maintain its designated geostationary orbital location, including the orbit’s angle of inclination relative to the equator, in accordance with the Transponder Performance Specifications;

(e) the total loss or constructive total loss of the functionality of Buyer’s Transponders to fulfill their intended communications purpose;

(f) shutdown of the Satellite or Buyer’s Transponders as a result of any laws, regulations or orders by any Governmental Body for a period of one (1) year or more or for a period extending beyond the Lease Term, or the permanent shutdown of the Satellite or Buyer’s Transponders;

(g) (i) the occurrence of any change in Applicable Law or the interpretation or application thereof, the effect of which would be to require Lessor, Owner Participant or Owner Participant Guarantor (or any of their respective Affiliates) to acquire or maintain any license, permit or authorization from the FCC or any other Governmental Body with similar substantive jurisdiction under any Communications Law in order to own or lease Buyer’s Transponders, in the case of Lessor or Owner Participant, or to perform such actions as any such Person would be obligated to perform under the Operative Documents or XM Agreements, in either case that is materially burdensome, solely by reason of such Person’s participation in the Overall Transaction, or (ii) at any time, any “foreign person” (as such term is defined in 22 C.F.R. § 120.16) acquires “ownership” or “control” (as such terms are defined in 22 C.F.R. § 122.2(c)) of a Covered Owner Participant (or any Person that owns or controls the Covered Owner Participant) and, at such time, the Covered Owner Participant (A) is subject to registration requirements under ITAR and (B) has not received (despite using commercially reasonable efforts to obtain) authorization from the Directorate of Defense Trade Controls for such acquisition of “ownership” or “control” (provided, however, that no effort to register or obtain such authorization shall be required in order to satisfy this clause (B) if the process of obtaining such registration or authorization, or the obligations, limitations or liabilities resulting therefrom, would be materially burdensome, or create material liability risks, to the Covered Owner Participant or any of its Affiliates (including by way of any limitation on the business it could otherwise conduct), and in the case of clause (i) or (ii), as to which a Regulatory Event of Loss Certificate has been provided to Lessee and Indenture Trustee (a “Regulatory Event of Loss”);

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(h) the termination, cancellation or revocation of the Satellite License, as defined in the Purchase Agreement, or any modification of the Satellite License that has an Adverse Effect; or

(i) the Satellite is removed from orbit pursuant to Section 11.01 of the Purchase Agreement.

“Excepted Payment” shall mean and include (i) any indemnity, expense reimbursement or other such payment (whether or not Supplemental Rent) payable under any Operative Document or XM Agreement directly to Owner Participant or Trust Company; (ii) insurance proceeds, if any, payable to Owner Trustee or Owner Participant under any Additional Insurance as permitted by Section 9(d) of the Lease; (iii) any payments under liability insurance policies for the benefit of Owner Participant, Lessor or Trust Company; (iv) any amount payable to Owner Participant pursuant to the Tax Indemnification Agreement or for the account of Owner Participant, Trust Company or Owner Trustee pursuant to Article VI or VII of this Participation Agreement; (v) that portion of Base Rent, Stipulated Loss Value and EBO Amount payments attributable to Tax Indemnification Agreement obligations of Lessee; (vi) any amount payable to Trust Company or Owner Participant pursuant to Section 17 of the Lease; (vii) any payments under any Effective Equity Wrap, Beneficial Interest Purchase Price or Deferred Payment Note for the benefit of the Owner Participant; (viii) any payments made to Owner Participant pursuant to any Operative Document or XM Agreement in connection with a purchase of all or any portion of the Beneficial Interest; (ix) interest payable by Lessee to Trust Company, Owner Trustee or Owner Participant on any of the amounts described in clauses (i) through (viii) above and (x) below; and (x) any amounts payable to Owner Participant, Owner Trustee or Trust Company in respect of any guaranty of the amounts or obligations to pay the amounts described in clauses (i) through (ix); together with the right to demand, collect, sue for, or exercise remedies to enforce against Lessee or Guarantors, or otherwise obtain amounts referred to in clauses (i) through (ix) of this definition.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder.

“Exclusive Unique Operational Equipment” shall have the meaning set forth in Section 10.4(a)(ii)(B) of the Service Agreement.

“Exclusive Unique Operational Information” shall have the meaning set forth in Section 10.4(a)(ii)(A) of the Service Agreement.

“Expense” shall have the meaning set forth in Section 6.01 of this Participation Agreement.

“Export Control Laws” shall mean all export control laws applicable to the transfer of data and documentation generated by the tracking, telemetry and control of satellites as well as the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130).

“Factors” shall mean Base Rent, Stipulated Loss Values, Basic Term Buyout Amount, the EBO Amount, ORR Payment Amounts, the Lease Loan Balances, the outstanding balance of the Loans and the Debt Amortization Schedules.

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“Fair Market Rental Value” shall mean the value which would be obtained at the relevant time for Buyer’s Transponders, together with the rights of Lessor under the Purchase Agreement in accordance with the terms thereof, in an arm’s-length leasing transaction between an informed and willing lessor and an informed and willing lessee, each unrelated to Owner Participant, Lessor or Lessee or any Affiliate thereof and under no compulsion to lease and each having knowledge of all relevant facts; provided, however, that, except in connection with a determination of Fair Market Rental Value pursuant to Section 16(d) of the Lease, (a) no determination of Fair Market Rental Value shall take into account Lessee’s rights under Section 18 or 19 of the Lease, (b) any default by Seller under the Purchase Agreement or Service Agreement shall be disregarded and any calculation of Fair Market Rental Value shall assume that the Satellite and Buyer’s Transponders have been operated and maintained in accordance with the requirements of the Operative Documents and XM Agreements, (c) Buyer’s Transponders shall be assumed to be free and clear of all Liens, (d) Buyer’s Transponders shall be assumed to be in its then existing condition and location but at least in the condition and location in which it is required to be maintained pursuant to Sections 7(b) and 7(d), respectively, of the Lease and any calculation of Fair Market Rental Value shall assume that there is sufficient fuel necessary for Buyer’s Transponders to have an economic useful life of fifteen (15) years in the aggregate measured from the In-Service Date, (e) Buyer’s Transponders shall be assumed not to be subject to any Bandwidth Use Agreement or to any condition or circumstance relating to or caused by any other Bandwidth Use Agreement or any other lease or use agreement and (f) any such lessee shall be assumed to have fully supported access to the Satellite sufficient to ensure full commercial viability of the Transponders.

“Fair Market Sales Value” shall mean the cash price which would be offered at the relevant time for Buyer’s Transponders together with the rights of Lessor under the Purchase Agreement and the rights of Lessor to receive the services under the Service Agreement in accordance with the terms thereof, or any interest in the Lessor’s Estate in an arm’s-length transaction by an informed and willing seller and accepted by an informed and willing purchaser each unrelated to Lessor, Owner Participant, Lessee or any Affiliate of any thereof and under no compulsion to effectuate the transaction and each having knowledge of all relevant facts, including, without limitation, the effect and status at the time of the XM Agreements or any Substitute Service Agreement then in effect pursuant to Section 7(b) of the Lease; provided, however, that, except in connection with a determination of Fair Market Sales Value pursuant to Section 16(d) of the Lease, (a) no determination of Fair Market Sales Value shall take into account Lessee’s rights under Section 18 or 19 of the Lease, (b) any default by Seller or Service Provider under the XM Agreements shall be disregarded and any calculation of Fair Market Sales Value shall assume that the Satellite and Buyer’s Transponders have been operated and maintained in accordance with the requirements of the Operative Documents and XM Agreements, (c) Buyer’s Transponders or interest in the Lessor’s Estate shall be assumed to be free and clear of all Liens, (d) Buyer’s Transponders shall be assumed to be in its then existing condition and location, but at least in the condition and location in which it is required to be maintained pursuant to Sections 7(b) and 7(d), respectively, of the Lease and any calculation of Fair Market Sales Value shall assume that there is sufficient fuel necessary for Buyer’s Transponders to have an economic useful life of fifteen (15) years in the aggregate measured from the In-Service Date, (e) Buyer’s Transponders shall be assumed not to be subject to any Bandwidth Use Agreement or to any condition or circumstance relating to or caused by any Bandwidth Use Agreement or any other lease or use agreement and (f) such purchaser shall be

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assumed to have fully supported access to the Satellite sufficient to ensure full commercial viability of the Transponders.

“Fair Market Service Fee” shall have the meaning set forth in Section 2.1 of the Service Agreement.

“Fair Market Value Renewal Rent” shall have the meaning set forth in Section 18(b) of the Lease.

“FASB” shall mean the Financial Accounting Standards Board, or the successor thereto.

“FCC” shall mean the Federal Communications Commission, or any successor agency or other office or official of the United States at the time administering the functions of the Federal Communications Commission under the Communications Act.

“FCC Rules” shall mean FCC rules, regulations and policies and any relevant final administrative or judicial interpretations or applications thereof.

“Final Determination” shall have the meaning set forth in Section 5(e) of the Tax Indemnification Agreement.

“Final Notice” shall mean the notice provided by Lessee to Lessor pursuant to Section 18(a) of the Lease.

“Final Notice Expiration Date” shall have the meaning set forth in Section 18(a) of the Lease.

“Force Majeure Event” shall mean circumstances beyond the reasonable control of any Person, including but not limited to, acts of God, governmental action (whether in its sovereign or contractual capacity), earth station sun outage, or acts or omissions of third parties. For purposes of this definition acts or omissions of Guarantors or any of its subsidiaries or any of their respective agents or Service Providers shall not be deemed to be beyond the reasonable control of Service Provider unless any such Person’s failure or delay itself results from an event set forth in the preceding sentence of this definition.

“Fundamental Decisions” shall mean any decision that would:

(i) subject any Owner Participant to additional monetary obligations or other obligations (other than any obligation that is immaterial);

(ii) increase or reduce the amount, or postpone any date fixed for payment, of any Rent, Beneficial Interest Purchase Price, ORR Payment Amount, Stipulated Loss Value or any other amount to be paid, directly or indirectly, to any Owner Participant by Lessee or Seller under any Operative Document or XM Agreement in any material respect;

(v) release or reduce in any material respect the requirement to maintain an Effective Equity Wrap; or

(iii) modify this definition.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time.

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“Governmental Authority” or “Governmental Body” shall mean and include any Federal, state, municipal or other governmental department, commission, board, bureau, court, legislature, agency, instrumentality or authority, domestic and, to the extent vested with jurisdiction under Federal law of any Person, the Satellite or Buyer’s Transponders, international or transnational.

“Granting Clause Documents” shall have the meaning set forth in paragraph (b) of the granting clause of the Indenture.

“Guarantee Agreement” or “Guaranty Agreement”‘ shall mean the Guaranty, substantially in the form of Exhibit G to this Participation Agreement, dated as of the Closing Date, by the Guarantors for the benefit of the Guaranteed Parties.

“Guaranteed Party” or “Guaranteed Parties” shall have the meaning set forth in the Guaranty Agreement.

“Guarantors” shall mean Holdings, XM Equipment Leasing LLC and XM Radio Inc., and any Person required to be a Guarantor pursuant to Section 5.01(h) of this Participation Agreement.

“Holdings” shall mean XM Satellite Radio Holdings Inc.

“Income Inclusion” shall have the meaning set forth in Section 3.2 of the Tax Indemnification Agreement.

“Indebtedness Payment Default” shall have the meaning set forth in Section 15(m) of the Lease.

“Indemnitee” shall mean each of (i) Owner Participant, any holder of a Deferred Payment Note, Note Purchasers, Owner Trustee, Trust Company, Indenture Trustee, (ii) any Affiliate of any of the foregoing, (iii) the respective successors, assigns, officers, directors, servants, employees and agents of any of the foregoing, and (iv) Lessor’s Estate and the Indenture Estate.

“Indemnity Loan” shall have the meaning set forth in Section 3.6(a) of the Tax Indemnification Agreement.

“Indemnity Loan Interest Rate” shall have the meaning set forth in Section 3.9(c) of the Tax Indemnification Agreement.

“Indemnity Loan Repayment Amounts” shall have the meaning set forth in Section 3.9(c) of the Tax Indemnification Agreement.

“Indemnity Loan Repayment Dates” shall have the meaning set forth in Section 3.9(c) of the Tax Indemnification Agreement.

“Indemnity Payment” shall have the meaning set forth in Section 3.1 of the Tax Indemnification Agreement.

“Indenture” shall mean the Indenture, substantially in the form of Exhibit E to this Participation Agreement, dated as of the Closing Date, between Owner Trustee and Indenture Trustee.

“Indenture Default” shall mean an event or condition which, with notice or lapse of time or both, would become an Indenture Event of Default.

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“Indenture Estate” shall have the meaning set forth in the granting clause of the Indenture.

“Indenture Event of Default” shall have the meaning set forth in Section 6 of the Indenture.

“Indenture Supplement” shall mean a supplement to the Indenture entered into by and between Indenture Trustee and Owner Trustee, to amend, modify or supplement the Indenture or any Indenture Supplement.

“Indenture Trustee” shall mean The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, in its capacity as indenture trustee under the Indenture, and its permitted successors and assigns in such capacity.

“Indenture Trustee Liens” shall mean any Lien (a) which results from any act of, or any failure to act by, or any claim against, Indenture Trustee, in its individual capacity, unrelated to the transactions contemplated by the Operative Documents, or which results from any violation by Indenture Trustee, in its individual capacity, of any of the terms of the Operative Documents or (b) which results from Liens in favor of any taxing authority by reason of any Tax owed by Indenture Trustee, in its individual capacity.

“Indenture Trustee Office” shall mean as of the date hereof, the principal office of the Indenture Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, Telecopier Number: (212) 815-5707, as such address or number may be changed from time to time by written notice of Indenture Trustee in accordance with this Participation Agreement.

“Independent Appraiser” shall mean W.L. Pritchard & Co., L.C., Navigant Capital Advisers and TelAstra, Inc.

“Independent Tax Counsel” shall mean Sullivan & Cromwell LLP, or other independent tax counsel of national standing selected by Owner Participant and reasonably satisfactory to Lessee.

“In-Service Date” shall have the meaning set forth in Section 2.02 of the Purchase Agreement.

“Instruction Certificate” shall have the meaning set forth in Section 1.1 of the Indenture.

“Intellectual Property Rights” shall have the meaning set forth in Section 4.05(a) of the Purchase Agreement.

“Interest Deductions” shall have the meaning set forth in Section 1(c) of the Tax Indemnity Agreement.

“Interim Term” shall have the meaning set forth in Section 3(a) of the Lease.

“Investment Grade” shall mean long-term unsecured senior debt issued by Lessee (as guaranteed by Holdings, if any such guarantee is in place) has at least two of the following three ratings from the following rating services: (a) a Moody’s rating of Baa3 or higher, (b) an S&P rating of BBB- or higher and (c) BBB- or better by Fitch Ratings Ltd. (or any successor thereto).

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“IRS” shall have the meaning set forth in Section 3.3 of the Tax Indemnification Agreement.

“ITAR” shall mean the International Traffic in Arms Regulations, 22 C.F.R. §§120-130.

“Lease” shall mean the Lease Agreement relating to Buyer’s Transponders, substantially in the form of Exhibit D to this Participation Agreement, to be dated as of the Closing Date, between Lessee and Owner Trustee, as Lessor.

“Lease Assignment” shall have the meaning set forth in Section 6(c) of the Lease.

“Lease Default” shall mean (for purposes of the Indenture) a Default.

“Lease Event of Default” shall mean (for purposes of the Indenture) an Event of Default.

“Lease Loan Balance” shall have the meaning set forth in Section 3(b)(iv) of the Lease.

“Lease Payments” shall mean all payments to be made by Lessee under the Lease, including all Rent (Base Rent and Supplemental Rent).

“Lease Period” shall mean a period from and including a Rent Payment Date to but excluding the next succeeding Rent Payment Date, or the expiration of the Lease Term, in the case of the last Lease Period.

“Lease Rental Payment Default” shall mean the failure to pay when due any Base Rent under the Lease, which with the passage of time or the giving of notice or both would constitute an Event of Default.

“Lease Term” shall mean the full term of the Lease, including the Interim Term, the Basic Term and the Renewal Term, if any.

“Legal and Regulatory Disclosures” mean (i) the Annual Report on Form 10-K of Holdings and its consolidated subsidiaries for the year ended December 31, 2005, (ii) the publicly available filings by Holdings with the SEC on Form 10-Q or 8-K filed subsequent to that Form 10-K but prior to the date hereof, in each case solely with regard to the sections thereof describing regulatory matters, legal proceedings and investigations, and (iii) the publicly available information in the FCC files relating to Seller and its Affiliates specifically identified by Seller in a side letter dated on or about the date hereof.

“Lessee” shall mean XM.

“Lessee Representations” shall have the meaning set forth in Section 3.1 of the Tax Indemnification Agreement.

“Lessor” shall mean Owner Trustee.

“Lessor Lien” shall mean any Lien (a) which results from any act of, or any failure to act by, or any claim against, Trust Company, unrelated to the transactions contemplated by the Operative Documents, or which results from any violation by Trust

XM-4 Participation Agreement

Company of any of the terms of the Operative Documents, or (b) which results from Liens in favor of any taxing authority or any deduction or withholding from any Rent payable by Lessee by reason of any Tax owed by Trust Company or a Related Indemnitee, except that Lessor Liens shall not include any Lien directly resulting from any Tax for which Lessee is obligated to indemnify Owner Trustee, Trust Company or a Related Indemnitee until such time as, and to the extent that, Lessee shall have already paid the Tax or an indemnity with respect to the same to, or on behalf of, Owner Trustee, Trust Company or a Related Indemnitee, as the case may be.

“Lessor Orbital Location” shall have the meaning set forth in Section 10(a) of the Lease.

“Lessor’s Cost” for Buyer’s Transponders shall mean $288,500,000 which is the fair market sales value as of the Closing Date of Buyer’s Transponders set forth in the Appraisal.

“Lessor’s Estate” shall mean all estate, right, title and interest of Owner Trustee in and to Buyer’s Transponders, the Trust Agreement, the Lease, the Guaranty Agreement, the Purchase Agreement, the Indenture, this Participation Agreement, the Consent and Agreement, the Bill of Sale and the Additional Documents, including, without limitation, (a) all amounts of Base Rent, Supplemental Rent, Stipulated Loss Value, EBO Amount, insurance proceeds and other proceeds payable pursuant Section 12 of the Lease, indemnity payments or other payments of any kind for or with respect to Buyer’s Transponders or payable under any such agreement and (b) any or all payments or proceeds received by Owner Trustee after termination of the Lease with respect to Buyer’s Transponders as a result of the sale, lease or other disposition thereof. Notwithstanding the foregoing, Lessor’s Estate shall not include Excepted Payments or any right to receive Excepted Payments.

“Lessor’s Orbital Location Notice” shall have the meaning set forth in Section 10(a) of the Lease.

“License Term” shall have the meaning set forth in Section 10.4(a)(i) of the Service Agreement.

“Lien” shall mean any lien, mortgage, encumbrance, pledge, charge, easement or security interest of any kind, including any thereof arising under conditional sales or other title retention agreements.

“Lien of the Indenture” and “Lien under the Indenture” shall mean the Lien on the Indenture Estate granted in favor of, or assigned to Indenture Trustee pursuant to the terms of the Indenture.

“Loans” shall have the meaning set forth in Section 2.01(a) of this Participation Agreement.

“MACRS Deductions” shall have the meaning set forth in Section 1(b) of the Tax Indemnification Agreement.

“Majority Interest of Noteholders” shall mean, as of any date of determination, the holders of more than 50% in aggregate unpaid principal amount of all Notes then Outstanding as of such date. For the purposes of the foregoing definition, there shall not be counted as Outstanding (as defined in the Indenture) any Note held by Owner Trustee, Owner Participant, Lessee, any Guarantor or any of their respective Affiliates (unless Owner Trustee,

XM-4 Participation Agreement

Owner Participant, Lessee or any Guarantor or their respective Affiliates, as the case may be, collectively shall own all of the Notes then Outstanding (as defined in the Indenture)).

“Memorandum” shall have the meaning set forth in Section 4.01(o) of this Participation Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. (or any successor thereto).

“Mortgage Liens” shall have the meaning set forth in Schedule V hereto.

“New Service Provider” shall have the meaning set forth in Section 10.4(a)(ii)(A) of the Service Agreement.

“Note” or “Notes” shall mean one or more notes issued by Owner Trustee pursuant to Section 2.1, 2.6 or 2.7 of the Indenture.

“Noteholder” shall mean any Person holding a Note.

“Noteholder Acceptance” shall have the meaning set forth in Section 11.07(c)(i) of this Participation Agreement.

“Note Purchasers” shall have the meaning set forth in the Recitals to this Participation Agreement.

“Notes Repurchase Amount” shall have the meaning set forth in Section 11.07(f) of this Participation Agreement.

“Obligations” shall have the meaning set forth in Section 2(a) of the Consent and Agreement.

“Offer to Purchase or Refinance” shall have the meaning set forth in Section 11.07(b) of this Participation Agreement.

“Officer’s Certificate” of any corporation shall mean a certificate of any Responsible Officer of such corporation.

“OP Acceptance” shall have the meaning set forth in Section 11.07(c)(i) of this Participation Agreement.

“OP Interests” shall have the meaning set forth in Section 12.01 of this Participation Agreement.

“Operative Documents” shall mean, collectively, this Participation Agreement, the Lease, the Trust Agreement, the Guaranty Agreement, the Consent and Agreement, the Indenture, the Tax Indemnification Agreement, the Notes, the Bill of Sale, the Owner Participant Guarantee Agreement, the Security Agreement, the Agreed Methodology Side Letter and the Technical Information Side Letter.

“Opinion of Counsel” shall mean a written opinion of independent legal counsel reasonably satisfactory to the Person receiving such opinion.

“Order” shall mean and include any order, writ, injunction, decree, judgment, award, determination, direction or demand of any Governmental Body.

“ORR Acceptance Notice” shall have the meaning set forth in Section 11.07(c) of this Participation Agreement.

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“ORR Change of Control Event” shall have the meaning set forth in Section 11.07(a)(i) of this Participation Agreement.

“ORR Covenant Event” shall have the meaning set forth in Section 11.07(a)(iv) of this Participation Agreement.

“ORR Event” shall have the meaning set forth in Section 11.07(a) of this Participation Agreement.

“ORR Merger Event” shall have the meaning set forth in Section 11.07(a)(iii) of this Participation Agreement.

“ORR Payment Amount” as of any date shall mean the sum of the Notes Repurchase Amount and the Equity Repurchase Amount, in each case determined as of such date.

“ORR Purchase” shall have the meaning set forth in Section 11.07(b)(1) of this Participation Agreement.

“ORR Refinancing” shall have the meaning set forth in Section 11.07(b)(2) of this Participation Agreement.

“ORR Refinancing Period” shall have the meaning set forth in Section 11.07(f) of this Participation Agreement.

“ORR SDARS License Event” shall have the meaning set forth in Section 11.07(a)(ii) of this Participation Agreement.

“Outside Transfer Notice” shall have the meaning set forth in Section 12.02(a) of this Participation Agreement.

“Outsource Service Provider” shall mean Telesat Canada, a Canadian company, or such other satellite operation service provider that is selected by Service Provider and is reasonably acceptable to Owner Participant and, while the Lien of the Indenture is in effect, Indenture Trustee. Notwithstanding the foregoing, no Person may be an Outsource Service Provider unless such Person (i) has significant previous experience in operating and servicing satellites and (ii) owns, leases, licenses or otherwise has rights to all such equipment as may be reasonably necessary or desirable for the operation of the Satellite and Buyer’s Transponders and for provision of TT&C services with respect thereto.

“Overall Transaction” shall mean all the transactions and activities referred to in or contemplated by the Operative Documents and the XM Agreements.

“Overdue Rate” shall mean, at any time, (a) as to amounts payable to any Noteholder and any portion of Base Rent or Supplemental Rent corresponding to such payments, 1% in excess of the interest rate payable under the Notes held by such Noteholder and (b) as to all other amounts, 2% over the Prime Rate.

“Owner” shall have the meaning set forth in the Preamble to the Service Agreement.

“Owner Participant” shall mean the Person specified in Item 1 of Schedule II hereto and any assignee permitted by Article XII of this Participation Agreement.

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“Owner Participant Guarantee Agreement” shall mean any guaranty substantially in the form of Exhibit L to this Participation Agreement of Owner Participant Guarantor meeting the requirements contained in Section 12.02 of this Participation Agreement, for the benefit of the Guaranteed Parties (as defined therein).

“Owner Participant Guarantor” shall mean the Person that executes and delivers the Owner Participant Guarantee Agreement.

“Owner Participant Lien” shall mean any Lien (a) which results from any act of, or failure to act by, or any claim against, Owner Participant or any of its Affiliates unrelated to the transactions contemplated by the Operative Documents or the XM Agreements, or which results from any violation by Owner Participant of any of the terms of the Operative Documents or the XM Agreements or (b) which results from any Lien in favor of any taxing authority or any deduction or withholding from any payment of Rent by Lessee, in each case by reason of any Tax owed by Owner Participant or any Related Indemnitee, except that Owner Participant Liens shall not include any Lien directly resulting from any Tax for which Lessee is obligated to indemnify Owner Participant or a Related Indemnitee until such time as Lessee shall have already paid to, or on behalf of, Owner Participant or the Related Indemnitee, the Tax or an indemnity with respect to the same.

“Owner Participant’s Net Economic Return” shall mean the Owner Participant’s (a) anticipated net after-tax yield, (b) aggregate after-tax cash flow expressed as a percentage of Lessor’s Cost and (c) periodic FAS13 earnings, in each case over the Basic Term and over the term ending on the EBO Date, in each case, calculated according to the multiple investment sinking fund method of analysis and using the same methodology and assumptions as were utilized by Owner Participant in determining Base Rent, Stipulated Loss Values and the Basic Term Buyout Amount and EBO Amount. As used in this definition, “periodic FAS13 earnings” shall mean, from the date of any such adjustment for each of the next three (3) years, at least 100% of periodic earnings, and for each year thereafter, at least 95% of periodic earnings.

“Owner Participant Substitution Agreement” shall mean the Owner Participant Substitution Agreement, substantially in the form of Exhibit M to this Participation Agreement.

“Owner Trustee” shall mean Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity but solely as trustee under the Trust Agreement, and its successors as trustee thereunder.

“Partial Loss” shall have the meaning set forth in Section 12(c)(ii) of the Lease.

“Partial Loss Top-Up Payment” shall have the meaning set forth in Section 10(c) of the Lease.

“Partial Loss Notice” shall have the meaning set forth in Section 12(c)(ii)(A) of the Lease.

“Partial Loss Proceeds” shall have the meaning set forth in Section12(c)(ii) of the Lease.

“Partial Loss Value Payment” shall have the meaning set forth in Section 10(c) of the Lease.

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“Participation Agreement” shall mean this Participation Agreement (as amended, supplemented, restated or otherwise modified), dated as of February 13, 2007, among XM, Holdings, Owner Trustee, Owner Participant, Indenture Trustee and Note Purchasers, to which this Appendix A is attached.

“Payment Default” shall mean any event specified in Section 15(a) or (b) of the Lease which failure with the passage of time or the giving of notice or both would constitute an Event of Default.

“Permanent Orbital Location” shall have the meaning set forth in the Recitals to the Purchase Agreement.

“Permitted Institution” shall have the meaning set forth in Section 12.02(c)(i) of this Participation Agreement.

“Permitted Liens” shall mean (a) the respective rights and interests of Lessor, Owner Trustee, Owner Participant, Seller and its Affiliates, Lessee, Indenture Trustee and Guarantors, as specifically provided in the Operative Documents and the XM Agreements or any Assignee or User under any other Lease Assignment or Bandwidth Use Agreement pursuant to Section 6 of the Lease, (b) Lessor Liens, Owner Participant Liens and Indenture Trustee Liens, (c) Liens for taxes, levies, imposts, duties, license, permit or inspection fees or other governmental charges of any kind either not yet delinquent or being contested in good faith and by appropriate proceedings and (if such Liens exceed $2,000,000) for the payment of which Lessee has adequately bonded or provided adequate reserves on its books in accordance with GAAP, so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of any significant part of Buyer’s Transponders, title thereto or any interest therein and shall not interfere with the uses of Buyer’s Transponders or the payment of Rent, (d) construction, materialmen’s, mechanics’, workers’, laborers’, suppliers’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business, which (if such Liens exceed $2,000,000) are for amounts either not yet delinquent or being contested in good faith and by appropriate proceedings and for payment of which Lessee has adequately bonded or provided adequate reserves on its books in accordance with GAAP, so long as such Lien shall not involve any material danger of the sale, forfeiture or loss of any significant part of Buyer’s Transponders, title thereto or any interest therein and shall not interfere with the use of Buyer’s Transponders or the payment of Rent, (e) Liens arising out of judgments or awards against Lessee and (if such Liens exceed $2,000,000) for the payment of which Lessee has adequately bonded or provided reserves in accordance with GAAP, so long as such Lien shall not involve any material danger of the sale, forfeiture or loss of any significant part of Buyer’s Transponders, title thereto or any interest therein and shall not interfere with the use of Buyer’s Transponders or the payment of Rent, (f) Liens granted pursuant to the Security Agreement, Appendix C to the Purchase Agreement or Annex B to the Guaranty Agreement and (g) Liens arising out of any license agreement in which a third party grants Seller or Lessee a license in any intellectual property of such third party, which license is or becomes part of the Exclusive Unique Operational Information or Exclusive Unique Operational Equipment (so long as such Lien does not extend to any rights, interests or assets other than such license or such intellectual property).

“Permitted Transferee” shall have the meaning set forth in Section 12.02(a) of this Participation Agreement.

XM-4 Participation Agreement

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Premium Amount” shall have the meaning set forth in Section 1.1 of the Indenture.

“Pricing Assumptions” shall mean the assumptions specified on Schedule III hereto, as the same may be amended from time to time pursuant to the provisions of this Participation Agreement.

“Prime Rate” shall mean the rate publicly announced from time to time by JPMorgan Chase Bank, National Association as its prime or reference rate. Each change in the Prime Rate shall be effective from and including the date on which it is publicly announced as being effective.

“Proprietary Information” shall have the meaning set forth in Section 13.01(b) of this Participation Agreement.

“Purchase Agreement” shall mean the Transponder Purchase Agreement dated as of the Closing Date, between Buyer and Seller, relating to Buyer’s Transponders, in substantially the form of Exhibit B to this Participation Agreement.

“Purchase Option” shall have the meaning set in Section 19 of the Lease.

“Receipts” shall mean the receipts referred to in Section 3.01(b) of this Participation Agreement.

“Recipient” shall mean Owner Participant, a Noteholder, Owner Trustee, Trust Company or Indenture Trustee for purposes of Section 13.01 of this Participation Agreement.

“Redelivery” shall mean, with respect to Buyer’s Transponders, the return of Control of Buyer’s Transponders by Lessee to Lessor pursuant to Section 10 of the Lease.

“Refinanced Notes” shall have the meaning set forth in Section 11.01 of this Participation Agreement.

“Refinancing Notes” shall have the meaning set forth in Section 11.01 of this Participation Agreement.

“Regulations” shall mean the income tax regulations, as amended from time to time, promulgated under the Code by the United States Treasury Department.

“Regulatory Event” shall mean any change in Applicable Law that, in the reasonable opinion of Owner Participant, would impose a material burden on Owner Participant solely as a result of Owner Participant’s ownership of all or any part of its Beneficial Interest.

“Regulatory Event of Loss” shall have the meaning assigned to it in clause (g) of the definition of Event of Loss.

“Regulatory Event of Loss Certificate” shall mean an Officer’s Certificate, provided by Owner Participant to Lessee and Indenture Trustee, stating that a Regulatory Event of Loss has occurred, which Officer’s Certificate shall (i) in the case of a Regulatory Event of Loss under clause (g)(i) of the definition of “Event of Loss,” include a detailed description of such Regulatory Event of Loss and shall attach a legal memorandum of communications (or

XM-4 Participation Agreement

other relevant) regulatory counsel selected by Owner Participant, verifying the relevant change in Applicable Law and describing its effect on the relevant party or (ii) in the case of a Regulatory Event of Loss under clause (g)(ii) of the definition of “Event of Loss,” include a detailed description of such Regulatory Event of Loss (including a statement that the relevant party has not received (despite using any efforts required by the definition of Regulatory Event of Loss) authorization from the Directorate of Defense Trade Controls for such acquisition of “ownership” or “control.”) and shall attach a legal memorandum of regulatory (or other relevant) counsel selected by Owner Participant, verifying that such acquisition of “ownership” or “control” would require authorization from the Directorate of Defense Trade Controls, and that the relevant party is subject to registration requirements under ITAR.

“Related Indemnitee” of an Indemnitee shall mean any Affiliate of such Indemnitee, any predecessor in interest of such Indemnitee and any officer, director, servant, employee or agent of any of the foregoing and, for purposes of Article VII of this Participation Agreement, Owner Participant, Owner Trustee, Trust Company and the Related Indemnitees of each shall be treated as Related Indemnitees.

“Remaining Tax Benefits” shall have the meaning set forth in Section 3.6(c)(iii) of the Tax Indemnification Agreement.

“Renewal Term” shall mean any Renewal Term set forth in Section 18(c) of the Lease.

“Renewal Term Buyout Amount” shall mean the Fair Market Sales Value of Buyer’s Transponders as of the expiration date of the Renewal Term as determined pursuant to the most recent Subsequent Appraisal.

“Rent” shall mean Base Rent and Supplemental Rent, collectively.

“Rent Payment Date” shall mean each of the dates set forth in Schedule A to the Lease; provided that for any Renewal Term, Rent Payment Date shall mean each monthly anniversary of the first day of such Renewal Term during such Renewal Term and the last day of such Renewal Term.

“Repurchase Offer” shall have the meaning set forth in Section 10.06(b) of this Participation Agreement.

“Repurchase Offer Event” shall have the meaning set forth in Section 10.06(a) of this Participation Agreement.

“Responsible Officer” shall mean, in the case of any corporation, the Chairman of the Board of Directors, the President, Secretary, Assistant Secretary, the Treasurer, the Assistant Treasurer, any Vice President, any other Person listed in Item 1 to Schedule II hereto (with respect to Owner Participant) or, with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

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“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Satellite” shall mean the portions of XM-4 other than Buyer’s Transponders (or XM-4 in its entirety, as the context may require).

“Satellite License” shall mean Lessee’s (or its Affiliates’) license from the FCC to operate the Satellite for satellite digital audio radio services, including the authority required to place the Satellite in its Permanent Orbital Location and to operate the Satellite at that location.

“Satellite Mission” shall have the meaning set forth in Section 13(c) of the Lease.

“SDARS License Event” shall mean (i) an action taken by the FCC, or any other transaction, liquidation or other event immediately following which there is only one FCC satellite digital audio radio service license outstanding or all such licenses are held by Lessee or its Affiliates, and the FCC is not proposing to issue additional radio licenses which require a satellite for use and relate to radio frequencies which could reasonably be served by the Satellite and Buyer’s Transponders, or (ii) the occurrence of the first date on which (A) following an action taken by the FCC, or any other transaction, liquidation or other event, the only FCC radio licenses outstanding not held by Lessee or its Affiliates and which require a satellite for use and relate to radio frequencies which could reasonably be served by the Satellite and Buyer’s Transponders are held by a company or companies that are not then using such licenses for revenue generating broadcasting from the same, or such licenses are proposed to be issued by the FCC but not yet awarded, and (B) a period of twelve (12) months has elapsed from the date such event first occurs during which no such company commences such revenue generating broadcasting on an ongoing basis or enters into (and expends at least $50 million, to which it is not entitled to a refund, with respect to) a binding contract to procure a satellite intended for such purpose, which contract shall require that such company expend at least another $50 million to procure such satellite, or (iii) the occurrence of the first date on which (A) following an action taken by the FCC, or any other transaction, liquidation or other event, the only FCC radio licenses outstanding which require a satellite for use and relate to radio frequencies which could reasonably be served by the Satellite and Buyer’s Transponders are held by Lessee or its Affiliates and the FCC is proposing to issue additional such licenses which relate to radio frequencies which could reasonably be served by the Satellite, and (B) a period of twelve (12) months has elapsed from the date the FCC first announces its intention to award additional licenses and no such licenses are awarded; in each case, if there is a dispute regarding which radio frequencies which could reasonably be served by the Satellite and Buyer’s Transponders, such dispute shall be resolved promptly by a satellite technical expert mutually agreeable to Lessee and Lessor.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or other office or official of the United States at the time administering the functions of the SEC under the Securities Act and the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations of the SEC thereunder.

“Security Agreement” shall mean the Security Agreement, substantially in the form of Exhibit R to this Participation Agreement, dated as of the Closing Date, by Lessee for the benefit of Buyer.

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“Selected Appraiser” shall have the meaning set forth in Section 7(e) of the Lease.

“Seller” shall mean Holdings.

“Senior Notes Indenture” shall mean the Indenture dated as of May 1, 2006, made by XM in favor of the trustee thereunder, pursuant to which XM issued 9.75% Senior Notes Due 2014.

“Service Agreement” shall mean the Transponder Service Agreement relating to Buyer’s Transponders, substantially in the form of Exhibit F to this Participation Agreement, dated as of the Closing Date, between Service Provider and Owner Trustee.

“Service Fee” means the sum payable by Owner to Service Provider for the provision of Services under the Service Agreement, as determined in accordance with Section 2.1(a) of the Service Agreement.

“Service Provider” shall mean XM.

“Service Term” shall have the meaning set forth in Section 1.1 of the Service Agreement.

“Services” shall have the meaning set forth in the Recitals to the Service Agreement.

“Stipulated Loss Value” shall mean (a) during the Interim Term and Basic Term, the amount determined by multiplying Lessor’s Cost of Buyer’s Transponders by the percentage set forth opposite the applicable Casualty Payment Date in Schedule C to the Lease as of which Stipulated Loss Value is being determined, and (b) during the Renewal Term, an amount as determined in Section 18 of the Lease. Stipulated Loss Value as of any date shall be adjusted as required by Section 11.05 and in accordance with Section 11.06 to the extent applicable, in each case of this Participation Agreement.

“Subsequent Appraisal” shall have the meaning set forth in Section 20(c) of the Lease.

“Subsidiary” of any designated corporation shall mean any corporation of which such designated corporation owns, directly or indirectly, a majority (in number of votes) of the outstanding voting shares. For the purpose of this definition, the term “voting shares” shall mean shares having, in the absence of any contingencies, ordinary voting power for the election of directors.

“Substitute Satellite” shall have the meaning set forth in Section 7(e) of the Lease

“Substitute Service Agreement” shall have the meaning set forth in Section 7(b) of the Lease.

“Substitute Service Provider” shall have the meaning set forth in Section 7(b) of the Lease

“Substitute Transponders” shall have the meaning set forth in Section 7(e) of the Lease.

“Substitution” shall have the meaning set forth in Section 7(e) of the Lease.

“Substitution Event” shall have the meaning set for in Section 7(e) of the Lease.

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“Substitution Notice” shall have the meaning set forth in Section 7(e) of the Lease.

“Supplemental Rent” shall mean any and all amounts, indemnities, fees, liabilities and other obligations of any kind, except for Base Rent, which Lessee assumes or agrees to pay to any party to any Operative Document or the Purchase Agreement, including, without limitation, Stipulated Loss Value, EBO Amount and damages for breach of any covenants, representations, warranties or agreements of the Lessee therein.

“Tax” shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees) and any and all taxes (including, without limitation, income, gross receipts, excise, franchise, capital, doing business, sales, rental, use, turnover, value added, property (personal and real, tangible and intangible and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all assessments, penalties, fines, additions to tax or interest thereon).

“Tax Assumptions” shall have the meaning set forth in Section 1 of the Tax Indemnification Agreement.

“Tax Attribute Period” shall have the meaning set forth in Section 2.1(i) of the Tax Indemnification Agreement.

“Tax Benefit” shall have the meaning set forth in Section 7.03 of this Participation Agreement.

“Tax Indemnification Agreement” shall mean the Tax Indemnification Agreement dated as of the Closing Date between Owner Participant and Lessee.

“Tax Loss” shall have the meaning set forth in Section 3.1 of the Tax Indemnification Agreement.

“Tax Savings” shall have the meaning set forth in Section 3.6(a) of the Tax Indemnification Agreement.

“Technical Information Side Letter” shall mean the side letter between certain of the parties dated on or about the date hereof setting forth a list of Unique Operational Equipment, a list of approved Outsource Service Providers, a list of Selected Appraisers and certain other technical information.

“Termination Date” shall have the meaning set forth in Section 8(a) of the Lease.

“Telesat Agreement” shall mean the side letter agreement dated on or about the date hereof between Telesat Canada, XM, Holdings and Lessor.

“Transaction Costs” shall mean the following reasonable fees, expenses, disbursements and costs incurred in connection with the preparation, negotiation, execution and delivery of the Operative Documents, the XM Agreements and the Effective Equity Wrap, and the consummation of the transactions contemplated thereby on the Closing Date: (i) the legal fees and disbursements of special counsel for Owner Participant, and of special counsel for Lessee (provided that Lessee may, at its election, pay directly to its special counsel such fees and expenses, in whole or in part, in which event such fees and expenses so paid by Lessee shall not constitute Transaction Costs), (ii) the initial (but not ongoing) fees and expenses of Owner Trustee and Indenture Trustee (including the reasonable fees and expenses of their respective

XM-4 Participation Agreement

counsel), (iii) printing, word processing and reproduction costs of the counsel referred to in clauses (i) and (ii), (iv) fees and expenses of the Independent Appraiser with respect to the Appraisal, (v) the fees and expenses of Credit Suisse and Lakefront Capital, as financial advisors to Lessee (provided that Lessee may, at its election, pay directly to Credit Suisse and Lakefront Capital such fees and expenses, in whole or in part, in which event such fees and expenses so paid by Lessee shall not constitute Transaction Costs), (vi) the fees and expenses of FCC counsel for Owner Participant, (vii) the reasonable out-of-pocket expenses of Cornerstone Financial Advisors L.P. and (viii) any other fees and expenses approved by Lessee; provided that, “Transaction Costs” shall not include (i) the fees, expenses or disbursements of any law firm not specifically named in Item 5 to Schedule II hereto and (ii) any amount that would otherwise constitute Transaction Costs but is paid by Lessee directly or reimbursed to Owner Trustee, in each case as expressly provided under any Operative Document or XM Agreements.

“Transaction Documents” shall have the meaning set forth in paragraph (b) of the granting clause of the Indenture.

“Transfer”, with respect to Buyer’s Transponders or any interest in Lessor’s Estate, shall mean the grant, sale, assignment, encumbrance, utilization, license, lease, sublease or other conveyance, directly or indirectly, in whole or in part.

“Transferee” when used in the Operative Documents shall have the meaning specified in Section 12.02 of this Participation Agreement, and when used in the XM Agreements, shall mean the recipient of a Transfer.

“Transferor” shall have the meaning set forth in Section 10.02(e) of this Participation Agreement.

“Transponder” shall mean either of the transponders identified in Annex I to the Bill of Sale and described in Appendix A to the Purchase Agreement.

“Transponder Performance Specifications” shall have the meaning set forth in Section 3.02 of the Purchase Agreement.

“Trust” shall mean Satellite Leasing Trust (702-4), LLT, a statutory trust formed pursuant to the Trust Agreement and existing under the laws of the State of Connecticut.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement, substantially in the form of Exhibit A to this Participation Agreement, dated as of February 13, 2007, between the Owner Participant and Trust Company.

“Trust Company” shall mean Wells Fargo Bank Northwest, National Association, in its individual capacity and not as trustee under the Trust Agreement.

“TT&C” shall have the meaning set forth in Section 4.4 of the Service Agreement.

“Unique Operational Equipment” shall have the meaning set forth in Section 10.4(d) of the Service Agreement.

“Unique Operational Information” shall have the meaning set forth in Section 10.4(c) of the Service Agreement.

XM-4 Participation Agreement

“Unsuccessful ORR Refinancing Notice” shall have the meaning set forth in Section 11.07(g) of this Participation Agreement.

“User” shall have the meaning set forth in Section 6(c) of the Lease.

“XM” shall mean XM Satellite Radio Inc., a Delaware corporation.

“XM-4” means the communications satellite, model Boeing 702-2000, known as XM-4, launched October 30, 2006 with the designated Permanent Orbital Location (as defined in the Recitals to the Purchase Agreement).

“XM 1500” shall mean XM 1500 Eckington LLC, a wholly-owned subsidiary of Holdings.

“XM 1500 Lease” shall mean the Amended and Restated Lease Agreement effective as of September 29, 1999 between XM 1500, as successor to Consortium One Eckington, L.L.C., as landlord, and XM, as tenant, from time to time amended.

“XM Agreements” shall mean the Purchase Agreement, the Service Agreement, and the Telesat Agreement.

“XM Customary Terms” shall have the meaning set forth in Section 9(a) of the Lease.

“XM Investment” shall mean XM Investment LLC, a wholly-owned subsidiary of Holdings.

“XM Investment Lease” shall mean that certain Lease Agreement made and entered into on August 31, 2005 by and between XM Investment, as landlord, and XM, as tenant.

XM-4 Participation Agreement